                                                                    EXHIBIT 10.4
                                                                    ------------

                                                                       EXECUTION

================================================================================




                                CREDIT AGREEMENT


                          DATED AS OF DECEMBER 18, 1997


                                      AMONG


                             SEALY MATTRESS COMPANY,
                                  AS BORROWER,


                               SEALY CORPORATION,
                                  AS GUARANTOR,


                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,


                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                       AS ARRANGER AND SYNDICATION AGENT,


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                            AS ADMINISTRATIVE AGENT,

                                       AND

                             BANKERS TRUST COMPANY,
                             AS DOCUMENTATION AGENT


================================================================================

                             SEALY MATTRESS COMPANY

                                CREDIT AGREEMENT

                                TABLE OF CONTENTS
                                -----------------


                                                                                            Page
                                                                                            ----
                                          SECTION 1.
                                         DEFINITIONS.........................................  2
   1.1      Certain Defined Terms............................................................  2
   1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations
            Under Agreement.................................................................. 41
   1.3      Other Definitional Provisions and Rules of Construction.......................... 42
   1.4      Changes in GAAP.................................................................. 42

                                          SECTION 2.
                           AMOUNTS AND TERMS OF COMMITMENTS AND LOANS........................ 42
   2.1      Commitments; Making of Loans; the Register; Notes................................ 42
   2.2      Interest on the Loans............................................................ 50
   2.3      Fees............................................................................. 53
   2.4      Repayments, Prepayments and Reductions in Revolving Loan Commitments; General
            Provisions Regarding Payments; Application of Proceeds of Collateral and Payments
            Under Guaranties................................................................. 54
   2.5      Use of Proceeds.................................................................. 65
   2.6      Special Provisions Governing Eurodollar Rate Loans............................... 65
   2.7      Increased Costs; Taxes; Capital Adequacy......................................... 68
   2.8      Obligation of Lenders and Issuing Lenders to Mitigate............................ 72
   2.9      Defaulting Lenders............................................................... 72
   2.10     Removal or Replacement of a Lender............................................... 74

                                          SECTION 3.
                                      LETTERS OF CREDIT...................................... 75
   3.1      Issuance of Letters of Credit and Lenders' Purchase of Participations Therein.... 75
   3.2      Letter of Credit Fees............................................................ 79
   3.3      Drawings and Reimbursement of Amounts Paid Under Letters of Credit............... 80
   3.4      Obligations Absolute............................................................. 82
   3.5      Indemnification; Nature of Issuing Lenders' Duties............................... 83
   3.6      Increased Costs and Taxes Relating to Letters of Credit.......................... 84

                                          SECTION 4.
                           CONDITIONS TO LOANS AND LETTERS OF CREDIT......................... 85


                                      (i)


                                                                                            Page
                                                                                            ----
   4.1      Conditions to Tranche A Term Loans and Recapitalization Revolving Loans.......... 85
   4.2      Conditions to All Loans.......................................................... 95
   4.3      Conditions to Letters of Credit.................................................. 96

                                              SECTION 5.
                       HOLDINGS' AND COMPANY'S REPRESENTATIONS AND WARRANTIES................ 97
   5.1      Organization, Powers, Qualification, Good Standing, Business and
            Subsidiaries..................................................................... 97
   5.2      Authorization of Borrowing, etc.................................................. 98
   5.3      Financial Condition.............................................................. 99
   5.4      No Material Adverse Change.......................................................100
   5.5      Title to Properties; Liens; Real Property........................................100
   5.6      Litigation; Adverse Facts........................................................101
   5.7      Payment of Taxes.................................................................101
   5.8      Performance of Agreements; Materially Adverse Agreements.........................101
   5.9      Governmental Regulation..........................................................102
   5.10     Securities Activities............................................................102
   5.11     Employee Benefit Plans...........................................................102
   5.12     Certain Fees.....................................................................103
   5.13     Environmental Protection.........................................................103
   5.14     Employee Matters.................................................................104
   5.15     Solvency.........................................................................104
   5.16     Matters Relating to Collateral...................................................104
   5.17     Related Agreements...............................................................105
   5.18     Disclosure.......................................................................106
   5.19     Subordination of Seller Notes and Shareholder Subordinated Notes.................106

                                              SECTION 6.
                           HOLDINGS' AND COMPANY'S AFFIRMATIVE COVENANTS.....................106
   6.1      Financial Statements and Other Reports...........................................106
   6.2      Corporate Existence, etc.........................................................112
   6.3      Payment of Taxes and Claims; Tax Consolidation...................................112
   6.4      Maintenance of Properties; Insurance; Application of Net
            Insurance/Condemnation Proceeds..................................................112
   6.5      Inspection Rights; Audits of Inventory and Accounts Receivable;
            Lender Meeting...................................................................114
   6.6      Compliance with Laws, etc........................................................115
   6.7      Environmental Review and Investigation, Disclosure, Etc.; Company's
            Actions Regarding Hazardous Materials Activities, Environmental
            Claims and Violations of Environmental Laws......................................115
   6.8      Execution of Subsidiary Guaranty and Personal Property Collateral
            Documents by Future Subsidiaries.................................................118


                                      (ii)


                                                                                            Page
                                                                                            ----
   6.9      Conforming Leasehold Interests; Matters Relating to Additional Real
            Property Collateral..............................................................119
   6.10     Interest Rate Protection.........................................................121
   6.11     Additional Foreign Subsidiary Collateral.........................................122
   6.12     Post-Closing Deliveries..........................................................122

                                               SECTION 7.
                            HOLDINGS' AND COMPANY'S NEGATIVE COVENANTS.......................122
   7.1      Indebtedness.....................................................................123
   7.2      Liens and Related Matters........................................................126
   7.3      Investments; Joint Ventures......................................................128
   7.4      Contingent Obligations...........................................................130
   7.5      Restricted Junior Payments.......................................................131
   7.6      Financial Covenants..............................................................132
   7.7      Restriction on Fundamental Changes; Asset Sales and Recapitalizations............135
   7.8      Consolidated Capital Expenditures................................................138
   7.9      Sales and Lease-Backs............................................................140
   7.10     Sale or Discount of Receivables..................................................140
   7.11     Transactions with Shareholders and Affiliates....................................140
   7.12     Disposal of Subsidiary Stock.....................................................141
   7.13     Conduct of Business..............................................................141
   7.14     Amendments or Waivers of Certain Agreements; Amendments of Documents Relating
             to Subordinated Indebtedness; Designation of "Designated Senior Debt "..........141
   7.15     Fiscal Year......................................................................142

                                               SECTION 8.
                                           EVENTS OF DEFAULT.................................143
   8.1      Failure to Make Payments When Due................................................143
   8.2      Default in Other Agreements......................................................143
   8.3      Breach of Certain Covenants......................................................143
   8.4      Breach of Warranty...............................................................143
   8.5      Other Defaults Under Loan Documents..............................................144
   8.6      Involuntary Bankruptcy; Appointment of Receiver, etc.............................144
   8.7      Voluntary Bankruptcy; Appointment of Receiver, etc...............................144
   8.8      Judgments and Attachments........................................................145
   8.9      Dissolution......................................................................145
   8.10     Employee Benefit Plans...........................................................145
   8.11     Change in Control................................................................145
   8.12     Invalidity of Guaranties; Failure of Security; Repudiation of Obligations........146
   8.13     Failure to Consummate Recapitalization or Merger.................................146


                                      (iii)


                                                                                            Page
                                                                                            ----
                                            SECTION 9.
                                              AGENTS.........................................147
   9.1      Appointment......................................................................147
   9.2      Powers and Duties; General Immunity..............................................149
   9.3      Representations and Warranties; No Responsibility For Appraisal of
            Creditworthiness.................................................................150
   9.4      Right to Indemnity...............................................................151
   9.5      Successor Administrative Agent and Swing Line Lender.............................151
   9.6      Collateral Documents and Guaranty................................................152

                                            SECTION 10.
                                           MISCELLANEOUS.....................................153
   10.1     Assignments and Participations in Loans and Letters of Credit....................153
   10.2     Expenses.........................................................................156
   10.3     Indemnity........................................................................157
   10.4     Set-Off; Security Interest in Deposit Accounts...................................158
   10.5     Ratable Sharing..................................................................158
   10.6     Amendments and Waivers...........................................................159
   10.7     Independence of Covenants........................................................161
   10.8     Notices..........................................................................161
   10.9     Survival of Representations, Warranties and Agreements...........................161
   10.10    Failure or Indulgence Not Waiver; Remedies Cumulative............................161
   10.11    Marshalling; Payments Set Aside..................................................162
   10.12    Severability.....................................................................162
   10.13    Obligations Several; Independent Nature of Lenders' Rights.......................162
   10.14    Headings.........................................................................162
   10.15    Applicable Law...................................................................162
   10.16    Successors and Assigns...........................................................163
   10.17    Consent to Jurisdiction and Service of Process...................................163
   10.18    Waiver of Jury Trial.............................................................164
   10.19    Confidentiality..................................................................164
   10.20    Counterparts; Effectiveness......................................................165

            Signature pages                                                                  S-1


                                      (iv)

                                    EXHIBITS


I           FORM OF NOTICE OF BORROWING
II          FORM OF NOTICE OF CONVERSION/CONTINUATION
III         FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV          FORM OF TRANCHE A TERM NOTE
V           FORM OF REVOLVING NOTE
VI          FORM OF SWING LINE NOTE
VII         FORM OF COMPLIANCE CERTIFICATE
VIII        FORM OF OPINIONS OF COUNSEL TO LOAN PARTIES
IX          FORM OF OPINION OF O'MELVENY & MYERS LLP
X           FORM OF ASSIGNMENT AGREEMENT
XI          FORM OF CERTIFICATE RE NON-BANK STATUS
XII         FORM OF FINANCIAL CONDITION CERTIFICATE
XIII        FORM OF INTERCREDITOR AGREEMENT
XIV         FORM OF COMPANY PLEDGE AGREEMENT
XV          FORM OF COMPANY SECURITY AGREEMENT
XVI         FORM OF COMPANY PATENT AND TRADEMARK SECURITY AGREEMENT
XVII        FORM OF SUBSIDIARY GUARANTY
XVIII       FORM OF SUBSIDIARY PLEDGE AGREEMENT
XIX         FORM OF SUBSIDIARY SECURITY AGREEMENT
XX          FORM OF SUBSIDIARY PATENT AND TRADEMARK SECURITY AGREEMENT
XXI         FORM OF HOLDINGS GUARANTY
XXII        FORM OF HOLDINGS PLEDGE AGREEMENT
XXIII       FORM OF HOLDINGS SECURITY AGREEMENT
XXIV        FORM OF MORTGAGE
XXV         FORM OF COLLATERAL ACCESS AGREEMENT
XXVI        FORM OF SUBORDINATION PROVISIONS



                                       (v)

                                   SCHEDULES


1.1(i)      ADDBACKS TO EBITDA
1.1(ii)     RECAPITALIZATION TRANSACTIONS
2.1         LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1C        CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP
4.1I        CLOSING DATE MORTGAGED PROPERTIES
4.1K        CLOSING DATE ENVIRONMENTAL REPORTS
5.1         SUBSIDIARIES OF COMPANY
5.5         REAL PROPERTY
5.12        CERTAIN FEES
5.13        ENVIRONMENTAL MATTERS
6.12        POST-CLOSING DELIVERIES
7.1(v)      EXISTING FOREIGN SUBSIDIARY INTERCOMPANY INDEBTEDNESS
7.1(xv)     CERTAIN EXISTING INDEBTEDNESS
7.3(vii)    CERTAIN EXISTING INVESTMENTS
7.3(xiii)   EXISTING FOREIGN SUBSIDIARY CAPITAL CONTRIBUTIONS
7.3(xviii)  CERTAIN PROPOSED INVESTMENTS
7.4         CERTAIN EXISTING CONTINGENT OBLIGATIONS
7.9         SALE-LEASEBACK TRANSACTIONS

                                      (vi)

                            SEALY MATTRESS COMPANY

                               CREDIT AGREEMENT



     This CREDIT AGREEMENT is dated as of December 18, 1997 and entered into by and among SEALY MATTRESS COMPANY, an Ohio corporation ("Company"), SEALY CORPORATION, a Delaware corporation ("Holdings"), GOLDMAN SACHS CREDIT
PARTNERS L.P. ("GSCP"), as arranger and syndication agent (in such capacity, "Syndi cation Agent"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE
PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK
("Morgan Guaranty"), as administrative agent for Lenders (in such capacity, "Administrative Agent"), and BANKERS TRUST COMPANY ("BTCo."), as documentation agent (in such capacity, "Documentation Agent").


                                R E C I T A L S
                                - - - - - - - -

     WHEREAS, Bain and the Other Investors have formed Sandman Merger Corporation, a Delaware corporation ("Merger Corp."), for the purpose of engaging with Holdings and Company in a series of Recapitalization Transactions, including the Merger (capitalized terms used herein having the meanings assigned to those terms in subsection 1.1), whereby Bain and the Other Investors will acquire not less than 75% of the aggregate voting power of all outstanding capital stock of Holdings;

     WHEREAS, Company, a wholly owned subsidiary of Holdings, has requested Lenders to extend, and Lenders have agreed to extend, certain credit facilities in an aggregate principal amount of $220,000,000 to Company, the proceeds of which will be used (i) in the aggregate principal amount of $130,400,000, together with (a) the proceeds of $330,000,000 in aggregate principal amount of borrowings under the AXEL Credit Agreement, (b) $128,700,000 in proceeds of the Equity Contribution, (c) not less than $125,000,000 in cash proceeds of the issuance and sale of the Senior Subordinated Notes, (d) not less than $75,000,000 in cash proceeds of the issuance and sale of the Discount Notes, and
(e) the issuance of $25,000,000 in aggregate principal amount of Junior Subordinated Seller Notes, to permit consummation of the Merger, to refinance certain existing Indebtedness of Holdings, to repurchase certain existing Indebtedness of Holdings pursuant to the Debt Tender Offer, and to pay related fees and expenses, and (ii) to provide financing for working capital and other general corporate purposes of Company and its Subsidiaries;

     WHEREAS, pursuant to the Recapitalization Transactions, (i) Merger Corp. will merge with and into Holdings, with Holdings being the surviving corporation and the owner of 100% of the outstanding capital stock of Company, and (ii) the capital stock of each direct Subsidiary of Holdings (other than Company) immediately prior to the Closing Date will be contributed to the capital of Company so that following such contribution, Company shall be the only direct Subsidiary of Holdings;

     WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of its real, personal and mixed property, including a pledge of all of the capital stock of each of its Domestic Subsidiaries and 65% of the capital stock of each of its Foreign Subsidiaries which is directly owned by Company; and

     WHEREAS, Holdings and all Subsidiaries of Company other than the Excluded Subsidiaries desire to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of their respective real, personal and mixed property, including (i) a pledge of all of the capital stock of Company and (ii) a pledge of all of the capital stock of each Domestic Subsidiary and 65% of the capital stock of each Foreign Subsidiary which is directly owned by a Subsidiary Guarantor:

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Holdings, Lenders and Agents agree as follows:


                                   SECTION 1.
                                  DEFINITIONS

1.1  Certain Defined Terms.
     ---------------------

     The following terms used in this Agreement shall have the following meanings:

          "Acquired LTM Revenue" has the meaning assigned to that term in subsection 7.8.

          "Acquisition Loan Commitments" means a portion of the Revolving Loan Commitments initially equal to $50,000,000. Any reduction of the Acquisition Loan Commitments shall reduce the Revolving Loan Commitments in an equal amount.

          "Acquisition Loans" means any Swing Line Loans or Revolving Loans the proceeds of which are applied for the purposes set forth in subsection 2.5B(ii).

          "Additional Mortgage" has the meaning assigned to that term in subsection 6.9.

          "Additional Mortgaged Property" has the meaning assigned to that term in subsection 6.9.

          "Adjusted Eurodollar Rate" means, for any Interest Rate
     Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the arithmetic average
                                          --------
     (rounded upward to the nearest 1/16 of one percent) of the offered quotations, if any, to first class banks in the interbank Eurodollar market by Reference Lenders for U.S. dollar deposits of amounts in same day funds comparable to the respective principal amounts of the Eurodollar Rate Loans of Reference Lenders for which the Adjusted Eurodollar Rate is then being determined (which principal amount shall be deemed to be $1,000,000 in the case of any Reference Lender not making, converting to or continuing such a Eurodollar Rate Loan) with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated
                        --                                 -----
     maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation
     D (or any successor category of liabilities under Regulation D); provided
                                                                      --------
     that if any Reference Lender fails to provide Administrative Agent with its aforementioned quotation then the Adjusted Eurodollar Rate shall be determined based on the quotation(s) provided to Administrative Agent by the other Reference Lender(s).

          "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

          "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

          "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agent" means, individually, each of Syndication Agent, Administrative Agent and Documentation Agent, and for the purposes of
     Section 9 only (except as expressly noted), Collateral Agent, and "Agents" means Syndication Agent, Administrative Agent and Documentation Agent, and for the purposes of Section 9 only (except as expressly noted), Collateral Agent, collectively.

          "Agreement" means this Credit Agreement dated as of December 18, 1997, as it may be amended, supplemented or otherwise modified from time to time.

          "Applicable Commitment Fee Percentage" means, (a) for the period from the Closing Date up to (but excluding) the date of commencement of the first Pricing Period,

     1/2 of 1% per annum and (b) at any date of determination thereafter, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in the Applicable Commitment Fee Percentage to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

       =========================================================
                                               APPLICABLE
            APPLICABLE                         COMMITMENT
          LEVERAGE RATIO                     FEE PERCENTAGE
       ---------------------------------------------------------
          greater than or equal to                .500%
           5.25:1.00
       ---------------------------------------------------------
          less than 5.25:1.00 but greater         .375%
           than or equal to 4.25:1.00
       ---------------------------------------------------------
          less than 4.25:1.00                     .250%
       =========================================================

          "Applicable Leverage Ratio" means, with respect to any date of determination, the Leverage Ratio set forth in the Pricing Certificate (as defined below) in effect for the Pricing Period (as defined below) in which such date of determination occurs. For purposes of this definition, (i) "Pricing Certificate" means an Officer's Certificate of Company certifying as to the Leverage Ratio as of the last day of any Fiscal Quarter and setting forth the calculation of such Leverage Ratio in reasonable detail, which Officer's Certificate may be delivered to Administrative Agent at any time on or after the date of delivery by Company of the Compliance Certificate (the "Related Compliance Certificate") with respect to the period ending on the last day of such Fiscal Quarter pursuant to subsection 6.1(iv), and (ii) "Pricing Period" means each period commencing on the first Business Day after the delivery to Administrative Agent of a Pricing Certificate and ending on the first Business Day after the next Pricing Certificate is delivered to Administrative Agent; provided that, anything contained in this definition
                           --------
     to the contrary notwithstanding, (a) the first Pricing Period for purposes of calculating the Applicable Leverage Ratio shall commence no earlier than the date which is nine months after the Closing Date, and the Pricing Certificate in respect of such first Pricing Period may be delivered at any time on or after such nine-month anniversary date and shall relate to the most recent financial statements delivered by Company to Administrative Agent prior to such date pursuant to subsection 6.1(ii) or 6.1(iii), (b) the Applicable Leverage Ratio for the period from the Closing Date to but excluding the date of commencement of such first Pricing Period shall be deemed to be 6.4:1.00 for purposes of making the relevant calculation referred to above, and (c) in the event that, after the commencement of such first Pricing Period, (X) Company fails to deliver a Pricing Certificate to Administrative Agent setting forth the Leverage Ratio as of the last day of any Fiscal Quarter on or before the last day on which Company is required to deliver the Related Compliance Certificate (such last day being the "Cutoff Date") and (Y) Administrative Agent determines (each such determination being an "Agent

     Determination") on or after the Cutoff Date (on the basis of the Related Compliance Certificate or a Pricing Certificate delivered after the Cutoff
     Date) that the Applicable Leverage Ratio that would have been in effect if Company had delivered a Pricing Certificate on the Cutoff Date is greater than the Leverage Ratio set forth in the most recent Pricing Certificate actually delivered by Company, then (1) the Applicable Leverage Ratio in effect for purposes of making the relevant calculation referred to above for the period from the Cutoff Date to the date of delivery by Company of the next Pricing Certificate (or, if earlier, the next date on which an Agent Determination is made) shall be the Leverage Ratio determined pursuant to the Agent Determination and (2) on the first Business Day after Administrative Agent delivers written notice to Company of any Agent Determination, Company shall pay to Administrative Agent, for distribution (as appropriate) to Lenders, an aggregate amount equal to the additional interest, letter of credit fees and commitment fees Company would have been required to pay in respect of all applicable Loans, Letters of Credit or Commitments in respect of which any interest or fees have been paid by Company during the period from the Cutoff Date to the date such notice is given by Administrative Agent to Company if the amount of such interest and fees had been calculated using the Applicable Leverage Ratio based on such Agent Determination.

          "Applicable Base Rate Margin" means (a) for the period from the Closing Date up to (but excluding) the date of commencement of the first Pricing Period, 1.25% per annum, and (b) for any date thereafter, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Base Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio.

      =========================================================
                   APPLICABLE              APPLICABLE
                 LEVERAGE RATIO         BASE RATE MARGIN
      =========================================================
          greater than or equal to             1.25%
           5.75:1.00
      ---------------------------------------------------------
          less than 5.75:1.00 but              1.00%
           greater than or equal to
           5.25:1.00
      ---------------------------------------------------------
          less than 5.25:1.00 but              0.75%
           greater than or equal to
           4.75:1.00
      ---------------------------------------------------------
          less than 4.75:1.00 but              0.50%
           greater than or equal to
           4.25:1.00
      ---------------------------------------------------------

      ---------------------------------------------------------
          less than 4.25:1.00 but              0.25%
           greater than or equal to
           3.75:1.00
      ---------------------------------------------------------
          less than 3.75:1.00                  0.00%
      =========================================================

          "Applicable Eurodollar Rate Margin" means (a) for the period from the Closing Date up to (but excluding) the date of commencement of the first Pricing Period, 2.25% per annum, and (b) for any date thereafter, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Eurodollar Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio.


                   APPLICABLE              APPLICABLE
                 LEVERAGE RATIO         EURODOLLAR RATE
                                            MARGIN
      =========================================================
           greater than or equal to            2.25%
            5.75:1.00
      ---------------------------------------------------------
           less than 5.75:1.00 but             2.00%
            greater than or equal to
            5.25:1.00
      ---------------------------------------------------------
           less than 5.25:1.00 but             1.75%
            greater than or equal to
            4.75:1.00
      ---------------------------------------------------------
           less than 4.75:1.00 but             1.50%
            greater than or equal to
            4.25:1.00
      ---------------------------------------------------------
           less than 4.25:1.00 but             1.25%
            greater than or equal to
            3.75:1.00
      ---------------------------------------------------------
           less than 3.75:1.00 but             1.00%
            greater than or equal to
            3.25:1.00
      ---------------------------------------------------------
           less than 3.25:1.00                 0.75%
      =========================================================

           "Asset Sale" means the sale by Holdings or any of its Subsidiaries to any Person other than Holdings or any of its wholly owned Subsidiaries of (i) any of the stock of any of Holdings' Subsidiaries, (ii) substantially all of the assets of any division or line of business of Holdings or any of its Subsidiaries, or
     (iii) any other assets (whether tangible or intangible) of Holdings or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate fair market value of such assets (at the time of sale thereof) sold in any single transaction or related series of transactions is equal to $500,000 or less); provided, however, that Asset Sales shall not include (1) any
               --------  -------
     sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (2) any sale or exchange of specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged, (3) the leasing (pursuant to operating leases in the ordinary course of business) or licensing of real or personal property, including intellectual property, or
     (4) disposals of obsolete, uneconomical, negligible, worn out or surplus property in the ordinary course of business.

          "Assignment Agreement" means an Assignment Agreement in
     substantially the form of Exhibit X annexed hereto.
                               ---------

          "AXEL(SM) Credit Agreement" means that certain AXEL Credit Agreement dated as of even date herewith, by and among Company, Holdings, GSCP, as arranger and syndication agent, Morgan Guaranty, as administrative agent, and BTCo., as documentation agent, as such AXEL Credit Agreement may be amended, supplemented, refinanced, renewed, extended or otherwise modified from time to time to the extent permitted under subsection 7.14C.

          "AXEL Credit Documents" means the AXEL Credit Agreement, the promissory notes issued thereunder and each other document executed in connection with the AXEL Credit Agreement.

          "AXELs" means the senior secured term loans of Company under the AXEL Credit Agreement in the original principal amount of $330,000,000.

          "Bain" means Bain Capital, Inc. and/or one or more of its Affiliates.

          "Bain Advisory Services Agreement" means that certain Advisory Services Agreement by and among Company, Holdings and Bain, in the form delivered to Syndication Agent and Administrative Agent prior to the Closing Date and as such agreement may thereafter be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.14A.


-------------------------
*    AXEL is a registered service mark of Goldman, Sachs & Co.

          "Bain Management Fees" means the fees (including one-time fees payable in connection with acquisitions, divestitures and financings) and expenses payable by Holdings to Bain pursuant to the Bain Advisory Services Agreement.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (i) the rate of interest announced publicly by Morgan Guaranty in New York, New York, from time to time, as Morgan Guaranty's base rate; and

               (ii) 1/2 of 1% per annum above the Federal Funds Effective Rate.

          "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

          "BTCo." has the meaning assigned to that term in the introduction to this Agreement.

          "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, would be required to be accounted for as a capital lease on the balance sheet of that Person.

          "Carryforward" has the meaning assigned to that term in subsection
          7.8.

          "Cash" means money, currency or a credit balance in a Deposit
     Account.

          "Cash Equivalents" means: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturity no more than one year from the date of creation thereof and at the time of acquisition, having a rating of at least A-l from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia, Japan or any member of the European Economic Community or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
     (iv) above; and (vi) investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (i) through (v) above.

          "Certificate of Merger" means the Certificate of Merger dated as of December 18, 1997 by and between Merger Corp. and Holdings, in the form delivered to Syndication Agent, Administrative Agent and Lenders prior to or concurrently with their execution of this Agreement and as such Certificate of Merger may be amended from time to time thereafter to the extent permitted under subsection 7.14A.

          "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit XI annexed hereto delivered by a Lender to
                    ----------
     Administrative Agent pursuant to subsection 2.7B(iii).

          "Class" means, as applied to Lenders, each of the following classes of Lenders: (i) Lenders having Tranche A Term Loan Exposure and (ii) Lenders having Revolving Loan Exposure.

          "Closing Date" means the date on or before February 16, 1998, on which the initial Loans are made.

          "Closing Date Mortgage" has the meaning assigned to that term in subsection 4.1I.

          "Closing Date Mortgaged Property" has the meaning assigned to that term in subsection 4.1I.

          "Collateral" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

          "Collateral Agent" means Morgan Guaranty acting in its capacity as collateral agent under the applicable Collateral Documents on behalf of the Lenders and the Persons party to the Intercreditor Agreement (other than Holdings and its Subsidiaries), and also means and includes any successor collateral agent appointed pursuant to the Intercreditor Agreement.

          "Collateral Access Agreement" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement or agreement of any landlord or mortgagee in respect of any Real Property Asset where any Collateral is located or any warehouseman or processor in possession of any Inventory of any Loan Party, substantially in the form of Exhibit XXV
                                                               -----------
     annexed hereto with such changes thereto as may be agreed to by Administrative Agent in the reasonable exercise of its discretion.

          "Collateral Documents" means the Holdings Security Agreement, the Holdings Pledge Agreement, the Company Pledge Agreement, the Company Security Agreement, the Company Patent and Trademark Security Agreement, the Intercreditor Agreement, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, the Subsidiary Patent and Trademark Security Agreement, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Collateral Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

          "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

          "Commitments" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

          "Company" has the meaning assigned to such term in the introduction to this Agreement.

          "Company Patent and Trademark Security Agreement" means the Company Patent and Trademark Security Agreement executed and delivered by Company and Collateral Agent on the Closing Date, substantially in the form of

     Exhibit XVI annexed hereto, as such Company Patent and Trademark Security
     -----------
     Agreement may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Company Pledge Agreement" means the Company Pledge Agreement executed and delivered by Company and Collateral Agent on the Closing Date, substantially in the form of Exhibit XIV annexed hereto, as such Company
                                  -----------
     Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Company Security Agreement" means the Company Security Agreement executed and delivered by Company and Collateral Agent on the Closing Date, substantially in the form of Exhibit XV annexed hereto, as such Company
                                  ----------
     Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit X annexed hereto delivered to Administrative Agent by
             ---------
     Company pursuant to subsection 6.1(iv).

          "Confidential Information Memorandum" means that certain
     Confidential Information Memorandum prepared by Goldman, Sachs & Co. and JP Morgan relating to the AXELs, the Tranche A Term Loans and Revolving Loans dated November 1997.

          "Conforming Leasehold Interest" means any Recorded Leasehold
     Interest as to which the lessor has substantially agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Administrative Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

          "Consent Solicitation" means the solicitation by Holdings, from the holders of outstanding Existing Subordinated Notes, of consents to certain amendments to the Existing Subordinated Note Indenture in accordance with the terms of the Debt Tender Offer Materials.

          "Consolidated Adjusted EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, together with any non-cash interest expense with respect to the Junior Subordinated Seller Notes not included in Consolidated Interest Expense, (iii) provisions for taxes based on income (including, without duplication, foreign withholding taxes), (iv) total depreciation expense, (v) total amortization expense, (vi) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated
                             ----
     Net Income, (vii) to the extent deducted in determining Consolidated Net Income, those items described on Schedule 1.1(i) annexed hereto, and (viii)
                                      ---------------
     the cumulative effect of accounting changes to the extent such changes result in a reduction of Consolidated Net Income less the cumulative effect
                                                      ----
     of accounting changes to the extent such changes result in an increase in Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Holdings and its Subsidiaries in conformity with GAAP.

          "Consolidated Capital Expenditures" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Holdings and its Subsidiaries) by Holdings and its Subsidiaries during that period that, in conformity with GAAP, are included in "purchases of property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries; provided,
                                                               --------
     however, that the following shall in any event be excluded from the
     -------
     definition of Consolidated Capital Expenditures: (a) any such expenditures made with, or subsequently reimbursed out of, the proceeds of insurance, condemnation awards (or payments in lieu thereof), indemnity payments or payments in respect of judgments or settlements received from third parties for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received, so long as such expenditures are commenced within 270 days of the later of the occurrence of the damage to or loss of the assets being replaced or repaired and the receipt of such proceeds, awards or payments in respect thereof and (b) any such expenditures constituting the reinvestment of proceeds from the sales of assets in equipment or other productive assets of Company and its Subsidiaries, so long as such expenditures are commenced within 270 days of the receipt of such proceeds; and provided further, however, that
                                       -------- -------  -------
     Consolidated Capital Expenditures shall not include any expenditures made by Company or any of its Subsidiaries to acquire in a Permitted Acquisition the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of Company or a Joint Venture to which Company or any of its Subsidiaries is a party.

          "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period excluding, however, any
                                                   ---------  -------
     interest expense not payable in Cash (including interest expense paid in kind and amortization of discount, of deferred financing fees, of premiums paid on Hedge Agreements and of debt issuance costs).

          "Consolidated Current Assets" means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash, Cash Equivalents and deferred income taxes to the extent otherwise included in current assets.

          "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portions of Funded Debt
                              ---------
     (including accrued but unpaid interest) and any Revolving Loans and deferred income taxes to the extent otherwise included in current liabilities.

          "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, (b) the Consolidated Working Capital Adjustment and (c) payments made to Holdings or any of its Subsidiaries as an adjustment to purchase price after the Closing Date under the Recapitalization Agreement, minus (ii) the sum, without
                                           -----
     duplication, of the amounts for such period (to the extent not financed with the proceeds of related financings) of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures) plus (or minus,
                                                               ----     -----
     if negative) the Carryforward for such period to be carried forward to the next period less the Carryforward (if any) for the preceding period carried
                 ----
     forward to the current period, (c) Consolidated Cash Interest Expense, (d) payments made by Holdings and its Subsidiaries as an adjustment to purchase price after the Closing Date under the Recapitalization Agreement, (e) any cash payments made during such period with respect to items set forth on
     Schedule 1.1(i) annexed hereto, and (f) the provision for current taxes
     ---------------
     based on income of Holdings and its Subsidiaries and payable in cash with respect to such period, including taxes payable in cash within 90 days following the end of such period, (g) non-cash charges added in calculating Consolidated Adjusted EBITDA in a prior period to the extent such non-cash charges are paid in cash in the current period, and (h) to the extent not otherwise deducted in determining Consolidated Excess Cash Flow, tender payments, fees and expenses paid during such period in connection with the exchange of the Senior Subordinated Notes and the Discount Notes, cash payments made during such period with respect to non-current liabilities and cash payments made during such period with respect to restructuring reserves and expenditures with respect to Permitted Acquisitions.

          "Consolidated Interest Expense" means, for any period, total cash and non-cash interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, net costs under Interest Rate Agreements, commitment fees accrued under subsection 2.3A and any administrative agent's fees payable to Administrative Agent, but excluding, however, any amounts referred to in
                                  ---------  -------
     subsection 2.3 payable to Agents and Lenders on or before the Closing Date and any non-cash interest expense with respect to the Junior Subordinated Seller Notes.

          "Consolidated Net Income" means, for any period, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any
           --------
     Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person's assets are acquired by Holdings or any of its Subsidiaries, (iii) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses
     (i) through (iv) above) any net extraordinary gains or net extraordinary losses.

          "Consolidated Rental Payments" means, for any period, the aggregate amount of all rents paid or payable by Holdings and its Subsidiaries on a consolidated basis during that period under all Capital Leases and Operating Leases to which Holdings or any of its Subsidiaries is a party as lessee.

          "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding, however, the principal amount (including paid-in-kind
           ---------  -------
     interest) of the Junior Subordinated Seller Notes.

          "Consolidated Working Capital" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

          "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
     (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent

     Obligation shall be equal to (A) the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited, or (B) if neither amount in clause (A) is stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform) as determined by such Person in good faith. Contingent Obligations shall not include standard contractual indemnities entered into in the ordinary course of business.

          "Continuing Director" shall mean, as of any date of determination, any member of the Board of Directors of Company who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of Bain and the Other Investors.

          "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, con tract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Holdings or any of its Subsidiaries is a party.

          "Debt Tender Offer" means the offer by Holdings to repurchase up to 100% of its outstanding Existing Subordinated Notes pursuant to the Debt Tender Offer Materials.

          "Debt Tender Offer Materials" means the Offer to Purchase and
     Consent Solicitation Statement dated November 18, 1997 relating to the Debt Tender Offer and the accompanying Consent and Letter of Transmittal.

          "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Discount Note Indenture" means the indenture pursuant to which the Discount Notes are issued, as such indenture may be amended from time to time to the extent permitted under subsection 7.14B.

          "Discount Notes" means the $128,000,000 in aggregate principal amount of 10-7/8% Senior Subordinated Discount Notes due December 15, 2007 of Company issued pursuant to the Discount Note Indenture.

          "Documentation Agent" has the meaning assigned to that term in the introduction to this Agreement.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "Domestic Subsidiary" means any Subsidiary of Company which is organized under the laws of the United States or any state thereof.

          "EITF 97-13 Expenditures" means expenses associated with reengineering efforts in connection with Company's MIS projects.

          "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x)
                                                           --------
     such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities
     Act) which extends credit or buys loans as one of its businesses including insurance companies, funds, investment companies and lease financing companies; and (B) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor; provided that no Affiliate of
                                              --------
     Holdings shall be an Eligible Assignee.

          "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

          "Employment Agreement" means the Employment Agreement between
     Company and Ron Jones providing for his exclusive employment by Company, in the form provided to Syndication Agent and Administrative Agent pursuant to subsection 4.1C on or prior to the Closing Date.

          "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

          "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare from environmental hazards (including Hazardous Materials), in any manner applicable to Holdings or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.), the Hazardous Materials Transportation Act (49
                     -- ---
     U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act (42
                     -- ---
     U.S.C. (S) 6901 et seq.), the Federal Water Pollution Control Act (33
                     -- ---
     U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.),
                     -- ---                                          -- ---
     the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), the Federal
                                                          -- ---
     Insecticide, Fungicide and Rodenticide Act (7 U.S.C. (S)136 et seq.), the
                                                                 -- ---
     Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.), the Oil
                                                           -- ---
     Pollution Act (33 U.S.C. (S) 2701 et seq.) and the Emergency Planning and
                                       -- ---
     Community Right-to-Know Act (42 U.S.C. (S) 11001 et seq.), each as amended
                                                      -- ---
     or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

          "Equity Contribution" means, collectively, (i) the contribution by Bain and the Other Investors to Merger Corp. of cash in exchange for all of the outstanding common stock of Merger Corp and (ii) the rollover equity contribution by the Management Investors, in the aggregate amount of $128,700,000.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

          "ERISA Event" means (i) a "reportable event" within the meaning of
     Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to
     Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Holdings or any of its Subsidiaries of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409,
     Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings or any of its Subsidiaries in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to
     Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

          "Event of Default" means each of the events set forth in Section 8.

          "Excess Proceeds Amount" shall initially be $0, which amount shall be (i) increased (a) on the date of delivery in any Fiscal Year of an
            ---------
     Officer's Certificate setting forth the calculation of Consolidated Excess Cash Flow for the preceding Fiscal Year pursuant to subsection 2.4B(iii)(g) (each such date being a "Excess Cash Payment

     Date"), so long as any prepayment required pursuant to subsection 2.4B(iii)(f) has been made, by an amount equal to the amount of such Consolidated Excess Cash Flow which is not so prepaid, and (b) on the date of the receipt by Holdings of any Net Equity Proceeds or up to $25,000,000 of proceeds from the issuance of equity Securities of Holdings to Bain and the Other Investors after the Closing Date, so long as any prepayment required pursuant to subsection 2.4B(iii)(e) has been made, by an amount equal to such Net Equity Proceeds and such other proceeds which are not so prepaid, and (ii) reduced (a) on each Excess Cash Payment Date where
                       -------
     Consolidated Excess Cash Flow for the immediately preceding Fiscal Year is a negative number, by such amount, (b) at the time any Consolidated Capital Expenditure is made pursuant to subsection 7.8C, by the amount of such expenditure, (c) at the time any intercompany loan is made pursuant to the second proviso to subsection 7.1(v), by the principal amount of such loan, and (d) at the time any Investment is made pursuant to subsection 7.3(xx), by the amount of such Investment, it being understood that the Excess Proceeds Amount may be reduced to an amount below $0 after giving effect to the reductions enumerated in clause (ii)(a) above.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Exchange Rate" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of the applicable Issuing Lender in the New York foreign exchange market for the purchase by such Issuing Lender (by cable transfer) of such currency in exchange for Dollars at 12:00 noon (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

          "Excluded Subsidiaries" means, collectively, (i) all Foreign Subsidiaries which are not Subsidiary Guarantors and (ii) Advanced Sleep Products, a California corporation, Sealy Components--Pads, Inc., a Delaware corporation, Sealy Mattress Company of San Diego, a California corporation, Sealy Connecticut, Inc., a Connecticut corporation, and Sealy Mattress Company of S.W. Virginia, a Virginia corporation; provided,
                                                                --------
     however, that no Domestic Subsidiary shall be an Excluded Subsidiary if,
     -------
     after the Closing Date, it acquires assets with a fair market value in excess of $1,000,000 in the aggregate.

          "Existing Credit Agreement" means that certain Second Restated
     Credit Agreement dated as of February 25, 1997, by and among Holdings, as borrower, certain financial institutions, Banque Paribas, as documentation agent, Nationsbank, N.A., as syndication agent, and Bank of America Illinois, as administrative agent, as amended prior to the Closing Date.

          "Existing Subordinated Note Indenture" means the indenture pursuant to which the Existing Subordinated Notes were issued, as amended pursuant to the Consent

     Solicitation and as such indenture may be further amended from time to time to the extent permitted under subsection 7.14B.

          "Existing Subordinated Notes" means Holdings's $200,000,000 in aggregate principal amount of 10-1/4% Senior Subordinated Notes due 2003.

          "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

          "Financial Plan" has the meaning assigned to that term in subsection 6.1(xiii).

          "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral (other than Liens permitted pursuant to subsection 7.2A(iii) or 7.2A(iv)) and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

          "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

          "Fiscal Year" means the fiscal year of Holdings and its Subsidiaries ending on the Sunday nearest to November 30th of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

          "Flood Hazard Property" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

          "Foreign Borrowing Base Amount" means, at any time, the sum of (i)
     85% of the book value of all accounts receivable of all Foreign Subsidiaries of Holdings and (ii) 60% of the book value of all inventory of all Foreign Subsidiaries of Holdings.

          "Foreign Cash Equivalents" means certificates of deposit or bankers acceptances of any bank organized under the laws of Canada, Japan or any country that is a member of the European Economic Community whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody's is at least P-2 or the equivalent thereof, in each case with maturities of not more than one year from the date of acquisition.

          "Foreign Subsidiary" means a Subsidiary of Company other than a Domestic Subsidiary.

          "Foreign Subsidiary Working Capital Indebtedness" has the meaning assigned to that term in subsection 7.1.

          "Funded Debt", as applied to any Person, means all Indebtedness of that Person which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of that Person to a date more than one year from (including an option of that Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

          "Funding and Payment Office" means (i) the office of Administrative Agent and Swing Line Lender located at 500 Station Christiana Road, Newark, Delaware or (ii) such other office of Administrative Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Company and each Lender.

          "Funding Date" means the date of the funding of a Loan.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsections 1.2 and 1.4, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "Guaranties" means the Holdings Guaranty and the Subsidiary
     Guaranty.

          "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

          "GSCP" has the meaning assigned to that term in the introduction to this Agreement.

          "Harvard Advisory Services Agreement" means that certain Management Services Agreement by and between Holdings and Harvard Private Capital Holdings, Inc., in the form delivered to Syndication Agent and Administrative Agent prior to the Closing Date and as such agreement may thereafter be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.14A.

          "Harvard Management Fees" means the fees and expenses payable by Holdings to Harvard Private Capital Holdings, Inc. pursuant to the Harvard Advisory Services Agreement.

          "Hazardous Materials" means (i) any chemical, material or substance at any time defined in any statute or regulation as or included in the definition in any statute or regulation of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar meaning and regulatory effect under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) polychlorinated biphenyls, including any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance which could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

          "Hazardous Materials Activity" means any past, present or future activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, migration, Release, threatened Release, discharge, placement, generation, transportation, processing, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

          "Holdings" has the meaning assigned to that term in the recitals of this Agreement.

          "Holdings Common Stock" means, collectively, (i) the Class A Common Stock of Holdings, par value $.01 per share, (ii) the Class B Common Stock of Holdings, par value $.01 per share, (iii) the Class L Common Stock of Holdings, par value $.01 per share, and (iv) the Class M Common Stock of Holdings, par value $.01 per share.

          "Holdings Guaranty" means the Holdings Guaranty executed and delivered by Holdings on the Closing Date, substantially in the form of

     Exhibit XXI annexed hereto, as such Holdings Guaranty may thereafter be
     -----------
     amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Holdings Pledge Agreement" means the Holdings Pledge Agreement executed and delivered by Holdings and Collateral Agent on the Closing Date, substantially in the form of Exhibit XXII annexed hereto, as such
                                        ------------
     Holdings Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Holdings Security Agreement" means the Holdings Security Agreement executed and delivered by Holdings and Collateral Agent on the Closing Date, substantially in the form of Exhibit XXIII annexed hereto, as such
                                        -------------
     Holdings Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Immaterial Subsidiaries" means, with respect to any Person, any Subsidiary or Subsidiaries of such Person the assets of which constitute, individually or in the aggregate, less than 5% of the total assets of such Person and its Subsidiaries.

          "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and any accrued expenses or trade payables), (a) which obligation in accordance with GAAP would be shown as a liability on the balance sheet of such Person or (b) which purchase price is evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. The amount of any Indebtedness which is non-recourse to the obligor thereunder or to any other obligor and for which recourse is limited to an identified asset or assets shall be equal to the lesser of
     (1) the stated amount of such obligation and (2) the fair market value of such asset or assets. Obligations under Interest Rate Agreements and Currency Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

          "Indemnitee" has the meaning assigned to that term in subsection
     10.3.

          "Independent Public Accountant" means any of the five largest public accounting firms in the United States selected by Holdings.

          "Initial Period" means the period commencing on and including the Closing Date and ending on (but excluding) the earlier of (i) the date on which Syndication Agent notifies Company that it has concluded its primary syndication of the Loans and Commitments and (ii) the date which is 30 days after the Closing Date.

          "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes which are used in the conduct of the business of Holdings and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Holdings and its Subsidiaries, taken as a whole.

          "Intercreditor Agreement" means that certain Intercreditor Agreement executed and delivered by Administrative Agent, Morgan Guaranty, as administrative agent for lenders under the AXEL Credit Agreement, and Collateral Agent on the Closing Date, substantially in the form of Exhibit
                                                                        -------
     XIII annexed hereto, as such Intercreditor Agreement may thereafter be
     ----
     amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Interest Payment Date" means (i) with respect to any Base Rate
     Loan, each February 28, May 31, August 31 and November 30 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest
                                     --------
     Period of longer than three months, "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

          "Interest Period" has the meaning assigned to that term in subsection 2.2B.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Holdings or any of its Subsidiaries is a party.

          "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute, and the regulations promulgated by the Internal Revenue Service thereunder.

          "Inventory" means, with respect to any Person as of any date of determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials and work in process.

          "Investment" means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Holdings), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person other than Holdings or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Holdings or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "IP Collateral" means, collectively, the Collateral under the Company Patent and Trademark Security Agreement and the Subsidiary Patent and Trademark Security Agreement.

          "Issuing Lender" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form;

     provided that in no event shall any corporate Subsidiary of any Person be
     --------
     considered to be a Joint Venture to which such Person is a party.

          "Junior Subordinated Seller Notes" means the Junior Subordinated Seller Notes issued in the initial principal amount of $25,000,000 on the Closing Date by Holdings in favor of Zell, and any additional amount of such notes as are permitted to be issued hereunder, as such notes may be amended from time to time to the extent permitted under subsection 7.14C.

          "Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, reasonably satisfactory in form and substance to Administrative Agent, pursuant to which such lessor substantially agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default, (iii) to the matters contained in a Collateral Access Agreement, and (iv) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request; provided, however, that Administrative Agent may determine in its
              --------  -------
     reasonable discretion that any one or more of the agreements set forth in clauses (i) through (iv) are not required to be included in a Landlord Consent and Estoppel with respect to a particular Leasehold Property.

          "Leasehold Property" means any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its reasonable discretion as not being required to be included in the Collateral.

          "Lender" and "Lenders" means the persons identified as "Lenders"
     and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires; provided that the term "Lenders", when used in the context of a
               --------
     particular Commitment, shall mean Lenders having that Commitment.

          "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

          "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of
                 ----
     Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B). For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

          "Leverage Ratio" means the ratio of (i) Consolidated Total Debt as of the last day of any Fiscal Quarter to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended, in each case as set forth in the most recent Compliance Certificate delivered by Company to Administrative Agent pursuant to clause (iv) of subsection 6.1; provided,
                                                                     --------
     however, that with respect to any period during which a
     -------

     Permitted Acquisition occurs, for purposes of calculating the Leverage Ratio under subsections 2.4B(iii)(a), (b), (e) and (f) and in the definition of Applicable Leverage Ratio, Consolidated Adjusted EBITDA shall be determined in accordance with the provisions of subsection 7.6D, except that any cost savings that would otherwise be given effect in calculating Consolidated Adjusted EBITDA as a result of such provisions shall not be given effect until such cost savings are actually realized.

          "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "Loan" or "Loans" means one or more of the Tranche A Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

          "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties and the Collateral Documents.

          "Loan Party" means each of Holdings, Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "Loan Parties" means all such Persons, collectively.

          "Management Investors" means certain management officers and employees of Holdings and its Subsidiaries disclosed to Syndication Agent and Administrative Agent.

          "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole, or (ii) the impairment of the ability of any Loan Party to perform, or of Administrative Agent, Collateral Agent or Lenders to enforce, the Obligations; provided that consummation of the Recapitalization
                  --------
     Transactions in accordance with the terms of the Recapitalization Agreement shall not be deemed to have a Material Adverse Effect for purposes of subsection 5.4.

          "Material Contract" means any contract or arrangement to which Holdings or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.

          "Material Leasehold Property" means a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Holdings or any of its Subsidiaries; provided, however, that, excepting any such Leasehold
                   --------  -------
     Properties set forth on Schedule 4.1I annexed hereto, no Leasehold Property
                             -------------
     with respect to which the aggregate amount of all rents payable during any one Fiscal Year never exceeds $250,000 shall be a "Material Leasehold Property".

          "Merger" means the merger of Merger Corp. with and into Holdings in accordance with the terms of the Recapitalization Agreement and the Certificate of Merger, with Holdings being the surviving corporation in such merger.

          "Merger Corp." has the meaning assigned to that term in the recitals of this Agreement.

          "MIS Upgrade Expenditures" means expenditures relating to the upgrade of Company's MIS systems to the extent these expenditures would have been capitalized by Holdings and its Subsidiaries in accordance with their accounting policies in effect on the Closing Date.

          "Morgan Guaranty" has the meaning assigned to that term in the introduction to this Agreement.

          "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XXIV annexed hereto
                                                     ------------
     or in such other form as may be approved by Administrative Agent in its reasonable discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form reasonably satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

          "Mortgaged Property" means a Closing Date Mortgaged Property or an Additional Mortgaged Property.

          "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

          "NAIC" means the National Association of Insurance Commissioners.

          "Net Asset Sale Proceeds" means, with respect to any Asset Sale,
     Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is repaid as a result of such Asset Sale.

          "Net Insurance/Condemnation Proceeds" means any Cash payments or proceeds received by Holdings or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and documented costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof.

          "New Business" means any assets or business acquired by Company or any of its Subsidiaries in a Permitted Acquisition.

          "New Business EBITDA" means Consolidated Adjusted EBITDA attributable to any New Business for the twelve-month period most recently preceding the date of such acquisition. Consolidated Adjusted EBITDA shall, for purposes of this definition, (i) be calculated with respect to such twelve-month period and the acquired Subsidiaries, assets or businesses on a pro forma basis (including pro forma adjustments (x) arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with
     Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted by the staff of the Securities and Exchange Commission as of January 1, 1997, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, and (y) similar cost savings resulting from actions taken by management of the New Business during the six-month period immediately preceding such acquisition that are supportable and quantifiable by the underlying accounting records of such business, which pro forma adjustments shall be certified by the principal financial officer or principal accounting officer of Company) using the historical financial statements of all entities or assets so acquired or to be acquired, which shall be reformulated (a) as if such acquisition and any Indebtedness or other liabilities incurred in connection with such acquisition had been consummated or incurred at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans during such period), and (b) otherwise in conformity with certain procedures to be agreed upon between Administrative Agent and Company, all such calculations to be in form and substance reasonably satisfactory to Administrative Agent, and (ii) be calculated with respect to such New Business as if all references to Holdings and its Subsidiaries in the definitions of Consolidated Adjusted EBITDA and its components were references to such New Business for such period.

          "New Sub Debt Indentures" means, collectively, the Senior Subordinated Note Indenture and the Discount Note Indenture.

          "Notes" means one or more of the Tranche A Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

          "Notice of Borrowing" means a notice substantially in the form of

     Exhibit I annexed hereto delivered by Company to Administrative Agent
     ---------
     pursuant to subsection 2.1B with respect to a proposed borrowing.

          "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to
                 ----------
     Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

          "Notice of Issuance of Letter of Credit" means a notice
     substantially in the form of Exhibit III annexed hereto delivered by
                                  -----------
     Company to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

          "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or their respective Affiliates or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

          "Officers" Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its principal financial officer or principal accounting officer or its treasurer; provided that every Officers' Certificate with respect to the
                --------
     compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "Operating Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

          "Other Investors" means Harvard Private Capital Holdings, Inc., BancBoston Investments, Inc., Chase Equity Associates, L.P. and CIBC WG Argosy Merchant Fund 2, L.L.C..

          "Other MIS Expenditures" means all expenditures, other than MIS Upgrade Expenditures, EITF 97-13 Expenditures and Year 2000 Expenditures, relating to Holdings' and its Subsidiaries' MIS systems.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "Permitted Acquisition" means the acquisition of assets or a business effected in accordance with the provisions of subsection 7.7(xiv).

          "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

               (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

               (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business
          (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

               (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

               (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

               (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

               (vi) easements, rights-of-way, restrictions, encroachments, and other defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

               (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.8, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

               (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

               (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

               (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Holdings and its Subsidiaries;

               (xii) licenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Holdings or such Subsidiary; and

               (xiii) Liens existing on the Closing Date and described in the Closing Date Mortgage Policies.

          "Permitted Seller Note" means a promissory note containing subordination provisions in substantially the form of, or no less favorable to Lenders (in the reasonable judgment of Administrative Agent) than the subordination provisions contained in, Exhibit XXVI annexed hereto,
                                            ------------
     representing any Indebtedness of Company incurred in connection with any Permitted Acquisition payable to the seller in connection therewith, as such note may be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.14B; provided that no
                                                          --------
     Permitted Seller Note shall (i) be guarantied by any Subsidiary of Company or secured by any property of Company or any of its Subsidiaries or
     (ii) bear cash interest at a rate no greater than 15% per annum; and provided further, that no Permitted Seller Note shall provide for any
     -------- -------
     prepayment or repayment of all or any portion of the principal thereof prior to the date of the final scheduled installment of principal of any of the Loans.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

          "Pledged Collateral" means, collectively, the "Pledged Collateral" as defined in the Holdings Pledge Agreement, the Company Pledge Agreement and the Subsidiary Pledge Agreement.

          "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan Commitment or the Tranche A Term Loan of any Lender, the percentage obtained by dividing
                                                                   --------
     (x) the Tranche A Term Loan Exposure of that Lender by (y) the aggregate
                                                         --
     Tranche A Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the
     --------                                                --
     aggregate Revolving Loan Exposure of all Lenders, and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing
                                                                      --------
     (x) the sum of the Tranche A Term Loan Exposure of that Lender plus the
                                                                    ----
     Revolving Loan Exposure of that Lender by (y) the aggregate Tranche A Term
                                            --
     Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of
                                  ----
     all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in
     Schedule 2.1 annexed hereto.
     ------------

          "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary in order to create or perfect Liens on any IP Collateral.

          "Real Property Asset" means, at any time of determination, any interest then owned by any Loan Party in any real property.

          "Recapitalization Agreement" means that certain Agreement and Plan of Merger dated as of October 30, 1997, by and among Holdings, Merger Corp. and Zell, in the form delivered to Syndication Agent, Administrative Agent and Lenders prior to their execution of this Agreement and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.14A.

          "Recapitalization Financing Requirements" means the aggregate of all amounts necessary to finance the Recapitalization Transactions.

          "Recapitalization Revolving Loans" has the meaning assigned to that term in subsection 2.5A.

          "Recapitalization Transactions" means the series of transactions described in Schedule 1.1(ii) annexed hereto, together with (i) the
                  ----------------
     contribution by Holdings to Company of the capital stock of each of the Subsidiaries of Holdings indicated on such Schedule, (ii) the repurchase of the Existing Subordinated Notes pursuant to the Debt Tender Offer and the repayment of all amounts outstanding under the Existing Credit Agreement,
     (iii) the amendment of the Existing Subordinated Note Indenture pursuant to the Consent Solicitation, (iv) the Merger, and (v) the payment of Transaction Costs and the other transactions contemplated by the Recapitalization Agreement.

          "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or
     (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

          "Reference Lenders" means Morgan Guaranty and BTCo.

          "Refunded Swing Line Loans" has the meaning assigned to that term in subsection 2.1A(iii).

          "Register" has the meaning assigned to that term in subsection 2.1D.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

          "Related Agreements" means, collectively, the Recapitalization Agreement, the Certificate of Merger, the Stockholders Agreement, the Junior Subordinated Seller Notes, the New Sub Debt Indentures, the Discount Notes, the Senior Subordinated Notes, the Existing Subordinated Note Indenture, the Existing Subordinated Notes and the Debt Tender Offer Materials.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the migration of any Hazardous Materials through the air, soil, surface water or groundwater.

          "Requisite Class Lenders" means, at any time of determination
     (i) for the Class of Lenders having Tranche A Term Loan Exposure, Lenders having or holding at least 51% of the sum of the aggregate Tranche A Term Loan Exposure of all Lenders, and (ii) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding at least 51% of the sum of the aggregate Revolving Loan Exposure of all Lenders.

          "Requisite Lenders" means Lenders having or holding more than 50% of the sum of the aggregate Tranche A Term Loan Exposure of all Lenders plus
                                                                          ----
     the aggregate Revolving Loan Exposure of all Lenders.

          "Responsible Officer" means any of the chairman of the board (if an officer), the president, any senior or executive vice president, the general counsel, its principal financial officer or principal accounting officer, the secretary or the treasurer of Holdings or, as applicable, any Subsidiary of Holdings.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings or Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings or Company now or hereafter outstanding, and
     (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

          "Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(ii), and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Revolving Loan Commitment Termination Date" means the earlier of
     (i) December 15, 2002 and (ii) the date of termination in whole of the Revolving Loan Commitments pursuant to subsection 2.4B or Section 8.

          "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment plus the
                                                               ----
     outstanding principal amount of any Acquisition Loans of that Lender and
     (ii) after the termination of the Revolving Loan Commitments, the sum of
     (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the
                 ----
     aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that
     ----
     Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of Swing Line Lender, the
                                 ----
     aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Lenders) plus (e) the aggregate
                                                        ----
     amount of all participations purchased by that Lender in any outstanding Swing Line Loans.

          "Revolving Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii).

          "Revolving Notes" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Revolving Loans of any Lenders, substantially in the form of Exhibit VIII annexed hereto, as they may be amended, supplemented
             ------------
     or otherwise modified from time to time.

          "Secured Parties" has the meaning assigned to that term in the Intercreditor Agreement.

          "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebted ness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Senior Subordinated Note Indenture" means the indenture pursuant to which the Senior Subordinated Notes are issued, as such indenture may be amended from time to time to the extent permitted under subsection 7.14B.

          "Senior Subordinated Notes" means the $125,000,000 in aggregate principal amount of 9-7/8% Senior Subordinated Notes due December 15, 2007 of Company issued pursuant to the Senior Subordinated Note Indenture.

          "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings (and not guaranteed or supported in any way by Company or any of its Subsidiaries) containing subordination provisions substantially in the form of, or no less favorable to Lenders (in the reasonable judgment of Administrative Agent) than the subordination provisions contained in Exhibit XXVI annexed hereto, as such note may be
                             ------------
     amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.14B.

          "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property (sold as a going concern) of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and
     (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Holdings or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Holdings or any of its Subsidiaries, (iii) the obligations of third party insurers of Holdings or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Holdings or any of its Subsidiaries, (v) performance, payment, deposit or surety obligations of Holdings or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, and (vi) such other obligations of Company and its Subsidiaries as are reasonably acceptable to Administrative Agent and the Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement; provided that Standby Letters of Credit may not be issued
                     --------
     for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

          "Stockholders Agreement" means that certain Stockholders Agreement by and among Holdings, Bain, the Other Investors, Zell and the Management Investors, in the form delivered to Syndication Agent, Administrative Agent and Lenders prior to their execution of this Agreement and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.14A.

          "Subordinated Indebtedness" means (i) the Indebtedness of Company evidenced by the Senior Subordinated Notes and the Discount Notes, (ii) the Indebtedness of Holdings evidenced by the Junior Subordinated Seller Notes and any Existing Subordinated Notes not tendered pursuant to the Debt Tender Offer, (iii) the Indebtedness of Company evidenced by any Permitted Seller Notes and Shareholder Subordinated Notes, and (iv) any other Indebtedness of Holdings, Company or any of their Subsidiaries subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Subsidiary Guarantor" means any Subsidiary of Holdings, other than Company, that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

          "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by all Subsidiaries of Holdings (other than Company and the Excluded Subsidiaries) on the Closing Date and to be executed and delivered by additional Subsidiaries of Holdings from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XVII
                                                                  ------------
     annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Subsidiary Patent and Trademark Security Agreement" means each Subsidiary Patent and Trademark Security Agreement executed and delivered by each existing Subsidiary Guarantor and Collateral Agent on the Closing Date and executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XX annexed hereto, as such Subsidiary Patent and
                 ----------
     Trademark Security Agreement may be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Subsidiary Pledge Agreement" means the Subsidiary Pledge Agreement executed and delivered by each existing Subsidiary Guarantor and Collateral Agent on the Closing Date and executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XVIII annexed hereto,
                                                  -------------
     as such Subsidiary Pledge Agreement may be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Subsidiary Security Agreement" means the Subsidiary Security Agreement executed and delivered by each existing Subsidiary Guarantor and Collateral Agent on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XIX annexed
                                                       -----------
     hereto, as such Subsidiary Security Agreement may be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Supplemental Collateral Agent" has the meaning assigned to that term in subsection 9.1D.

          "Swing Line Lender" means Morgan Guaranty, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

          "Swing Line Loan Commitment" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iii).

          "Swing Line Loans" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(iii).

          "Swing Line Note" means any promissory note of Company issued pursuant to subsection 2.1E to evidence the Swing Line Loans of Swing Line Lender, substantially in the form of Exhibit IX annexed hereto, as it may
                                          ----------
     be amended, supplemented or otherwise modified from time to time.

          "Syndication Agent" has the meaning assigned to that term in the introduction to this Agreement.

          "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net
                                      --------
     income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

          "Title Company" means, collectively, Chicago Title Insurance Company and/or one or more other title insurance companies reasonably satisfactory to Syndication Agent and Administrative Agent.

          "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the aggregate principal amount of all
                             ----
     outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.
                                  ----

          "Tranche A Term Loan" means a Loan made by a Lender to Company as a term loan pursuant to subsection 2.1A(i), and "Tranche A Term Loans" means any such Loan or Loans, collectively.

          "Tranche A Term Loan Commitment" means the commitment of a Lender to make a Tranche A Term Loan to Company pursuant to subsection 2.1A(i), and "Tranche A Term Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Tranche A Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche A Term Loans, that Lender's Tranche A Term Loan Commitment and (ii) after the funding of the Tranche A Term Loans, the outstanding principal amount of the Tranche A Term Loan of that Lender.

          "Tranche A Term Notes" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Tranche A Term Loans of any Lenders, substantially in the form of Exhibit IV annexed hereto, as they
                                           ----------
     may be amended, supplemented or otherwise modified from time to time.

          "Transaction Costs" means the fees, costs and expenses payable by Holdings and Company in connection with the transactions contemplated by the Loan Documents, the AXEL Credit Documents and the Related Agreements.

          "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

          "Year 2000 Expenditures" means expenditures related to addressing Holdings' and its Subsidiaries' Year 2000 Manbase software systems issues.

          "Zell" means Zell/Chilmark Fund, L.P.

1.2  Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
     ------------------------------------------------------------------------
     Agreement.
     ---------

     Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii), (iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3. Notwithstanding the foregoing, except as otherwise specifically provided herein, all computations determining compliance with subsection 2.4 and Section 7, including the definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the November 30, 1996 financial statements of Holdings and its Subsidiaries delivered to the Lenders, but shall not give effect to purchase accounting adjustments required or permitted by APB 16 and its interpretations (including non-cash write-ups and non-cash charges relating to inventory, fixed assets and in-process research and development, in each case arising in connection with any Permitted Acquisitions) and APB 17 and its interpretations (including non-cash charges relating to intangibles and goodwill arising in connection with any Permitted Acquisitions).

1.3  Other Definitional Provisions and Rules of Construction.
     -------------------------------------------------------

     A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

     B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

     C. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

     D. Each reference to a "Fiscal Quarter period" of a specified number of Fiscal Quarters shall be a reference to a period of consecutive Fiscal Quarters of such number.

1.4  Changes in GAAP.
     ---------------

     In the event that a change in GAAP or other accounting principles and policies after the date hereof affects in any material respect the calculations of the compliance by Holdings and its Subsidiaries with the covenants contained herein, Lenders, Company and Holdings agree to negotiate in good faith to amend the affected covenants (and related definitions) to compensate for the effect of such changes so that the restrictions, limitations and performance standards effectively imposed by such covenants, as so amended, are substantially identical to the restrictions, limitations and performance standards imposed by such covenants as in effect on the date hereof; provided that if Requisite
                                                --------
Lenders, Company and Holdings fail to reach agreement with respect to such amendment within a reasonable period of time following the date of effectiveness of any such change, calculation of compliance by Holdings and its Subsidiaries with the covenants contained herein shall be determined in accordance with GAAP as in effect immediately prior to such change.


                                   SECTION 2.
                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  Commitments; Making of Loans; the Register; Notes.
     -------------------------------------------------

     A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Holdings and Company herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i) and 2.1A(ii) and Swing Line Lender hereby agrees to make the Loans described in subsection 2.1A(iii).

          (i)    Tranche A Term Loans.  Each Lender severally agrees to lend to
                 --------------------
     Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Tranche A Term Loan Commitment is set forth opposite its name on
     Schedule 2.1 annexed hereto and the aggregate amount of the Tranche A Term
     ------------
     Loan Commitments is $120,000,000; provided that the Tranche A Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche A Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Tranche A Term Loan Commitment shall expire immediately and without further action on February 16, 1998 if the Tranche A Term Loans are not made on or before that date. Company may make only one borrowing under the Tranche A Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

          (ii)   Revolving Loans.  Each Lender severally agrees, subject to the
                 ---------------
     limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original
                          ------------
     amount of the Revolving Loan Commitments is $100,000,000; provided that the
                                                               --------
     Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Revolving Loan
                --------  -------
     Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii). Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that
                                                                --------
     each Lender's Revolving Loan Commitment shall expire immediately and without further action on February 16, 1998 if the Tranche A Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(ii) which are not Acquisition Loans may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date. All Acquisition Loans borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed (and the Revolving Loan Commitments shall be reduced by the principal amount of any Acquisition Loans borrowed).

          Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the following limitations in the amounts and during the periods indicated:

                 (a) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect; and

                 (b) for 30 consecutive days during each consecutive twelve-month period, the sum of (1) the aggregate outstanding principal amount of all Revolving Loans plus (2) the aggregate outstanding
                                        ----
          principal amount of all Swing Line Loans minus (3) the aggregate
                                                   -----
          outstanding principal amount of all Acquisition Loans, shall not exceed $25,000,000.

          (iii)  Swing Line Loans.  Swing Line Lender hereby agrees, subject to
                 ----------------
     the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $10,000,000; provided that any reduction of the
                                     --------
     Revolving Loan Commitments made pursuant to subsection 2.4B(ii) or 2.4B(iii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; provided that the Swing Line Loan
                                           --------
     Commitment shall expire immediately and without further action on February 16, 1998 if the Tranche A Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the following limitations in the amounts and during the periods indicated:

                 (a) in no event shall the Total Utilization of Revolving Loan Commit ments at any time exceed the Revolving Loan Commitments then in effect; and

                 (b) for 30 consecutive days during each consecutive twelve-month period, the sum of (1) the aggregate outstanding principal amount of all Revolving Loans plus (2) the aggregate outstanding
                                        ----
          principal amount of all Swing Line Loans minus (3) the aggregate
                                                   -----
          outstanding principal amount of all Acquisition Loans, shall not exceed $25,000,000.

          With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 11:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note, if any, of Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

          If for any reason (a) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (b) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause
     (b), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Lender agrees to enter into a separate participation agreement at the request of Swing Line

     Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment.

          Anything contained herein to the contrary notwithstanding, each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each
                                          --------
     Lender are subject to the condition that (X) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

     B. Borrowing Mechanics. Tranche A Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iii) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; provided that Tranche A Term Loans or Revolving Loans made on any Funding Date
--------
as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount. Whenever Company desires that Lenders make Tranche A Term Loans or Revolving Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan)
or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested,
(iii) in the case of Swing Line Loans, that such Loans shall be Base Rate Loans,
(iv) in the case of any Revolving Loans, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Tranche A Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall
                                               --------
be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

     Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

     Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

     C. Disbursement of Funds. All Tranche A Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 1:00 P.M. (New York City time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 P.M. (New York City time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1A(iii) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing
Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.

     Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     D.   The Register.

          (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (ii) Administrative Agent shall record in the Register the Tranche A Term Loan Commitment and Revolving Loan Commitment and the Tranche A Term Loan and Revolving Loans from time to time of each Lender, the Swing Line Loan Commitment and the Swing Line Loans from time to time of Swing Line Lender, and each repayment or prepayment in respect of the principal amount of the Tranche A Term Loan or Revolving Loans of each Lender or the Swing Line Loans of Swing Line Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any
                                             --------
     such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans.

          (iii) Each Lender shall record on its internal records (including the Notes held by such Lender) the amount of any Tranche A Term Loan and each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make any such recordation, or any
                     --------
     error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans; and provided,
                                                                   --------
     further that in the event of any inconsistency between the Register and any
     -------
     Lender's records, the recordations in the Register shall govern and be conclusive and binding on such Lender, absent manifest error.

          (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

          (v) Company hereby designates Morgan Guaranty to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Morgan Guaranty serves in such capacity, Morgan Guaranty and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

     E. Optional Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Tranche A Term Loan, Revolving Loans or Swing Line Loans, substantially in the form of Exhibit IV, Exhibit V or Exhibit VI annexed hereto,
                             ----------  ---------    ----------
respectively, with appropriate insertions.

2.2  Interest on the Loans.
     ---------------------

     A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Tranche A Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Tranche A Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Tranche A Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Tranche A Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

          (i) Subject to the provisions of subsections 2.2E and 2.7, the Tranche A Term Loans and the Revolving Loans shall bear interest through maturity as follows:

               (a) if a Base Rate Loan, then at the sum of the Base Rate plus
                                                                         ----
          the Applicable Base Rate Margin; or

               (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar Rate Margin.
                          ----

          (ii) Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the Applicable Base Rate Margin for Tranche A Term Loans.
     ----

     B. Interest Periods. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one-, two-, three- or six-month period or, if deposits in the interbank Eurodollar market are generally available for such period (as determined by each Lender making, converting to or continuing such Eurodollar Rate Loan), a two-week or twelve-month period; provided that:
                                                          --------

          (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would
                              --------
     otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond December 15, 2002, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

          (vi) no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Tranche A Term Loans unless the sum of (a) the aggregate principal amount of Tranche A Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of Tranche A
                         ----
     Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Tranche A Term Loans on such date;

          (vii) Company shall not select an Interest Period of longer than one month prior to the end of the Initial Period;

          (viii) there shall be no more than twelve (12) Interest Periods outstanding at any time; and

          (ix) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

     C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Swing Line Loans or any Revolving
           --------
Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

     D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Tranche A Term Loans or Revolving Loans equal to $500,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base
--------  -------
Rate Loan on the expiration date of an Interest Period applicable thereto; and provided further, however, that Loans may not be continued as or converted to
-------- -------  -------
Eurodollar Rate Loans with an Interest Period longer than one month prior to the end of the Initial Period.

     Company shall deliver a Notice of Conversion/Continuation at any time after the Closing Date to Administrative Agent no later than 12:00 Noon (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation,
(iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice
                                                    --------
shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

     Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance there with.

     E. Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall, if Requisite Lenders so elect in writing, thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable at maturity under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration
        --------
of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     F. Computation of Interest. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same
                                --------
day on which it is made, one day's interest shall be paid on that Loan.

2.3  Fees.
     ----

     A. Commitment Fees. Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) plus (ii) the Letter of Credit Usage multiplied by
                              ----                                 -------------
the Applicable Commitment Fee Percentage, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on February 28, May 31, August 31 and November 30 of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

     B. Other Fees. Company agrees to pay to Syndication Agent and Administrative Agent such fees in the amounts and at the times separately agreed upon between Company, Syndication Agent and Administrative Agent.

2.4  Repayments, Prepayments and Reductions in Revolving Loan Commitments;
     ---------------------------------------------------------------------
     General Provisions Regarding Payments; Application of Proceeds of
     -----------------------------------------------------------------
     Collateral and Payments Under Guaranties.
     ----------------------------------------

     A. Scheduled Payments of Tranche A Term Loans. Company shall make principal payments on the Tranche A Term Loans in installments on the dates and in the amounts set forth below:


                                         SCHEDULED REPAYMENT
                        DATE              OF TRANCHE A TERM
                                                LOANS
         =============================================================
                   March 15, 1999            $ 2,500,000
         -------------------------------------------------------------
                   June 15, 1999             $ 2,500,000
         -------------------------------------------------------------
                 September 15, 1999          $ 2,500,000
         -------------------------------------------------------------
                 December 15, 1999           $ 2,500,000
         -------------------------------------------------------------
                  March 15, 2000             $ 6,750,000
         -------------------------------------------------------------
                   June 15, 2000             $ 6,750,000
         -------------------------------------------------------------
                 September 15, 2000          $ 6,750,000
         -------------------------------------------------------------
                 December 15, 2000           $ 6,750,000
         -------------------------------------------------------------
                  March 15, 2001             $ 9,500,000
         -------------------------------------------------------------
                   June 15, 2001             $ 9,500,000
         -------------------------------------------------------------
                 September 15, 2001          $ 9,500,000
         -------------------------------------------------------------
                 December 15, 2001           $ 9,500,000
         -------------------------------------------------------------
                  March 15, 2002             $11,250,000
         -------------------------------------------------------------
                   June 15, 2002             $11,250,000
         -------------------------------------------------------------
                 September 15, 2002          $11,250,000
         -------------------------------------------------------------
                 December 15, 2002           $11,250,000
         =============================================================


; provided that the scheduled installments of principal of the Tranche A Term
  --------
Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the

Tranche A Term Loans in accordance with subsection 2.4B(iv); and provided,
                                                                 --------
further that the Tranche A Term Loans and all other amounts owed hereunder with
-------
respect to the Tranche A Term Loans shall be paid in full no later than December 15, 2002, and the final installment payable by Company in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche A Term Loans.

     B.   Prepayments and Reductions in Revolving Loan Commitments.

          (i)  Voluntary Prepayments.  Company may, upon written or telephonic
               ---------------------
     notice to Administrative Agent on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount. Company may, upon written or telephonic notice on the date of prepayment, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Tranche A Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

          (ii) Voluntary Reductions of Revolving Loan Commitments.  Company may,
               --------------------------------------------------
     upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan
                --------
     Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; provided,
                                                                --------
     however, that Company may not reduce the Revolving Loan Commitments
     -------
     pursuant to this subsection to an amount less than $25,000,000 until after the Tranche A Term Loans shall have been repaid to the full extent thereof. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.

          (iii)  Mandatory Prepayments and Mandatory Reductions of Revolving
                 -----------------------------------------------------------
     Loan Commitments.  The Loans shall be prepaid and/or the Revolving Loan
     ----------------
     Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv).

                 (a) Prepayments and Reductions From Net Asset Sale Proceeds. No
                     -------------------------------------------------------
          later than the fifth Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds; provided,
                                                                  --------
          however, that upon receipt by Company or any of its Subsidiaries of
          -------
          any such Net Asset Sale Proceeds, so long as no Event of Default shall have occurred and be continuing and to the extent that the aggregate amount of Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds from the Closing Date through the date of determination does not exceed $25,000,000, Company may deliver to Administrative Agent an Officers' Certificate setting forth (1) that portion of such Net Asset Sale Proceeds (such portion being the "Proposed Asset Sale Reinvestment Proceeds") that Company or such Subsidiary intends to reinvest (or enter into a contract to reinvest) in equipment or other productive assets of the general type used in the business (including capital stock of a corporation engaged in such business) of Company and its Subsidiaries (such equipment and other assets being "Eligible Assets") within 270 days of such date of receipt and (2) the proposed use of such Proposed Asset Sale Reinvestment Proceeds and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Proposed Asset Sale Reinvestment Proceeds to such reinvestment purposes; provided, however, that at Company's option, such Proposed Asset Sale
          --------  -------
          Reinvestment Proceeds may be applied to prepay outstanding Revolving Loans (without a reduction in Revolving Loan Commitments) to the full extent thereof. In addition, Company shall, no later than 270 days after receipt of such Proposed Asset Sale Reinvestment Proceeds that have not theretofore been applied to the Obligations, make an additional prepayment of the Loans (and/or the Revolving Loan Commitments shall be reduced) in the full amount of all such Proposed Asset Sale Reinvestment Proceeds that have not theretofore been so reinvested in Eligible Assets; provided that Company shall not be
                                         --------
          required to make any prepayment of the Loans to the extent that the sum of Net Asset Sale Proceeds plus Net Insurance/Condemnation
                                         ----
          Proceeds from the Closing Date through the date of determination does not exceed $5,000,000. Notwithstanding the foregoing, if at the time of any required prepayment under this subsection the Leverage Ratio is not more than 4.0 to 1.0, Company shall only be required to prepay 75% of the amount which it would otherwise be required to prepay hereunder; provided, however, that if Company is required to
                            --------  -------
          apply any portion of Net Asset Sale Proceeds to prepay Indebtedness evidenced by the AXELs under the AXEL Credit Agreement or the Senior Subordinated Notes or the Discount Notes (under the terms of the New Sub Debt Indentures), then notwithstanding anything contained in this Agreement to the contrary (but subject to subsection 2.4B(iv)(d) hereof), Company shall apply such Net Asset Sale Proceeds to the prepayment of the Tranche A Term Loans and the AXELs pro rata according to the respective outstanding principal amount, if any, of each, then to the prepayment of Revolving Loans and/or the reduction of Revolving Loan Commitments, in each case so as to eliminate or minimize any obligation to prepay any such Indebtedness evidenced by the Senior Subordinated Notes or the Discount Notes.

               (b) Prepayments and Reductions from Net Insurance/Condemnation
                   ----------------------------------------------------------
          Proceeds.  No later than the tenth Business Day following the date of
          --------
          receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitments pursuant to the provisions of subsection 6.4C, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds minus (if (1) no
                                                             -----
          Event of Default shall have occurred and be continuing and (2) Company shall have delivered to Administrative Agent, on or before such tenth Business Day, the Officers' Certificate described in subsection 6.4C(ii)), any Proposed Insurance Reinvestment Proceeds; provided,
                                                                   --------
          however, that at Company's option, such Proposed Insurance
          -------
          Reinvestment Proceeds may be applied to prepay outstanding Revolving Loans (without a reduction in Revolving Loan Commitments) to the full extent thereof. In addition, no later than 270 days after receipt of any Proposed Insurance Reinvestment Proceeds, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an amount equal to the amount of any such Proposed Insurance Reinvestment Proceeds that have not theretofore been applied to the costs of repairing, restoring or replacing the applicable assets of Company or its Subsidiaries or reinvested in Eligible Assets; provided that Company shall not be required to make any
                  --------
          prepayment of the Loans to the extent that the sum of Net Asset Sale Proceeds plus Net Insurance/Condemnation Proceeds from the Closing
                   ----
          Date through the date of determination does not exceed $5,000,000. Notwithstanding the foregoing, if at the time of any required prepayment under this subsection the Leverage Ratio is not more than
          4.0 to 1.0, Company shall only be required to prepay 75% of the amount which it would otherwise be required to prepay hereunder; provided,
                                                                    --------
          however, that if Company is required to apply any portion of Net
          -------
          Insurance/ Condemnation Proceeds to prepay Indebtedness evidenced by the AXELs under the AXEL Credit Agreement or the Senior Subordinated Notes or the Discount Notes (under the terms of the New Sub Debt Indentures), then notwithstanding anything contained in this Agreement to the contrary (but subject to subsection 2.4B(iv)(d) hereof), Company shall apply such Net Insurance/Condemnation Proceeds to the prepayment of the Tranche A Term Loans and the AXELs pro rata according to the respective outstanding principal amount, if any, of each, then to the prepayment of Revolving Loans and/or the reduction of Revolving Loan Commitments, in each case so as to eliminate or minimize any obligation to prepay any such Indebtedness evidenced by the Senior Subordinated Notes or the Discount Notes.

               (c) Prepayments and Reductions Due to Reversion of Surplus Assets
                   -------------------------------------------------------------
          of Pension Plans.  On the date of reversion to Company or any of its
          ----------------
          Subsidiaries of any surplus assets of any pension plan of Company or any of its Subsidiaries, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount (such amount being the "Net Pension Proceeds") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof. If Company is required to apply any portion of Net Pension Proceeds to prepay Indebtedness evidenced by the AXELs under the AXEL Credit Agreement or the Senior Subordinated Notes or the Discount Notes (under the terms of the New Sub Debt Indentures), then notwithstanding anything contained in this Agreement to the contrary (but subject to subsection 2.4B(iv)(d) hereof), Company shall apply such Net Pension Proceeds to the prepayment of the Tranche A Term Loans and the AXELs pro rata according to the respective outstanding principal amount, if any, of each, then to the prepayment of Revolving Loans and/or the reduction of Revolving Loan Commitments, in each case so as to eliminate or minimize any obligation to prepay any such Indebtedness evidenced by the Senior Subordinated Notes or the Discount Notes.

               (d) Prepayments and Reductions Due to Issuance of Debt.  On the
                   --------------------------------------------------
          date of receipt by Holdings, Company or any of their respective Subsidiaries of the Cash proceeds of any Indebtedness, including debt Securities of Holdings, Company or any of their respective Subsidiaries (other than the Loans and any other Indebtedness permitted under subsections 7.1(i) through (xvii) (such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being the "Net Indebtedness Proceeds")), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Indebtedness Proceeds; provided, however, that payment or acceptance
                                 --------  -------
          of the amounts provided for in this subsection 2.4B(iii)(d) shall not constitute a waiver of any Event of Default resulting from the incurrence of such Indebtedness or otherwise prejudice any rights or remedies of Agents or Lenders. If Company is required to apply any portion of Net Indebtedness Proceeds to prepay Indebtedness evidenced by the AXELs under the AXEL Credit Agreement or the Senior Subordinated Notes or the Discount Notes (under the terms of the New Sub Debt Indentures), then notwithstanding anything contained in this Agreement to the contrary (but subject to subsection 2.4B(iv)(d) hereof), Company shall apply such Net Indebtedness Proceeds to the prepayment of the Tranche A Term Loans and the AXELs pro rata according to the respective outstanding principal amount, if any, of each, then to the prepayment of Revolving Loans and/or the reduction of Revolving Loan Commitments, in each case so as to eliminate or minimize any obligation to prepay any such Indebtedness evidenced by the Senior Subordinated Notes or the Discount Notes.

               (e) Prepayments and Reductions Due to Issuance of Equity
                   ----------------------------------------------------
          Securities.  On the date of receipt by Holdings or Company of Cash
          ----------
          proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Equity Proceeds") from the issuance of any equity Securities of Holdings or Company after the Closing Date (other than (A) capital contributions by Holdings and Company, and (B) issuances of Holdings Common Stock (x) to employees, officers, directors and consultants of Holdings and its Subsidiaries to the extent such Holdings Common Stock constitutes compensation to such individuals, (y) to Bain or the Other Investors to the extent the Cash proceeds thereof are not in excess of $25,000,000, and (z) as payment of all or any portion of the purchase price of a business or assets in a Permitted Acquisition), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to: (i) 50% (or, if the Leverage Ratio is not more than 4.0 to 1.0 on the date such Net Equity Proceeds are received, 25%) of such Net Equity Proceeds if such Net Equity Proceeds are derived from a non-public sale of equity Securities of Holdings or Company or (ii) 75% (or, if the Leverage Ratio is not more than 4.0 to 1.0 on the date such Net Equity Proceeds are received, 50%) of such Net Equity Proceeds if such Net Equity Proceeds are derived from the sale of equity Securities of Holdings or Company through a public offering. If Company is required to apply any portion of Net Equity Proceeds to prepay Indebtedness evidenced by the AXELs under the AXEL Credit Agreement or the Senior Subordinated Notes or the Discount Notes (under the terms of the New Sub Debt Indentures), then notwithstanding anything contained in this Agreement to the contrary (but subject to subsection 2.4B(iv)(d) hereof), Company shall apply such Net Equity Proceeds to the prepayment of the Tranche A Term Loans and the AXELs pro rata according to the respective outstanding principal amount, if any, of each, then to the prepayment of Revolving Loans and/or the reduction of Revolving Loan Commitments, in each case so as to eliminate or minimize any obligation to prepay any such Indebtedness evidenced by the Senior Subordinated Notes or the Discount Notes.

               (f) Prepayments and Reductions from Consolidated Excess Cash
                   --------------------------------------------------------
          Flow.  In the event that there shall be Consolidated Excess Cash Flow
          ----
          for any Fiscal

          Year (commencing with Fiscal Year 1998), Company shall, no later than 90 days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 75% (or, if the Leverage Ratio is not more than 4.0 to 1.0 on the last day of any such Fiscal Year, 50%) of such Consolidated Excess Cash Flow. If Company is required to apply any portion of Consolidated Excess Cash Flow to prepay Indebtedness evidenced by the AXELs under the AXEL Credit Agreement or the Senior Subordinated Notes or the Discount Notes (under the terms of the New Sub Debt Indentures), then notwithstanding anything contained in this Agreement to the contrary (but subject to subsection 2.4B(iv)(d) hereof), Company shall apply such Consolidated Excess Cash Flow first,
                                                                          -----
          to the prepayment of the Tranche A Term Loans and second, to the AXELs
                                                            ------
          pro rata according to the respective outstanding principal amount, if any, of each, then to the prepayment of Revolving Loans and/or the reduction of Revolving Loan Commitments, in each case so as to eliminate or minimize any obligation to prepay any such Indebtedness evidenced by the Senior Subordinated Notes or the Discount Notes.

               (g) Calculations of Net Proceeds Amounts; Additional Prepayments
                   ------------------------------------------------------------
          and Reductions Based on Subsequent Calculations.  Concurrently with
          -----------------------------------------------
          any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(f), Company shall deliver to Administrative Agent an Officers' Certificate demonstrating the calculation of the amount (the "Net Proceeds Amount") of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Pension Proceeds, Net Indebtedness Proceeds or Net Equity Proceeds (as such terms are defined in subsections 2.4B(iii)(a), (b), (c), (d) and (e), respectively) or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

               (h) Prepayments Due to Reductions or Restrictions of Revolving
                   ----------------------------------------------------------
          Loan Commitments.  Company shall from time to time prepay first the
          ----------------                                          -----
          Swing Line Loans and second the Revolving Loans to the extent
                               ------
          necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

          (iv)  Application of Prepayments.
                --------------------------

                (a) Application of Voluntary Prepayments by Type of Loans and
                    ---------------------------------------------------------
          Order of Maturity.  Any voluntary prepayments pursuant to subsection
          -----------------
          2.4B(i) shall be applied as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to
                                --------
          specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Swing Line
                                      -----
          Loans to the full extent thereof, second to repay outstanding
                                            ------
          Revolving Loans (applied first to Acquisition Loans, then to other Revolving Loans) to the full extent thereof, and third to repay
                                                           -----
          outstanding Tranche A Term Loans to the full extent thereof. Any voluntary prepayments of the Tranche A Term Loans pursuant to subsection 2.4B(i) shall be applied to reduce the scheduled installments of principal of the Tranche A Term Loans set forth in subsection 2.4A on a pro rata basis (in accordance with the respective outstanding principal amounts thereof). Any voluntary prepayment of Acquisition Loans pursuant to subsection 2.4B(i) shall reduce both the Acquisition Loan Commitments and the Revolving Loan Commitments in the amount of such prepayment. Any voluntary reduction of Revolving Loan Commitments pursuant to subsection 2.4B(ii) shall be applied as specified by Company in the applicable notice of reduction; provided
                                                                      --------
          that in the event Company fails to specify the manner in which any such prepayment shall be applied, such prepayment shall be applied first, to reduce the Acquisition Loan Commitments to the full extent
          -----
          thereof, and second, to reduce the remaining Revolving Loan
                       ------
          Commitments in the amount of such reduction, to the full extent thereof. Notwithstanding anything to the contrary in this subsection, so long as any AXELs are outstanding, any prepayment of the Tranche A Term Loans pursuant to subsection 2.4B(i) shall be applied to the repayment of the AXELs and the Tranche A Term Loans on a pro rata basis according to the respective outstanding principal amounts thereof.

                (b) Application of Mandatory Prepayments by Type of Loans.  Any
                    -----------------------------------------------------
          amount (the "Applied Amount") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(f) shall be applied first to prepay the Tranche A Term Loans to the full extent thereof
          -----
          (provided, however, that Company shall apply any such amounts which
          ---------  -------
          are also required to be applied to repayment of the AXELs under the AXEL Credit Agreement to the Tranche A Term Loans and the AXELs pro rata according to the respective outstanding principal amounts thereof, subject to the provisions of subsection 2.4B(iv)(d)), second,
                                                                         ------
          to the extent of any remaining portion of the Applied Amount, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, third, to the extent of any remaining portion of the
                           -----
          Applied Amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, and fourth, to the
                                                            ------
          extent of any
          remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof.

               (c) Application of Mandatory Prepayments of Tranche A Term Loans
                   ------------------------------------------------------------
          to the Scheduled Installments of Principal Thereof.  Any mandatory
          --------------------------------------------------
          prepayments of the Tranche A Term Loans pursuant to subsection 2.4B(iii) shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Tranche A Term Loans set forth in subsection 2.4A that is unpaid at the time of such prepayment.

               (d) Waiver of Certain Mandatory Prepayments.  Anything contained
                   ---------------------------------------
          herein to the contrary notwithstanding, so long as any Tranche A Term Loans are outstanding, that portion of any Waivable Mandatory Prepayment (as defined in the AXEL Credit Agreement) which would otherwise be payable (in the absence of such an election) to those Lenders that have elected to exercise the option under the AXEL Credit Agreement to waive such prepayments shall be applied to prepay the Tranche A Term Loans (which prepayment shall be applied to the scheduled installments of principal of the Tranche A Term Loans in accordance with subsection 2.4B(iv)(c)).

               (e) Application of Mandatory Prepayments to Revolving Loans and
                   -----------------------------------------------------------
          Revolving Loan Commitments.  Any mandatory prepayments of the
          --------------------------
          Revolving Loans pursuant to subsection 2.4B(iv)(b) shall be applied first to repay outstanding Acquisition Loans to the full extent
          -----
          thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, and second to repay other outstanding
                                             ------
          Revolving Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment. Any reduction of the Revolving Loan Commitments pursuant to subsection 2.4B(iv)(b) (but not pursuant to the preceding sentence) shall be applied first to reduce Acquisition Loan Commitments to the full
                  -----
          extent thereof, and second to reduce the remaining Revolving Loan
                              ------
          Commitments to the full extent thereof.

               (f) Application of Prepayments to Base Rate Loans and Eurodollar
                   ------------------------------------------------------------
          Rate Loans.  Considering Tranche A Term Loans and Revolving Loans
          ----------
          being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

     C.   General Provisions Regarding Payments.

          (i)  Manner and Time of Payment. All payments by Company of principal,
               --------------------------
     interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 1:00 P.M. (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (ii)   Application of Payments to Principal and Interest.  Except as
                 -------------------------------------------------
     provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

          (iii)  Apportionment of Payments.  Aggregate principal and interest
                 -------------------------
     payments in respect of Tranche A Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (iv)   Payments on Business Days.  Whenever any payment to be made
                 -------------------------
     hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v)    Notation of Payment. Each Lender agrees that before disposing
                 -------------------
     of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided
                                                                      --------
     that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

     D.   Application of Proceeds of Collateral and Payments Under Guaranties.

          (i)  Application of Proceeds of Collateral.  Except as provided in
               -------------------------------------
     subsections 2.4B(iii)(a) and 2.4B(iii)(b) with respect to prepayments from Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

               (a) To the payment of all costs and expenses of such sale, collection or other realization, including all expenses, liabilities and advances made or incurred by Administrative Agent and its agents and counsel in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

               (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations then due and owing for the ratable benefit of the holders thereof; and

               (c) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          (ii) Application of Payments Under Guaranties.  All payments received
               ----------------------------------------
     by Administrative Agent under either Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

               (a) To the payment of the costs and expenses of any collection or other realization under such the Guaranty, including all expenses, liabilities and advances made or incurred by Administrative Agent and its agents and counsel in connection therewith, all in accordance with the terms of this Agreement and Guaranty;

               (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in such Guaranty) for the ratable benefit of the holders thereof; and

     (c) thereafter, to the extent of any excess such payments, to the payment to Holdings or the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5  Use of Proceeds.
     ---------------

     A. Tranche A Term Loans and Initial Revolving Loans. The Tranche A Term Loans and up to $10,400,000 in aggregate principal amount of Revolving Loans made on the Closing Date (the "Recapitalization Revolving Loans"), together with the proceeds of up to $330,000,000 in aggregate principal amount of AXELs made on the Closing Date under the AXEL Credit Agreement and the proceeds of the debt and equity capitalization of Holdings and Company described in subsections 4.1D(i), (iii) and (iv), shall be applied by Holdings and Company to fund the Recapitalization Financing Requirements.

     B.   Post Closing Date Revolving Loans and Swing Line Loans.

          (i) Revolving Loans and Swing Line Loans made after the Closing Date in an aggregate amount not to exceed $75,000,000 at any time outstanding may be used by Company for working capital and general corporate purposes, which may include the making of intercompany loans to any of Company's wholly owned Subsidiaries, in accordance with subsection 7.1(iv) or 7.1(v), for their own working capital and general corporate purposes and the making of intercompany loans to Company's Joint Ventures to the extent such Indebtedness is permitted hereunder, for their own working capital and general corporate purposes.

          (ii) Revolving Loans and Swing Line Loans made after the Closing Date in an aggregate amount not to exceed $50,000,000 at any time outstanding may be used by Company or its Subsidiaries to finance Permitted Acquisitions and other expenditures which are included in the definition of Consolidated Capital Expenditures.

     C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Holdings or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  Special Provisions Governing Eurodollar Rate Loans.
     --------------------------------------------------

     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

     B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

     C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation,

Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

     D. Compensation For Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, promptly upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

     E. Booking of Eurodollar Rate Loans. Subject to its obligations under subsection 2.8, any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans
--------  -------
in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and
(ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7  Increased Costs; Taxes; Capital Adequacy.
     ----------------------------------------

     A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B.   Withholding of Taxes.

          (i)   Payments to Be Free and Clear. All sums payable by Company under
                -----------------------------
     this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii)  Grossing-up of Payments.  If Company or any other Person is
                -----------------------
     required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

     provided that no such additional amount shall be required to be paid to any
     --------
     Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

          (iii)  Evidence of Exemption from U.S. Withholding Tax.
                 -----------------------------------------------

                 (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                 (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

               (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or
          (b)(1) of this subsection 2.7B(iii); provided that if such Lender
                                               --------
          shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

     C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8  Obligation of Lenders and Issuing Lenders to Mitigate.
     -----------------------------------------------------

     Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such
                                                          --------
Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.9  Defaulting Lenders.
     ------------------

     Anything contained herein to the contrary notwithstanding, in the event that any Lender (a "Defaulting Lender") defaults (a "Funding Default") in its obligation to fund any Revolving Loan (a "Defaulted Revolving Loan") in accordance with subsection 2.1 as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority, then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, (ii) to the extent permitted by applicable law, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero, (a) any voluntary prepayment of the Revolving Loans pursuant to subsection 2.4B(i) shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Loan Exposure of such Defaulting Lender were zero, and (b) any mandatory prepayment of the Revolving Loans pursuant to subsection 2.4B(iii) shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b), (iii) such Defaulting Lender's Revolving Loan Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the commitment fee payable to Lenders pursuant to subsection 2.3A in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to subsection 2.3A with respect to such Defaulting Lender's Revolving Loan Commitment in respect of any Default Period with respect to such Defaulting Lender, and (iv) the Total Utilization of Revolving Loan Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender.

     For purposes of this Agreement, (I) "Default Period" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (A) the date on which all Revolving Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (B) the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Revolving Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Revolving Loans in accordance with the terms of this subsection 2.9 or by a combination thereof) and (2) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Revolving Loan Commitment, and (C) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (II) "Default Excess" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Revolving Loans) over the aggregate outstanding principal amount of Revolving Loans of such Defaulting Lender.

     No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this subsection 2.9, performance by Company of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of this subsection 2.9. The rights and remedies against a Defaulting Lender under this subsection 2.9 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

2.10 Removal or Replacement of a Lender.
     ----------------------------------

     A. Anything contained in this Agreement to the contrary notwithstanding, in the event that:

          (i) (a) any Lender (an "Increased-Cost Lender") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under subsection 2.7 or subsection 3.6, (b) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (c) such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or

          (ii) (a) any Lender shall become a Defaulting Lender, (b) the Default Period for such Defaulting Lender shall remain in effect, and (c) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or

          (iii) (a) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v) of the first provision to subsection 10.6A, the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "Non-Consenting Lender") whose consent is required shall not have been obtained, and (b) the failure to obtain Non-Consenting Lenders' consents does not result solely from the exercise of Non-Consenting Lenders' rights (and the withholding of any required consents by Non-Consenting Lenders) pursuant to the second provision to subsection 10.6A;

then, and in each such case, Company shall have the right, at its option, to remove or replace the applicable Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "Terminated Lender") to the extent permitted by subsection 2.10B.

     B. Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so:

          (i) elect to (a) terminate the Revolving Loan Commitment, if any, of such Terminated Lender upon receipt by such Terminated Lender of such notice and (b) prepay on the date of such termination any outstanding Loans made by such Terminated Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Terminated Lender hereunder pursuant to subsection 2.3, subsection 2.6, subsection 2.7 or subsection
     3.6 or otherwise; provided that, in the event such Terminated Lender has
                       --------
     any Loans outstanding at the time of such termination, the written consent of Administrative Agent and Requisite Lenders (which consent shall not be unreasonably withheld or delayed) shall be required in order for Company to make the election set forth in this clause (i); or

          (ii) elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Loan Commitment, if any, in full to one or more Eligible Assignees (each a "Replacement Lender") in accordance with the provisions of subsection 10.1B; provided that (a) on the date of such assignment,
                          --------
     Company shall pay any amounts payable to such Terminated Lender pursuant to subsection 2.3, subsection 2.6, subsection 2.7 or subsection 3.6 or otherwise as if it were a prepayment and (b) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender;

provided that (X) Company may not make either of the elections set forth in
--------
clauses (i) or (ii) above with respect to any Non-Consenting Lender unless Company also makes one of such elections with respect to each other Terminated Lender which is a Non-Consenting Lender and (Y) Company may not make either of such elections with respect to any Terminated Lender that is an Issuing Lender unless, prior to the effectiveness of such election, Company shall have caused each outstanding Letter of Credit issued by such Issuing Lender to be cancelled.

     C. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Loan Commitment, if any, pursuant to clause (i) of subsection 2.10B, (i) Schedule 2.1 shall be deemed
                                                ------------
modified to reflect any corresponding changes in the Revolving Loan Commitments and (ii) such Terminated Lender shall no longer constitute a "Lender" for purposes of this Agreement; provided that any rights of such Terminated Lender
                            --------
to indemnification under this Agreement (including under subsections 2.6D, 2.7, 3.6, 10.2 and 10.3) shall survive as to such Terminated Lender.


                                  SECTION 3.
                               LETTERS OF CREDIT

3.1  Issuance of Letters of Credit and Lenders' Purchase of Participations
     ---------------------------------------------------------------------
     Therein.
     -------

     A. Letters of Credit. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(ii) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iii), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Lenders issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit; provided that all such
                                                 --------
Commercial Letters of Credit shall provide for sight drawings. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that
                                   --------
any Lender issue (and no Lender shall issue):

          (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

          (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $20,000,000;

          (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) five Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the
                                                        --------
     immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall elect not to extend such
     --------  -------
     Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension; provided, however, that notwithstanding clause (a)
                              --------  -------
     but subject to the other restrictions of this subsection, Company may request the issuance (on a date prior to five Business Days prior to the Revolving Loan Commitment Termination Date) of a Standby Letter of Credit having an expiration date later than five Business Days prior to the Revolving Loan Commitment Termination Date if Company, at the time of such request, makes arrangements in form and substance satisfactory to the Issuing Lender thereof to cash collateralize such Letter of Credit, provided that Issuing Lender shall be under no obligation to issue such a
     --------
     Letter of Credit if it shall reasonably determine that such cash collateralization arrangements could reasonably be expected to be less favorable to Issuing Lender than the reimbursement arrangements hereunder with respect to other Letters of Credit; or

          (iv)   any Commercial Letter of Credit having an expiration date
     (a) later than the earlier of (X) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance (on a date prior to 30 days prior to the Revolving Loan Commitment Termination Date) of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; provided, however, that
                                          --------  -------
     notwithstanding clause (X) but subject to the other restrictions of this subsection, Company may request the issuance (on a date prior to 30 days prior to the Revolving Loan Commitment Termination Date) of a Commercial Letter of Credit having an expiration date later than the time set forth in clause (X) if Company, at the time of such request, makes arrangements in form and substance satisfactory to the Issuing Lender thereof to cash collateralize such Letter of Credit, provided that Issuing Lender shall be
                                          --------
     under no
     obligation to issue such a Letter of Credit if it shall reasonably determine that such cash collateralization arrangements could reasonably be expected to be less favorable to Issuing Lender than the reimbursement arrangements hereunder with respect to other Letters of Credit.

     B.   Mechanics of Issuance.

          (i)    Notice of Issuance.  Whenever Company desires the issuance of a
                 ------------------
     Letter of Credit, it shall deliver to Administrative Agent a Notice of Issuance of Letter of Credit substantially in the form of Exhibit III
                                                               -----------
     annexed hereto no later than 11:00 A.M. (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit,
     (c) the face amount of the Letter of Credit, (d) in the case of a Letter of Credit which Company requests to be denominated in a currency other than Dollars, the currency in which Company requests such Letter of Credit to be issued, (e) the expiration date of the Letter of Credit, (f) the name and address of the beneficiary, and (g) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in
                                         --------
     its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and provided, further that no
                                                 --------  -------
     Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

          Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

          (ii)   Determination of Issuing Lender.  Upon receipt by
                 -------------------------------
     Administrative Agent of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and

     Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Notice of Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect; provided that
                                                       --------
     Administrative Agent shall not be obligated to issue any Letter of Credit denominated in a foreign currency which in the judgment of Administrative Agent is not readily and freely available.

          (iii)  Issuance of Letter of Credit.  Upon satisfaction or waiver (in
                 ----------------------------
     accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

          (iv)   Notification to Lenders.  Upon the issuance of any Letter of
                 -----------------------
     Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

          (v)    Reports to Lenders.  Within 15 days after the end of each
                 ------------------
     calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to each other Lender a report setting forth for such calendar quarter the daily aggregate amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

     C. Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Loan Commitment shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Revolving Loan Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. On the Revolving Loan Commitment Termination Date, the Issuing Lender shall be deemed to, and hereby agrees to, irrevocably repurchase from each Lender such Lender's participation in the Letters of Credit issued by such Issuing Lender pursuant to the last proviso to subsection 3.1A(iii) or the last proviso to subsection 3.1a(iv) to the extent any such Letter of Credit remains outstanding and any amounts remain undrawn thereunder.

3.2  Letter of Credit Fees.
     ---------------------

     Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

          (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 1/8 of 1% per annum of the daily amount available to be drawn under such Standby Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders having Revolving Loan Exposure, equal to the product of (x) the Applicable Eurodollar Rate Margin and (y) the daily amount available to be drawn under such Standby Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each February 28, May 31, August 31 and November 30 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

          (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 1/8 of 1% per annum of the daily amount available to be drawn under such Commercial Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders having Revolving Loan Exposure, equal to the product of (x) the Applicable Eurodollar Rate Margin and (y) the daily amount available to be drawn under such Commercial Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each February 28, May 31, August 31 and November 30 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

          (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, (1) the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and (2) any amount described in such clauses which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) or
(ii)(b) of this subsection 3.2, Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount.

3.3  Drawings and Reimbursement of Amounts Paid Under Letters of Credit.
     ------------------------------------------------------------------

     A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

     B. Reimbursement by Company of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) and in same day funds equal to the amount of such honored drawing; provided that, anything contained in this Agreement to the contrary
         --------
notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 11:00 A.M. (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such honored drawing; and provided, further that if for any reason proceeds
                             --------  -------
of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

     C.   Payment by Lenders of Unreimbursed Amounts Paid Under Letters of
Credit.

          (i)    Payment by Lenders.  In the event that Company shall fail for
                 ------------------
     any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share of the Revolving Loan Commitments. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

          (ii)   Distribution to Lenders of Reimbursements Received From
                 -------------------------------------------------------
     Company. In the event any Issuing Lender shall have been reimbursed by
     -------
     other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

     D.   Interest on Amounts Paid Under Letters of Credit.

          (i)    Payment of Interest by Company.  Company agrees to pay to each
                 ------------------------------
     Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to
     (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the Base Rate plus the Applicable Base Rate Margin
                                           ----
     for Revolving Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

          (ii)   Distribution of Interest Payments by Issuing Lender.  Promptly
                 ---------------------------------------------------
     upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4  Obligations Absolute.
     --------------------

     The obligation of Company to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

          (i)    any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Holdings or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

          (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries;

          (v) any breach of this Agreement or any other Loan Document by any party thereto;

          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

          (vii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the
--------
applicable Letter of Credit shall not have constituted bad faith, gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5  Indemnification; Nature of Issuing Lenders' Duties.
     --------------------------------------------------

     A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the bad faith, gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

     B. Nature of Issuing Lenders' Duties. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) so long as such Issuing Lender complies with its responsibilities under subsection 3.3A, failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

     In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

     Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising out of the bad faith, gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6  Increased Costs and Taxes Relating to Letters of Credit.
     -------------------------------------------------------

     Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

          (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


                                   SECTION 4.
                   CONDITIONS TO LOANS AND LETTERS OF CREDIT

     The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.


4.1  Conditions to Tranche A Term Loans and Recapitalization Revolving Loans.
     -----------------------------------------------------------------------

     The obligations of Lenders to make the Tranche A Term Loans and any Revolving Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

     A. Loan Party Documents. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

          (i) Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business (except, with respect to Loan Parties other than Company, any such other state or states in which failure to be qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (provided that no such state shall be a state in which real
                     --------
     property of the applicable Loan Party is located)) and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

          (ii) Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

          (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

          (v) Executed originals of the Loan Documents to which such Person is a party; and

          (vi) Such other documents as Syndication Agent or Administrative Agent may reasonably request.

     B. No Material Adverse Effect. Since August 31, 1997, no Material Adverse Effect (in the opinion of Syndication Agent and Administrative Agent) shall have occurred.

     C.   Corporate and Capital Structure, Ownership, Management, Etc.

          (i)    Corporate Structure.  The corporate organizational structure of
                 -------------------
     Holdings and its Subsidiaries, after giving effect to the Recapitalization Transactions, shall be as set forth on Schedule 4.1C annexed hereto.
                                            -------------

          (ii)   Capital Structure and Ownership.  The capital structure and
                 -------------------------------
     ownership of Holdings and its Subsidiaries, after giving effect to the Recapitalization Transactions, shall be reasonably satisfactory to Syndication Agent and Administrative Agent in all respects and as set forth on Schedule 4.1C annexed hereto.
                                               -------------

          (iii)  Employment Agreement.  Syndication Agent and Administrative
                 --------------------
     Agent shall have received a duly executed copy of, and shall be reasonably satisfied with the form and substance of, the Employment Agreement.

     D. Proceeds of Debt and Equity Capitalization of Merger Corp., Holdings and Company.

          (i)    Equity Capitalization.  On or before the Closing Date, Bain,
                 ---------------------
     the Other Investors and the Management Investors shall have made the Equity Contribution.

          (ii)   AXELs.  On the Closing Date, Company shall have borrowed
                 -----
     $330,000,000 in aggregate principal amount of AXELs under the AXEL Credit Agreement.

          (iii)  Senior Subordinated Notes.  On or before the Closing Date,
                 -------------------------
     Company shall have issued and sold for Cash not less than $125,000,000 in aggregate principal amount of Senior Subordinated Notes providing net Cash proceeds to Company of not less than $125,000,000.

          (iv)   Discount Notes.  On or before the Closing Date, Company shall
                 --------------
     have issued and sold for Cash Discount Notes providing net Cash proceeds to Company of not less than $75,000,000.

          (v)    Use of Proceeds.  Company shall have provided evidence
                 ---------------
     reasonably satisfactory to Syndication Agent and Administrative Agent that the proceeds of the debt and equity capitalization of Merger Corp. and Company described in the immediately preceding clauses (i), (ii), (iii) and
     (iv) have been irrevocably committed, prior to the application of the proceeds of the Recapitalization Revolving Loans, to the payment of a portion of the Recapitalization Financing Requirements.

     E.  Related Agreements; AXEL Credit Documents.

          (i) The Bain Advisory Services Agreement, the Harvard Advisory Services Agreement and the Related Agreements shall each be reasonably satisfactory in form and substance to Syndication Agent and Administrative Agent.

          (ii) Syndication Agent and Administrative Agent shall each have received a fully executed or conformed copy of the Bain Advisory Services Agreement, the Harvard Advisory Services Agreement and each Related Agreement and any documents executed in connection therewith, and the Bain Advisory Services Agreement, the Harvard Advisory Services Agreement and each Related Agreement shall be in full force and effect and no provision thereof related to payments thereunder shall have been modified or waived in any respect determined by Syndication Agent or Administrative Agent to be material, in each case without the consent of Syndication Agent and Administrative Agent.

          (iii) Syndication Agent and Administrative Agent shall each have received a fully executed or conformed copy of the AXEL Credit Documents, including the AXEL Credit Agreement (and all exhibits and schedules thereto), any promissory notes evidencing the AXELs and the Intercreditor Agreement, each of which shall be in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent, and each such agreement and promissory note shall be in full force and effect.

     F. Matters Relating to Existing Indebtedness of Holdings and its Subsidiaries.

          (i)    Termination of Existing Credit Agreement and Related Liens;
                 -----------------------------------------------------------
     Existing Letters of Credit.  On the Closing Date, Holdings and its
     --------------------------
     Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement, (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Syndication Agent and Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Holdings and its Subsidiaries thereunder, and (d) made arrangements reasonably satisfactory to Syndication Agent and Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Holdings and its Subsidiaries with respect thereto.

          (ii)   Consent Solicitation.  Pursuant to the Consent Solicitation,
                 --------------------
     Holdings shall have obtained all such consents and amendments with respect to the Existing Subordinated Note Indenture as may be required to permit the consummation of the Recapitalization Transactions, the related financings (including the incurrence of the Obligations hereunder) and the other transactions contemplated by the Loan Documents.

          (iii)  Consummation of Debt Tender Offer.  Holdings shall have
                 ---------------------------------
     repurchased all of the Existing Subordinated Notes tendered in the Debt Tender Offer for cash consideration in an aggregate amount not to exceed $220,000,000 plus any accrued and unpaid interest on such Existing
                  ----
     Subordinated Notes.

          (iv)   No Existing Indebtedness to Remain Outstanding.  Syndication
                 ----------------------------------------------
     Agent and Administrative Agent shall have received an Officers' Certificate of Company stating that, after giving effect to the transactions described in this subsection 4.1F, the Loan Parties shall have no Indebtedness outstanding to Persons other than the Loan Parties other than Indebtedness under the Loan Documents, the Senior Subordinated Notes, the Discount Notes and the Junior Subordinated Seller Notes, Indebtedness with respect to Existing Subordinated Notes not tendered in the Debt Tender Offer, and Indebtedness set forth on Schedule 7.1 annexed hereto.
                               ------------

     G. Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. Holdings and Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary in connection with the Recapitalization Transactions, the Merger and the other transactions contemplated by the Loan Documents and the Related Agreements, and the continued operation of the business conducted by Holdings and its Subsidiaries in substantially the same manner as conducted prior to the consummation of the Recapitalization Transactions and the Merger, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Recapitalization Transactions or the Merger or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

     H.   Consummation of Recapitalization Transactions and Merger.

          (i) All conditions to the Recapitalization Transactions shall have been satisfied pursuant to documentation, including, without limitation, the Recapitalization Agreement and the Certificate of Merger, reasonably satisfactory to Syndication Agent or the fulfillment of such conditions shall have been waived with the consent of Syndication Agent, such consent not to be unreasonably withheld;

          (ii) The aggregate cash consideration paid to the holders of equity interests in Holdings in respect of such equity interests in connection with the Merger shall not exceed $415,100,000;

          (iii) the Merger shall have become effective in accordance with the terms of the Recapitalization Agreement, the Certificate of Merger and the laws of the State of Delaware;

          (iv) Holdings shall have issued not more than $25,000,000 in aggregate principal amount of Junior Subordinated Seller Notes in exchange for all preferred stock of Holdings outstanding immediately prior to the Closing Date;

          (v)    Transaction Costs shall not exceed $32,000,000; and

          (vi) Syndication Agent and Administrative Agent shall have received an Officers' Certificate of Company and Holdings to the effect set forth in clauses (i)-(v) above and stating that Company and Holdings will proceed to consummate the Recapitalization Transactions immediately upon the making of the initial Tranche A Term Loans.

     I. Closing Date Mortgages; Closing Date Mortgage Policies; Etc. Agents shall have received from Holdings, Company and each applicable Subsidiary
Guarantor:

          (i)    Closing Date Mortgages.  Fully executed and notarized Mortgages
                 ----------------------
     (each a "Closing Date Mortgage" and, collectively, the "Closing Date Mortgages"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in
     Schedule 4.1I annexed hereto (each a "Closing Date Mortgaged Property"
     -------------
     and, collectively, the "Closing Date Mortgaged Properties");

          (ii)   Opinions of Local Counsel.  An opinion of counsel (which
                 -------------------------
     counsel shall be reasonably satisfactory to Syndication Agent and Administrative Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Syndication Agent and Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent; provided, however, that Syndication Agent
                                     --------  -------
     and Administrative Agent may determine in their reasonable discretion that an opinion of counsel in any one or more of such states shall not be required hereunder;

          (iii)  Landlord Consents and Estoppels; Recorded Leasehold Interests.
                 -------------------------------------------------------------
     In the case of each Closing Date Mortgaged Property consisting of a Leasehold Property, (a) a Landlord Consent and Estoppel with respect thereto and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

          (iv)   Title Insurance.  (a) ALTA mortgagee title insurance policies
                 ---------------
     or unconditional commitments therefor (the "Closing Date Mortgage Policies") issued by the Title Company with respect to the Closing Date Mortgaged Properties listed in Part A of Schedule 4.1I annexed hereto, in
                                              -------------
     amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Closing Date Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, which Closing Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances (in each case, if available) under this Agreement and for any other matters reasonably requested by Syndication Agent or Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent; and (b) evidence reasonably satisfactory to Syndication Agent and Administrative Agent that such Loan Party has
     (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the

     Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

          (v)  Copies of Documents Relating to Title Exceptions.  Copies of all
               ------------------------------------------------
     recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or in the title reports delivered pursuant to subsection 4.1I(iv); and

          (vi) Matters Relating to Flood Hazard Properties.  (a) Evidence, which
               -------------------------------------------
     may be in the form of a surveyor's note on a survey or a report from a flood hazard search firm, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

     J. Security Interests in Personal and Mixed Property. To the extent not otherwise satisfied pursuant to subsection 4.1I, each of Syndication Agent and Administrative Agent shall have received evidence satisfactory to it that Holdings, Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the reasonable opinion of Syndication Agent and Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

          (i)  Schedules to Collateral Documents.  Delivery to Administrative
               ---------------------------------
     Agent of accurate and complete schedules to all of the applicable Collateral Documents.

          (ii) Stock Certificates and Instruments.  Delivery to Administrative
               ----------------------------------
     Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all capital stock pledged pursuant to the Holdings Pledge Agreement, Company Pledge Agreement and Subsidiary Pledge Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

          (iii)  Lien Searches and UCC Termination Statements.  Delivery to
                 --------------------------------------------
     Syndication Agent and Administrative Agent of (a) the results of a recent search, by a Person reasonably satisfactory to Syndication Agent and Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

          (iv)   UCC Financing Statements and Fixture Filings.  Delivery to
                 --------------------------------------------
     Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Syndication Agent and Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

          (v)    PTO Cover Sheets, Etc.  Delivery to Administrative Agent of all
                 ---------------------
     cover sheets or other documents or instruments required to be recorded with the PTO in order to create or perfect Liens in respect of any U.S. patents, federally registered trademarks or copyrights, or applications for any of the foregoing, included among the IP Collateral; and

          (vi)   Opinions of Local Counsel.  Delivery to Syndication Agent and
                 -------------------------
     Administrative Agent of an opinion of counsel under the laws of each jurisdiction for which an opinion is delivered under subsection 4.1I(ii) and in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Syndication Agent and Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Syndication Agent and Administra tive Agent.

     K. Environmental Reports. Syndication Agent and Administrative Agent shall have received (i) a Phase I environmental assessment for each of the Facilities listed in Schedule 4.1K annexed hereto (collectively, the "Phase I
                     -------------
Report") which (a) substantially complies with the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527, and (b) was conducted no more than six months prior to the Closing Date by ENSR or one or more environmental consulting firms reasonably satisfactory to Administrative Agent and (ii) a summary prepared by ENVIRON Corporation (or another firm reasonably satisfactory to Administrative Agent) of all such Phase I Reports.

     L. Financial Statements; Pro Forma Balance Sheet. On or before the Closing Date, Lenders shall have received from Company (i) audited consolidated financial statements of Holdings and its Subsidiaries for Fiscal Years 1995 and 1996 and unaudited consolidated financial statements of Holding and its Subsidiaries for Fiscal Year 1994, consisting of consolidated balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, (ii) unaudited consolidated financial statements of Holdings and its Subsidiaries for each fiscal month and Fiscal Quarter ended subsequent to the date of the most recent financial statements delivered pursuant to clause (i), consisting of consolidated balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such periods (except for statements of cash flows for each such monthly period), all in reasonable detail and certified by the principal financial officer or principal accounting officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes, and (iii) pro forma consolidated balance sheets of Holdings and its Subsidiaries as at the date of the most recent consolidated balance sheet delivered pursuant to clause (ii), prepared in accordance with GAAP and reflecting the consummation of the Recapitalization Transactions and the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements as if such transactions had occurred on such date, which pro forma financial statements shall be in form and substance reasonably satisfactory to Lenders.

     M. Financial Projections. Lenders shall have received financial projections reasonably satisfactory in form and substance to Syndication Agent and Lenders for Holdings and its Subsidiaries for the period from the Closing Date through November 2007.

     N. Solvency Assurances. On the Closing Date, Syndication Agent, Administrative Agent and Lenders shall have received (i) a letter from Valuation Research Corporation, dated the Closing Date and addressed to Syndication Agent, Administrative Agent and Lenders, in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent and with appropriate attachments, and (ii) a Financial Condition Certificate dated the Closing Date, substantially in the form of Exhibit XII annexed hereto (with such changes thereto as shall be
               -----------
approved by Administrative Agent and Syndication Agent in the exercise of their reasonable discretion) and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the Recapitalization Transactions and the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, Holdings and its Subsidiaries will be Solvent.

     O. Evidence of Insurance. Syndication Agent and Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

     P. Opinions of Counsel to Loan Parties. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Kirkland & Ellis, counsel for Loan Parties, and of Calfee, Halter & Griswold LLP, special Ohio counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VIII annexed
                                                        ------------
hereto and as to such other matters as or Syndication Agent and acting on behalf of Lenders may reasonably request and (ii) evidence satisfactory to Syndication Agent that Company has requested such counsel to deliver such opinions to Lenders.

     Q. Opinions of Syndication Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Syndication Agent, dated as of the Closing Date, substantially in the form of Exhibit IX annexed hereto and as to such
                                   ----------
other matters as Syndication Agent may reasonably request.

     R.   Opinions of Counsel Delivered Under Related Agreements.
Administrative Agent and Syndication Agent and its counsel shall have received copies of each of the opinions of counsel delivered to the parties under the Related Agreements, together with a letter from each such counsel (to the extent not inconsistent with such counsel's established internal policies) authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.

     S. Fees and Expenses. Company shall have paid to Syndication Agent and Administrative Agent, for distribution (as appropriate) to Syndication Agent, Administrative Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3 and all reasonable expenses for which invoices have been presented on or before the Closing Date.

     T. Representations and Warranties; Performance of Agreements. Company shall have delivered to Syndication Agent and Administrative Agent an Officers' Certificate, in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Holdings and Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by them on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Syndication Agent, Administrative Agent and Requisite Lenders.

     U. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, or Syndication Agent and its counsel shall be reasonably satisfactory in form and substance to

Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

     Notwithstanding anything herein to the contrary, it is understood and agreed that the documents and other items set forth on Schedule 6.12 annexed
                                                       -------------
hereto shall be delivered after the Closing Date in accordance with and to the extent required under subsection 6.12.

     Each Lender, by delivering its signature page to this Agreement and funding its Tranche A Term Loan Commitment and Recapitalization Revolving Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved (as long as substantially in the form delivered to Lenders including any changed pages thereto delivered to Lenders), each Loan Document and each other document required to be approved by Requisite Lenders or Lenders, as applicable.

4.2  Conditions to All Loans.
     -----------------------

     The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

     A. Administrative Agent shall have received on or before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the principal financial officer, the principal accounting officer or the treasurer of Company or by any authorized employee of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

     B.   As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

          (iv) The making of the Loans requested on such Funding Date shall not violate any law including Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

          (v) There shall not be pending or, to the knowledge of Holdings or Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries that has not been disclosed by Holdings or Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the reasonable opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect or be inconsistent with the financial statements, balance sheets or financial projections delivered in accordance with subsection 4.1L or 4.1M; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

4.3  Conditions to Letters of Credit.
     -------------------------------

     The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

          A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

          B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the principal financial officer, the principal accounting officer or the treasurer of Company or by any authorized employee of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

          C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

                                  SECTION 5.
             HOLDINGS' AND COMPANY'S REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Holdings and Company represent and warrant to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1  Organization, Powers, Qualification, Good Standing, Business and
     ----------------------------------------------------------------
     Subsidiaries.
     ------------

     A. Organization and Powers. Each Loan Party is a corporation organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as specified in Schedule 5.1 annexed hereto. Each Loan Party has
                              ------------
all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

     B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

     C. Conduct of Business. Holdings and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.13.

     D. Subsidiaries. All of the Subsidiaries of Holdings as of the Closing Date are identified in Schedule 5.1 annexed hereto. The capital stock of each
                       ------------
of Holdings' Subsidiaries any portion of the capital stock of which is pledged under the Collateral Documents is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Holdings is a corporation organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed
                                                          ------------
hereto (as so supplemented) correctly sets forth, as of the Closing Date, the ownership interest of Holdings and each of its Subsidiaries in each of the Subsidiaries of Holdings identified therein.

5.2  Authorization of Borrowing, etc.
     --------------------------------

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

     B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Holdings or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

     C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other govern mental authority or regulatory body except to the extent obtained or made and except for those filings made to perfect Liens under the Collateral Documents. The execution, delivery and performance by Loan Parties of the Related Agreements to which they are parties and the consummation of the transactions contemplated by the such Related Agreements do not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except (i) to the extent obtained or made or (ii) where the failure to obtain or make any of the foregoing, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

     D. Binding Obligation. Each of the Loan Documents and Related Agreements has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     E. Valid Issuance of Holdings Capital Stock, Senior Subordinated Notes, Discount Notes, and Junior Subordinated Seller Notes.

          (i)    Holdings Common Stock. Holdings Common Stock issued on the
                 ---------------------
     Closing Date after giving effect to the Merger, when issued and delivered, will be duly and validly issued, fully paid and nonassessable. The issuance and sale of such Holdings Common Stock, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

          (ii)   Senior Subordinated Notes and Discount Notes.  Company has the
                 --------------------------------------------
     corporate power and authority to issue the Senior Subordinated Notes and the Discount Notes. The Senior Subordinated Notes and the Discount Notes, when issued and paid for, will be the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Senior Subordinated Notes and the Discount Notes will be enforceable against the holders thereof, and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Debt" included in such provisions. The Senior Subordinated Notes and the Discount Notes, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

          (iii)  Junior Subordinated Seller Notes.  Holdings has the corporate
                 --------------------------------
     power and authority to issue the Junior Subordinated Seller Notes. The Junior Subordinated Seller Notes, when issued and paid for, will be the legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Junior Subordinated Seller Notes will be enforceable against the holders thereof, and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Debt" included in such provisions. The Junior Subordinated Seller Notes, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

5.3  Financial Condition.
     -------------------

     Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheets of Holdings and its Subsidiaries for each of Fiscal Years 1996 and 1995, the unaudited consolidated balance sheet of Holdings and its Subsidiaries for Fiscal Year 1994 and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for each such Fiscal Year and (ii) the unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries for each fiscal month and Fiscal Quarter ended subsequent to the date of the most recent financial statements referred to in clause (i) and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for each such period (except for statements of cash flows for each such monthly period). All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes. On the Closing Date, Holdings and Company do not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries.

5.4  No Material Adverse Change.
     --------------------------

     Since August 31, 1997, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

5.5  Title to Properties; Liens; Real Property.
     -----------------------------------------

     A. Title to Properties; Liens. Holdings and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licenses in (in the case of licensed intangible properties), or (iv) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the most recent financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case subject to Permitted Encumbrances and Liens permitted under subsection 7.2 and except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as otherwise permitted by this Agreement, all such properties and assets are free and clear of Liens.

     B.   Real Property.  As of the Closing Date, Schedule 5.5 annexed hereto
                                                  ------------
contains a true, accurate and complete list of (i) all Real Property Assets owned in fee simple by any Loan Party and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. As of the Closing Date, except as specified in Schedule
                                                                        --------
5.5 annexed hereto, each agreement referenced in clause (ii) of the immediately
---
preceding sentence is in full force and effect and Holdings and Company do not have knowledge of any default that has occurred and is continuing thereunder (except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect), and each such agreement constitutes the legally valid and binding obligation of each applicable Loan

Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

5.6  Litigation; Adverse Facts.
     -------------------------

     There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Holdings or Company, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries and that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

5.7  Payment of Taxes.
     ----------------

     Except to the extent permitted by subsection 6.3, all federal, state and other material tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holdings and Company know of no proposed material tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other
                                      --------
appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8  Performance of Agreements; Materially Adverse Agreements.
     --------------------------------------------------------

     A. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

     B. Neither Holdings nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, compliance with which could reasonably be expected to result in a Material Adverse Effect.

5.9  Governmental Regulation.
     -----------------------

     Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10 Securities Activities.
     ---------------------

     A. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Holdings only or of Holdings and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11 Employee Benefit Plans.
     ----------------------

     A. Holdings and each of its Subsidiaries are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

     B. No ERISA Event has occurred or is reasonably expected to occur which has or would reasonably be expected to result in a liability to Holdings or any of its Subsidiaries in excess of $7,500,000.

     C. Except to the extent required under Section 4980B of the Internal Revenue Code, the aggregate liabilities with respect to health or welfare benefits (through the purchase of insurance or otherwise) provided or promised for any retired or former employee of Holdings or any of its Subsidiaries do not exceed $10,000,000.

     D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans, does not exceed $10,000,000.

     E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $10,000,000.

5.12 Certain Fees.
     ------------

     Except as set forth on Schedule 5.12 annexed hereto, no broker's or
                            -------------
finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Holdings and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13 Environmental Protection.
     ------------------------

     Except as set forth on Schedule 5.13 annexed hereto:
                            -------------

          (i) Neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to
     (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, in the case of (a), (b) or (c), individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

          (ii) Neither Holdings nor any of its Subsidiaries has received any letter or written request for information from any governmental agency under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or any comparable state law;

          (iii) To Holdings' and Company's knowledge, there are no and have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

          (iv) Holdings maintains an environmental management system designed to maintain compliance with Environmental Laws and correct any incidents of non-compliance;

          (v) Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect; and

          (vi) No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

5.14 Employee Matters.
     ----------------

     There is no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15 Solvency.
     --------

     Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

5.16 Matters Relating to Collateral.
     ------------------------------

     A. Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1I, 4.1J,
6.8 and 6.9 and (ii) the delivery to Collateral Agent of any Pledged Collateral not delivered to Collateral Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Collateral Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Collateral Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Collateral Agent.

     B. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Collateral Agent pursuant to any of the Collateral Documents or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

     C. Absence of Third-Party Filings. Except such as may have been filed in favor of Collateral Agent as contemplated by subsection 5.16A, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, except with respect to Permitted Encumbrances and Liens permitted under subsection 7.2A, and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

     D. Margin Regulations. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     E. Information Regarding Collateral. All information supplied to Administrative Agent or Collateral Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.17 Related Agreements.
     ------------------

     A. Delivery of Related Agreements. Company has delivered to Lenders complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.

     B. Seller's Warranties. Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties given by Holdings and Zell to Merger Corp. in the Recapitalization Agreement is true and correct as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct as of the Closing Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth in the schedules to the Recapitalization Agreement, in each case except to the extent that the cause of any failure of any such representation or warranty to be true and correct, either individually or in the aggregate with the causes of the failures of any other such representations and warranties to be true and correct, would not reasonably be expected to have a Material Adverse Effect.

     C. Warranties of Merger Corp. Subject to the qualifications set forth therein, each of the representations and warranties given by Merger Corp. to Holdings and Zell in the Recapitalization Agreement is true and correct as of the date hereof and will be true and correct as of the Closing Date, in each case except to the extent that the cause of any failure of any such representation or warranty to be true and correct, either individually or in the aggregate with the causes of the failures of any other such representations and warranties to be true and correct, would not reasonably be expected to have a Material Adverse Effect.

     D. Survival. Notwithstanding anything in the Recapitalization Agreement to the contrary, the representations and warranties of Holdings and Company set forth in subsections 5.17B and 5.17C shall, solely for purposes of this Agreement, survive the Closing Date for the benefit of Lenders.

5.18 Disclosure.
     ----------

     All representations and warranties of Holdings or any of its Subsidiaries and all information contained in the Confidential Information Memorandum or in any Loan Document or Related Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement, taken as a whole, are true and correct in all material respects and do not omit to state a material fact (known to Holdings or Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein (taken as a whole) not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings and Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Holdings or Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.19 Subordination of Seller Notes and Shareholder Subordinated Notes.
     ----------------------------------------------------------------

     The subordination provisions of any Permitted Seller Notes and Shareholder Subordinated Notes are enforceable against the holders thereof, and the Loans and other Obligations hereunder are and will be within the definition of "Senior Indebtedness" or "Senior Debt", as applicable, included in such provisions.


                                   SECTION 6.
                 HOLDINGS' AND COMPANY'S AFFIRMATIVE COVENANTS

     Holdings and Company covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable) and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Holdings and Company shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this Section 6.

6.1  Financial Statements and Other Reports.
     --------------------------------------

     Holdings will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to

Administrative Agent, with sufficient copies for each Lender (and Administrative Agent will, after receipt thereof, deliver to each Lender):

          (i)    Monthly Financials:  as soon as available and in any event
                 ------------------
     within 30 days after the end of each month ending after the date which is six months after the Closing Date, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the principal financial officer or principal accounting officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes;

          (ii)   Quarterly Financials:  as soon as available and in any event
                 --------------------
     within 50 days after the end of each Fiscal Quarter, (a) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the principal financial officer or principal accounting officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes, and (b) a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter; provided, however, that Company may deliver to Administrative
              --------  -------
     Agent in lieu of such narrative report copies of the unaudited quarterly report filed by Holdings with the Securities and Exchange Commission on Form 10-Q in respect of such Fiscal Quarter;

          (iii)  Year-End Financials:  as soon as available and in any event
                 -------------------
     within 95 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the

     Fiscal Year covered by such financial statements, all in reasonable detail and certified by the principal financial officer or principal accounting officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, provided, however, that Company may
                                             --------  -------
     deliver to Administrative Agent in lieu of such narrative report copies of the report filed by Holdings with the Securities and Exchange Commission on Form 10-K in respect of such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of an Independent Public Accountant, which report shall be unqualified, shall express no doubts about the ability of Holdings and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv)   Officers' and Compliance Certificates:  together with each
                 -------------------------------------
     delivery of financial statements of Holdings and its Subsidiaries pursuant to subdivisions (i), (ii) and (iii) above, (a) an Officers' Certificate of Holdings stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their super vision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Holdings has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

          (v)    Reconciliation Statements; MIS Accounting Changes:  (a) if,
                 -------------------------------------------------
     as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (1) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Holdings and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (2) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the principal accounting officer or principal financial officer of Holdings setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change; and (b) if Company changes its method of accounting for Year 2000 Expenditures, MIS Upgrade Expenditures, EITF 97-13 Expenditures or Other MIS Expenditures, then, together with each Compliance Certificate delivered pursuant to subdivision
     (iv) of this subsection 6.1 following such change, a schedule setting forth in reasonable detail (1) the adjustments to the calculation of Consolidated Adjusted EBITDA and Consolidated Capital Expenditures due to such accounting change and (2) the effect of such accounting changes on the calculation of compliance with the covenants in subsections 7.6C and 7.8;

          (vi)   Accountants' Certification:  together with each delivery of
                 --------------------------
     consolidated financial statements of Holdings and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default of a financial nature has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants
                                             --------
     shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

          (vii)  Accountants' Reports:  promptly upon receipt thereof (unless
                 --------------------
     restricted by applicable professional standards), copies of all reports submitted to Holdings by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Holdings and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

          (viii) SEC Filings and Press Releases:  promptly upon their becoming
                 ------------------------------
     available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to analysts or its security holders or by any Subsidiary of Holdings to analysts or its security holders other than Holdings or another Subsidiary of Holdings, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other written, publicly announced notices by Holdings or any of its Subsidiaries concerning material developments in the business of Holdings or any of its Subsidiaries;

          (ix)   Events of Default, etc.:  promptly upon any Responsible Officer
                 -----------------------
     of Holdings or Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Holdings or Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Holdings or Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Holdings or Company has taken, is taking and proposes to take with respect thereto;

          (x)    Litigation or Other Proceedings:  promptly upon any Responsible
                 -------------------------------
     Officer of Holdings or Company obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries (collectively, ``Proceedings'') not previously disclosed in writing by Holdings or Company to Lenders or (b) any material development in any Proceeding that, in any case:

                (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

                (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Holdings or Company to enable Lenders and their counsel to evaluate such matters;

          (xi)   ERISA Events:  promptly upon becoming aware of the occurrence
                 ------------
     of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii)  ERISA Notices:  with reasonable promptness, copies of (a) each
                 -------------
     Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan, as Administrative Agent shall reasonably request; (b) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (xiii) Financial Plans:  as soon as practicable and in any event no
                 ---------------
     later than 30 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the next succeeding Fiscal Year (the ``Financial Plan'' for such Fiscal Years), including (a) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year, together with a pro forma Compliance Certificate for
                                            --- -----
     the first such Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (b) such other information regarding such projections as Administrative Agent may reasonably request;

          (xiv)  Insurance:  as soon as practicable and in any event by the last
                 ---------
     day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material changes made to insurance coverage maintained as of the Closing Date or the date of the most recent such report by Holdings and its Subsidiaries;

          (xv) New Subsidiaries:  promptly upon any Person becoming a Subsidiary
               ----------------
     of Holdings, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Holdings and (b) the ownership and debt and equity capitalization of such Subsidiary;

          (xvi)  Material Contracts:  promptly, and in any event within ten
                 ------------------
     Business Days after any Material Contract of Holdings or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Holdings or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto; and

          (xvii) Other Information:  with reasonable promptness, such other
                 -----------------
     information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent.

6.2  Corporate Existence, etc.
     -------------------------

     Except as permitted under subsection 7.7, Holdings will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however that neither Holdings nor any of its Subsidiaries
          --------  -------
shall be required to preserve any such right or franchise if the Board of Directors of Holdings or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Holdings, such Subsidiary or Lenders.

6.3  Payment of Taxes and Claims; Tax Consolidation.
     ----------------------------------------------

     A. Holdings will, and will cause each of its Subsidiaries to, pay all federal, state and other material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim
                                        --------
need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

     B. Holdings will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

6.4  Maintenance of Properties; Insurance; Application of Net
     --------------------------------------------------------
     Insurance/Condemnation Proceeds.
     -------------------------------

     A. Maintenance of Properties. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and damage by casualty excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all repairs, renewals and replacements thereof which are useful, customary or appropriate for companies in similar businesses.

     B. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value property insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are in accordance with normal industry practice. Each such policy of insurance related to property damage, casualty or business interruption shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $1,000,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

     C.   Application of Net Insurance/Condemnation Proceeds.

          (i)    Business Interruption Insurance.  Upon receipt by Company or
                 -------------------------------
     any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default shall have occurred and be continuing, Company shall within ten Business Days of the receipt thereof apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b);

          (ii)   Casualty Insurance/Condemnation Proceeds.  Within ten Business
                 ----------------------------------------
     Days of receipt by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default shall have occurred and be continuing and so long as the aggregate amount of Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds received from the Closing Date to the date of determination does not exceed $25,000,000, Company may deliver to Administrative Agent an Officers' Certificate setting forth (1) that portion of such Net Insurance/Condemnation Proceeds (the "Proposed Insurance Reinvestment Proceeds") that Company or such Subsidiary intends to use (or enter into a contract to use) within 270 days of such date of receipt to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or to reinvest in Eligible Assets and (2) the proposed use of the Proposed Insurance Reinvestment Proceeds and such other information with respect to such proposed use as Administrative Agent may reasonably request, and Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Proposed Insurance Reinvestment Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Proposed Insurance Reinvestment Proceeds were received or to reinvestment in Eligible Assets or, to the extent the aggregate amount of Net Asset Proceeds and Net Insurance/Condemnation Proceeds received from the Closing Date to the date of determination exceed $5,000,000 and are not so applied, to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b), and (b) if an Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/ Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b).

          (iii)  Net Insurance/Condemnation Proceeds Received by Administrative
                 --------------------------------------------------------------
     Agent.  Within ten Business Days of receipt by Administrative Agent of any
     -----
     Net Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Company or Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitments, Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b), and (b) to the extent the foregoing clause (a) does not apply, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Company, and Company shall, or shall cause one or more of its Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or to reinvestment in Eligible Assets.

6.5  Inspection Rights; Audits of Inventory and Accounts Receivable; Lender
     ----------------------------------------------------------------------
     Meeting.
     -------

     A. Inspection Rights. Holdings shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Holdings or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Holdings or Company may, if they so choose, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, however, that each Lender shall coordinate with
           --------  -------

Administrative Agent the frequency and timing of such visits and inspections so as to reasonably minimize the burden imposed on Holdings and its Subsidiaries.

     B. Audits of Inventory and Accounts Receivable. Holdings shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent to conduct one audit of all Inventory and accounts receivable of Loan Parties during each twelve-month period after the Closing Date, each such audit to be in scope and substance reasonably satisfactory to Syndication Agent and Administrative Agent, all upon reasonable notice and at such reasonable times during normal business hours as may reasonably be requested.

     C. Lender Meeting. Company will, upon the request of Syndication Agent, Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Holdings and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

6.6  Compliance with Laws, etc.
     --------------------------

     Holdings shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), except where noncompliance would not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7  Environmental Review and Investigation, Disclosure, Etc.; Company's Actions
     ---------------------------------------------------------------------------
     Regarding Hazardous Materials Activities, Environmental Claims and
     ------------------------------------------------------------------
     Violations of Environmental Laws.
     --------------------------------

     A. Environmental Review and Investigation. Holdings and Company agree that Administrative Agent may, (i) at any time a fact, event or condition arises that, in Administrative Agent's reasonable discretion, Administrative Agent determines could give rise to environmental liabilities that would materially adversely affect any material Facility, retain, at Company's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials at such Facility prepared by or for Company and (ii) in the event (a) Administrative Agent reasonably believes that Company or Holdings has breached any representation, warranty or covenant contained in subsection 5.6, 5.13, 6.6 or
6.7 or that there has been a material violation of Environmental Laws at any Facility or by Holdings or any of its Subsidiaries at any other location conduct its own investigation of such breach or violation or (b) an Event of Default has occurred and is continuing, conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or
--------
used by Holdings or any of its Subsidiaries, Company and Holdings shall only be obligated to use their reasonable best efforts to obtain permission for Administrative Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting an investigation pursuant to clause
(ii) of the preceding sentence, Company and Holdings hereby grant to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Holdings or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith (to the extent, at any Facility leased by Holdings or any of its Subsidiaries, such actions are permitted by the owner of such Facility). Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Holdings and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Holdings, Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7A will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company and Holdings acknowledge and agree that (x) they will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Holdings' or Company's use of or reliance on such report, (y) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Company, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

     B. Environmental Disclosure. Company will deliver to Administrative Agent, with sufficient copies for each Lender (and Administrative Agent will, after receipt thereof, deliver to each Lender):

          (i) Environmental Audits and Reports.  As soon as practicable
              --------------------------------
     following receipt thereof, copies of all material environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to environmental matters at any Facility that could reasonably be expected to have a Material Adverse Effect.

          (ii) Notice of Certain Releases, Remedial Actions, Etc.  Promptly upon
               --------------------------------------------------
     the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws unless such Release could not reasonably be expected to result in a Material Adverse Effect, (b) any remedial action taken by Company, Holdings or any other Person in response to (1) any Hazardous Materials Activities the existence of which would reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims of which Holdings or any of its Subsidiaries has notice that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, and (c) Company's or Holdings' discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that would reasonably be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws.

          (iii)  Written Communications Regarding Environmental Claims,
                 ------------------------------------------------------
     Releases, Etc.  As soon as practicable following the sending or receipt
     --------------
     thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to give rise to a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency unless such Release could not reasonably be expected to result in a Material Adverse Effect, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity unless such Hazardous Materials Activity could not reasonably be expected to have a Material Adverse Effect.

          (iv) Notice of Certain Proposed Actions Having Environmental Impact.
               --------------------------------------------------------------
     Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (1) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that would reasonably be expected to subject Holdings or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws where such obligations or reimbursements would reasonably be expected to have a Material Adverse Effect.

          (v) Other Information.  With reasonable promptness, such other
              -----------------
     documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this subsection 6.7.

     C. Holdings' and Company's Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws.

          (i) Remedial Actions Relating to Hazardous Materials Activities.
              -----------------------------------------------------------
     Holdings shall promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim that would, in either case, reasonably be expected to have a Material Adverse Effect. In the event Holdings or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, Holdings or such Subsidiary shall conduct and complete such action in material compliance with all applicable Environmental Laws and in accordance an all material respects with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Holdings' or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by Holdings or such Subsidiary.

          (ii) Actions with Respect to Environmental Claims and Violations of
               --------------------------------------------------------------
     Environmental Laws.  Holdings shall promptly take, and shall cause each of
     ------------------
     its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Holdings or its Subsidiaries where such violation would reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against Holdings or any of its Subsidiaries (of which Holdings or any of its Subsidiaries has notice) where such Environmental Claim would reasonably be expected to have a Material Adverse Effect, and discharge any obligations it may have to any Person thereunder.

6.8  Execution of Subsidiary Guaranty and Personal Property Collateral Documents
     ---------------------------------------------------------------------------
     by Future Subsidiaries.
     ----------------------

     A. Execution of Subsidiary Guaranty and Personal Property Collateral Documents. In the event that any Domestic Subsidiary which is an Excluded Subsidiary as of the Closing Date ceases to be an Excluded Subsidiary or any Person becomes a Domestic Subsidiary of Company after the date hereof, Company will promptly notify Administrative Agent of that fact and cause such Subsidiary to execute and deliver to Collateral Agent counterparts of the Subsidiary Guaranty, Subsidiary Pledge Agreement, Subsidiary Security Agreement and Subsidiary Patent and Trademark Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1J) as may be reasonably necessary or, in the reasonable opinion of Administrative Agent, desirable to create in favor of Collateral Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents.

     B. Subsidiary Charter Documents, Legal Opinions, Etc. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iv) to the extent requested by Administrative Agent, a favorable opinion of counsel to such Subsidiary, in form and substance reasonably satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to Administrative Agent and its counsel.

6.9  Conforming Leasehold Interests; Matters Relating to Additional Real
     -------------------------------------------------------------------
     Property Collateral.
     -------------------

     A. Conforming Leasehold Interests. If Holdings or any of its Subsidiaries acquires any Material Leasehold Property, Holdings shall, use commercially reasonable efforts to, or shall cause such Subsidiary to use commercially reasonable efforts to, cause such Leasehold Property to be a Conforming Leasehold Interest.

     B. Additional Mortgages, Etc. From and after the Closing Date, in the event that (i) Holdings or any Subsidiary Guarantor acquires any fee interest in real property or any Material Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (ii) above) then-existing senior lienholder, where Holdings and its Subsidiaries are unable, after exercising commercially reasonable efforts, to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "Additional Mortgaged Property"), Holdings or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, the following:

          (i) Additional Mortgage.  A fully executed and notarized Mortgage (an
              -------------------
     "Additional Mortgage"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property;

          (ii) Opinions of Counsel.  (a)  A favorable opinion of counsel to such
               -------------------
     Loan Party, in form and substance satisfactory to Administrative Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Additional Mortgage and such other matters as Administrative Agent may reasonably request, and (b) if required by Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of such Additional Mortgage and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral related to such Additional Mortgaged Property) as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

          (iii)  Landlord Consent and Estoppel; Recorded Leasehold Interest.  In
                 ----------------------------------------------------------
     the case of an Additional Mortgaged Property consisting of a Leasehold Property, (a) a Landlord Consent and Estoppel and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

          (iv)   Title Insurance.  (a) If required by Administrative Agent, an
                 ---------------
     ALTA mortgagee title insurance policy or an unconditional commitment therefor (an "Additional Mortgage Policy") issued by the Title Company with respect to such Additional Mortgaged Property, in an amount reasonably satisfactory to Administrative Agent, insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged Property vested in such Loan Party and assuring Administrative Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to a standard survey exception, which Additional Mortgage Policy (1) shall include an endorsement for mechanics' liens, for future advances (in each case, if available) under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records; provided, however, that Administrative Agent shall allow for such reasonable revisions to the applicable Mortgage and shall otherwise take such steps as are reasonable and customary to minimize recording, mortgage recording, stamp, documentary and intangible taxes, at Company's cost;

          (v)    Title Report.  If no Additional Mortgage Policy is required
                 ------------
     with respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, last updated not more than 30 days prior to the date such Additional Mortgage is to be recorded and reasonably satisfactory in form and substance to Administrative Agent;

          (vi)  Copies of Documents Relating to Title Exceptions.  Copies of all
                ------------------------------------------------
     recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (iv) or (v) above;

          (vii) Matters Relating to Flood Hazard Properties.  (a) Evidence,
                -------------------------------------------
     which may be in the form of a surveyor's note on a survey or a report from a flood hazard search firm, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Holdings or Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

          (viii)  Environmental Audit.  If required by Administrative Agent,
                  -------------------
     reports and other information, in form, scope and substance reasonably satisfactory to Administrative Agent and prepared by environmental consultants reasonably satisfactory to Administrative Agent, concerning any environmental hazards or liabilities to which Holdings or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property.

     C. Real Estate Appraisals. Holdings shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion).

6.10 Interest Rate Protection.
     ------------------------

     At all times after the date which is 60 days after the Closing Date, Company shall maintain in effect one or more Interest Rate Agreements with respect to the Loans, each such Interest Rate Agreement to be for a term and in form and substance reasonably satisfactory to Syndication Agent, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component (as hereinafter defined) of the interest costs to Company with respect to an aggregate notional principal amount of not less than 50% of the aggregate principal amount of the Tranche A Term Loans outstanding from time to time (based on the assumption that such notional principal amount was a Eurodollar Rate Loan with an Interest Period of three months) to a rate equal to not more than 8.0% per annum. For purposes of this subsection 6.10, the term
"Unadjusted Eurodollar Rate Component" means that component of the interest costs to Company in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

6.11 Additional Foreign Subsidiary Collateral.
     ----------------------------------------

     If, following a change in the relevant provisions of the Internal Revenue Code, counsel for Company acceptable to Administrative Agent does not within 30 days after a request from Administrative Agent or Requisite Lenders deliver evidence, in form and substance satisfactory to Administrative Agent with respect to any Foreign Subsidiary which has not already had all of its capital stock pledged pursuant to the Collateral Documents, that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and of any promissory note issued by such Foreign Subsidiary to Holdings or any of its Domestic Subsidiaries, and
(ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then: in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Collateral Documents, shall be pledged to Collateral Agent pursuant to the Collateral Documents (or another pledge agreement in substantially similar form, if necessary), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Subsidiary Guaranty and other Collateral Documents (or other guaranty and security agreements in substantially similar form, if necessary), granting Collateral Agent a security interest in all of such Foreign Subsidiary's real, mixed and personal property and securing the Obligations, in each case to the extent that such pledge of capital stock and notes and entry into such guaranty and related documents is permitted by the laws of the applicable foreign jurisdictions.

6.12 Post-Closing Deliveries.
     -----------------------

     Company shall cause any actions set forth on Schedule 6.12 annexed hereto
                                                  -------------
to be taken within the time period(s) specified on such Schedule 6.12 and in
                                                        -------------
form and substance reasonably satisfactory to Administrative Agent and Syndication Agent.


                                   SECTION 7.
                   HOLDINGS' AND COMPANY'S NEGATIVE COVENANTS

     Holdings and Company covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable) and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Holdings and Company shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this Section 7.

7.1  Indebtedness.
     ------------

     Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Company may become and remain liable with respect to the Obligations;

          (ii) Holdings and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Company and its Subsidiaries may become and remain liable with respect to (a) Indebtedness in respect of Capital Leases and (b) Indebtedness secured by Liens permitted under subsection 7.2A(iv), provided
                                                                        --------
     that the aggregate amount of Indebtedness described in clauses (a) and (b), together with the amount of any purchase money Indebtedness and Capital Lease obligations of the type permitted under subsection 7.1(xiii), shall not exceed $20,000,000 at any time outstanding;

          (iv) Company may become and remain liable with respect to Indebtedness to any wholly owned Domestic Subsidiary, and any wholly owned Domestic Subsidiary may become and remain liable with respect to Indebtedness to Company or any other wholly owned Domestic Subsidiary; provided that (a) all such intercompany Indebtedness shall be evidenced by
     --------
     promissory notes, (b) all such intercompany Indebtedness owed by Company to any such Subsidiary shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any such Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any
                                   --- -----
     intercompany Indebtedness owed by such Subsidiary to Company or to any of such Subsidiary Guarantors for whose benefit such payment is made;

          (v) (a) Company and any wholly owned Subsidiary of Company may become and remain liable with respect to Indebtedness to any wholly owned Foreign Subsidiary, and (b) any wholly owned Foreign Subsidiary (x) may remain liable with respect to Indebtedness to Company or to any of the Subsidiary Guarantors set forth on Schedule 7.1(v) annexed hereto in
                                        ---------------
     amounts not to exceed the respective amounts set forth on such Schedule and
     (y) may become and remain liable with respect to additional Indebtedness to Company or any Subsidiary Guarantor so long as the aggregate outstanding amount of such Indebtedness under this clause (y), plus the aggregate
                                                        ----
     amount of Investments of the type permitted under subsection 7.3(xiii), does not exceed (1) $15,000,000 at any time from the Closing Date through Fiscal Year 1998, (2) $25,000,000 at any time during Fiscal Year 1999, or (3) $30,000,000 at any time during Fiscal Year 2000 and thereafter; provided that (1) all intercompany Indebtedness
                               --------
     described in clause (b) shall be evidenced by promissory notes, and (2) all intercompany Indebtedness described in clause (a) owed by Company or any Subsidiary Guarantor to any wholly owned Foreign Subsidiary shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement; provided further, however, that Company or any
                              -------- -------  -------
     Subsidiary Guarantor may make additional intercompany loans in excess of such amounts to any wholly owned Foreign Subsidiary so long as the conditions in clause (1) of the preceding proviso are met and the Excess Proceeds Amount immediately prior to the making of such loan equals or exceeds the principal amount of such loan;

          (vi) Holdings and its Subsidiaries may become and remain liable with respect to Indebtedness evidenced by the AXEL Credit Documents;

          (vii) Company may become and remain liable with respect to Indebtedness evidenced by the Senior Subordinated Notes and the Discount Notes;

          (viii) Holdings may become and remain liable with respect to Indebtedness evidenced by the Junior Subordinated Seller Notes issued by Holdings on the Closing Date and any additional Junior Subordinated Seller Notes issued in lieu of the payment of cash interest thereon in accordance with the terms thereof;

          (ix) Company may become and remain liable with respect to Permitted Seller Notes issued as consideration in Permitted Acquisitions; provided
                                                                     --------
     that the aggregate principal amount of Permitted Seller Notes shall not exceed $5,000,000 at any time outstanding;

          (x) Holdings may remain liable with respect to any portion of the Existing Subordinated Notes not tendered pursuant to the Debt Tender Offer;

          (xi) Holdings may become and remain liable with respect to Shareholder Subordinated Notes issued in lieu of cash payments permitted under subsection 7.5(x) to repurchase capital stock of Holdings held by terminated employees and officers, provided that the aggregate principal
                                        --------
     amount of Shareholder Subordinated Notes shall not exceed $3,000,000 at any time outstanding;

          (xii) Foreign Subsidiaries of Holdings may become and remain liable with respect to Indebtedness under lines of credit extended after the Closing Date to any such Foreign Subsidiary by Persons other than Holdings or any or its Subsidiaries, the proceeds of which Indebtedness are used for such Foreign Subsidiary's working capital purposes, provided that the
                                                         --------
     aggregate principal amount of all such Indebtedness outstanding at any time for all such Foreign Subsidiaries (such Indebtedness being the "Foreign Subsidiary Working Capital Indebtedness") shall not exceed the Foreign

     Borrowing Base Amount in effect at such time minus the amount of any
                                                  -----
     outstanding Contingent Obligations of the type permitted under subsection 7.4(viii);

          (xiii) Subject to the applicable restrictions of subsections 7.1(iii) and 7.1(xvi), Company or any Subsidiary of Company acquired pursuant to a Permitted Acquisition may become or remain liable with respect to Indebtedness of a Subsidiary of Company existing at the time of acquisition by Company or a Subsidiary of a Subsidiary or assets pursuant to a Permitted Acquisition, provided that (a) such Indebtedness was not incurred
                            --------
     in connection with or in anticipation of such Permitted Acquisition, (b) such Indebtedness does not constitute debt for borrowed money (other than debt for borrowed money incurred in connection with industrial revenue or industrial development bond financings), it being understood and agreed that Capital Lease obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (xiii), and
     (c) at the time of such Permitted Acquisition such Indebtedness does not exceed 10% of the total value of the assets of the Subsidiary so acquired, or of the assets so acquired, as the case may be; provided, however, that
                                                       --------  -------
     (a) the aggregate amount of any such Capital Lease obligations and purchase money Indebtedness, together with the aggregate amount of other Indebtedness of the type permitted under subsection 7.1(iii), in each case at any time outstanding, shall not exceed the maximum amount set forth in such subsection, and (ii) the aggregate amount of any such Indebtedness other than Capital Lease obligations and purchase money Indebtedness, together with other Indebtedness of the type permitted under subsection 7.1(xvi), in each case at any time outstanding, shall not exceed the maximum amount set forth in such subsection;

          (xiv) Company and its Subsidiaries may become and remain liable with respect to Indebtedness consisting of the financing in the ordinary course of business of insurance premiums with respect to coverage required to be maintained under subsection 6.4;

          (xv) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1(xv) annexed hereto;
                                               ----------------

          (xvi) Company and its Subsidiaries may become and remain liable with respect to Indebtedness not otherwise permitted under this subsection; provided that the aggregate principal amount of such Indebtedness, together
     --------
     with (a) the maximum aggregate liability, contingent or otherwise, with respect to Contingent Obligations incurred pursuant to subsection 7.4(viii) and (b) the amount of any Indebtedness of the type permitted under subsection 7.1(xiii) (other than Capital Lease obligations and purchase money Indebtedness), shall not exceed $20,000,000 at any time outstanding; and

          (xvii) Subsidiaries of Company may become and remain liable with respect to Indebtedness consisting of a converted equity Investment by Company or another Subsidiary of Company in such Subsidiaries, provided
                                                                    --------
     that the underlying equity Investment was permitted hereunder at the time of such conversion.

7.2  Liens and Related Matters.
     -------------------------

     A. Prohibition on Liens. Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

          (i)    Permitted Encumbrances;

          (ii) Liens created pursuant to the Collateral Documents in favor of the Collateral Agent for the benefit of the Lenders and/or the lenders under the AXEL Credit Agreement securing Loan Parties' obligations under this Agreement, the AXEL Credit Agreement and/or under Interest Rate Agreements with any such Lenders and/or lenders or their respective affiliates; provided that such Liens for the benefit of the lenders under
                 --------
     the AXEL Credit Agreement shall at all times secure the Obligations;

          (iii) Liens arising in connection with Capital Leases permitted under subsection 7.1(iii)(a); provided that no such Lien shall extend to or cover
                             --------
     any Collateral or assets other than the assets subject to such Capital Leases;

          (iv) Liens securing Indebtedness permitted by subsection 7.1(iii)(b) incurred (a) to finance the acquisition, construction or improvement of any real property or tangible personal property assets acquired or held by Company or any of its Subsidiaries in the ordinary course of business; provided that (1) such Liens shall be created within 180 days after the
     --------
     acquisition, construction or improvement of such assets, and (2) the principal amount of Indebtedness secured by any such Liens shall at no time exceed 100%, and the proceeds of such Indebtedness shall be used to provide not less than 75%, of the original purchase price of such asset or the amount expended to construct or improve such asset, as the case may be; or
     (b) to renew, extend or refinance any Indebtedness described in clause
     (a); provided that the amount of any such Indebtedness does not exceed the
          --------
     amount of Indebtedness so renewed, extended or refinanced which is unpaid and outstanding immediately prior to such renewal, extension or refinancing; and provided further, that in the case of clause (a) or (b),
                      -------- -------
     (1) such Liens attach solely to the assets financed with such Indebtedness,
     (2) no recourse may be had under the Indebtedness secured by such Lien against any Person other than the borrower of such Indebtedness for the payment of principal, interest, fees, costs or premium on such Indebtedness or for any claim based thereon, and (3) the financial covenants under any Indebtedness secured by such Liens are, in each case, no more restrictive than those set forth in this Agreement;

          (v) Liens on real property or personal property assets of Foreign Subsidiaries of Holdings securing Indebtedness of such Foreign Subsidiaries (other than Indebtedness of the type permitted to be incurred pursuant to subsection 7.1(v)) permitted under this Agreement; and

          (vi) Other Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding.

     B. Equitable Lien in Favor of Lenders. If Holdings or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing,
                                  --------
this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Holdings nor any of its Subsidiaries shall enter into any agreement (other than the New Sub Debt Indentures, the Junior Subordinated Seller Notes or any other agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     D. No Restrictions on Subsidiary Distributions to Holdings or Other Subsidiaries. Except as provided herein, Holdings will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Holdings or any other Subsidiary of Holdings, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Holdings or any other Subsidiary of Holdings, (iii) make loans or advances to Holdings or any other Subsidiary of Holdings, or (iv) transfer any of its property or assets to Holdings or any other Subsidiary of Holdings, except for such encumbrances or restrictions existing under or by reason of (a) applicable law, (b) this Agreement and the other Credit Documents, (c) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Company or any of its Subsidiaries, (d) customary provisions restricting assignment of any licensing agreement entered into by Company or any of its Subsidiaries in the ordinary course of business, (e) the New Sub Debt Indentures and the AXEL Credit Documents, (f) customary provisions restricting the transfer of assets subject to Liens permitted under subsections 7.2A(iii) and 7.2A(iv), and (g) any document or instrument evidencing Foreign Subsidiary Working Capital Indebtedness permitted under subsection 7.1(xii) so long as such encumbrance or restriction only applies to the Foreign Subsidiary of Holdings incurring such Indebtedness.

7.3  Investments; Joint Ventures.
     ---------------------------

     Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Holdings and its Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Foreign Subsidiaries of Holdings may make and own Investments in Foreign Cash Equivalents;

          (iii) Holdings may continue to own the Investments owned by it as of the Closing Date in Company, and Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company and make additional Investments in such Subsidiaries that are Subsidiary Guarantors;

          (iv) Holdings and its Subsidiaries may own Investments in their respective Subsidiaries to the extent that such Investments reflect an increase in the value of such Subsidiaries;

          (v) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsections 7.1(iv) and 7.1(v);

          (vi) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

          (vii) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3(vii) annexed
                                                -----------------
     hereto;

          (viii) Company and its Subsidiaries may make loans and advances to employees, officers, executives or consultants to Company and its Subsidiaries in the ordinary course of business of Company and its Subsidiaries as presently conducted for the purpose of purchasing capital stock of Holdings so long as no cash is paid by Holdings or any of its Subsidiaries in connection with the acquisition of such capital stock;

          (ix) Company and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of Company or any such Subsidiary;

          (x) Company and its Subsidiaries may acquire and own Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (xi) Company and its Subsidiaries may make and own Investments consisting of deposits made in the ordinary course of business consistent with past practices to secure the performance of leases;

          (xii) Holdings may make equity contributions to the capital of Company;

          (xiii) Company and its Domestic Subsidiaries may make and own Investments consisting of cash capital contributions (in addition to cash contributions made prior to the Closing Date and set forth on Schedule
                                                                   --------
     7.3(xiii) annexed hereto) to Foreign Subsidiaries of Company, or the
     ---------
     capitalization or forgiveness of any Indebtedness owed to them by a Foreign Subsidiary and outstanding under subsection 7.1(v); provided that the sum
                                                         --------
     of (x) aggregate amount of such contributions, capitalization and forgiveness made after the Closing Date, plus (y) the aggregate outstanding
                                              ----
     principal amount of Indebtedness of the type permitted under subsection 7.1(v), shall not exceed the amounts set forth in subsection 7.1(v) at the times set forth therein;

          (xiv) Company and its Subsidiaries may make and own Investments in Subsidiaries acquired pursuant to Permitted Acquisitions under subsection 7.7(xiv);

          (xv) Company and its Subsidiaries may make and own Investments consisting of notes received in connection with any Asset Sale limited to 20% of the total sale price of the assets sold in such Asset Sale; provided
                                                                        --------
     that the aggregate principal amount of such notes at any time outstanding shall not exceed $5,000,000;

          (xvi) Company and its Subsidiaries may make and own Investments in any Person which (a) (1) result in the creation of an account arising in the ordinary course of Company's or such Subsidiary's business or (2) result from the restructure, reorganization or similar composition of trade account obligations which arose in the ordinary course of business and which are owing to Company or such Subsidiary from financially distressed debtors, and (b) are, in each case, subject to the Lien in favor of Collateral Agent under the Collateral Documents;

          (xvii) Holdings and its Subsidiaries may make and own Investments permitted under subsection 7.7(xi), 7.7(xii) and 7.7(xiii);

          (xviii) Company and its Subsidiaries may make and own the Investments described in Schedule 7.3(xviii) annexed hereto; provided that the
                  -------------------                 --------
     aggregate amount of such Investments shall not exceed $5,000,000;

          (xix) Company and its Subsidiaries may make and own Investments in wholly owned Domestic Subsidiaries of Company consisting of intercompany Indebtedness of such Subsidiaries converted to equity Investments, provided
                                                                        --------
     that the underlying intercompany Indebtedness was permitted hereunder at the time of such conversion;

          (xx) Company and its Subsidiaries may make and own Investments not otherwise permitted under this subsection 7.3 so long as immediately prior to the making of each such Investment the Excess Proceeds Amount exceeds the amount of such Investment being made; and

          (xxi) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $10,000,000.

7.4  Contingent Obligations.
     ----------------------

     Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty, and Holdings may become and remain liable with respect to Contingent Obligations in respect of the Holdings Guaranty;

          (ii) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

          (iii) Company may become and remain liable with respect to Contingent Obligations under Hedge Agreements required under subsection 6.10;

          (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of (a) customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets, (b) endorsements of instruments for deposit or collection in the ordinary course of business, and (c) standard contractual indemnities entered into in the ordinary course of business;

          (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries;

          (vi) Holdings and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed
                                                         ------------
     hereto;

          (vii) Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations arising under their subordinated guaranties of the Senior Subordinated Notes and the Discount Notes as set forth in the New Sub Debt Indentures;

          (viii) Subject to the limitations set forth in subsection 7.1(xii), Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations consisting of guaranties by Company of Foreign Subsidiary Working Capital Indebtedness (including letters of credit issued for the account of Company and its Subsidiaries and in favor of lenders in respect of any such Foreign Subsidiary Working Capital Indebtedness);

          (ix) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations consisting of guarantees of obligations of any Subsidiary of Company under any worker's compensation self-insurance program of such Subsidiary administered in accordance with applicable law relating to worker's compensation;

          (x) Holdings and its Subsidiaries may become and remain liable with respect to Contingent Obligations consisting of (a) guarantees by Holdings and its Subsidiaries of Indebtedness, leases and other contractual obligations permitted to be incurred by Company or its wholly owned Domestic Subsidiaries and (b) guarantees by Foreign Subsidiaries of Holdings of Indebtedness, leases and other contractual obligations permitted to be incurred by other wholly owned Foreign Subsidiaries of Holdings; and

          (xi) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations not otherwise permitted under this subsection; provided that the maximum aggregate liability, contingent or
                 --------
     otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations, together with the aggregate principal amount of Indebtedness of Company and its Subsidiaries incurred pursuant to subsection 7.1(ix), shall at no time exceed $20,000,000.

7.5  Restricted Junior Payments.
     --------------------------

     Holdings and Company shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) any
                                                     --------
Subsidiary of Company can pay dividends to Company or any wholly owned Subsidiary of Company, (ii) Company may make dividends to Holdings necessary to consummate the Recapitalization Transactions on the Closing Date, (iii) Holdings and Company may make any Restricted Junior Payments in accordance with the terms of, and only to the extent required by, the Recapitalization Agreement, (iv) Company may make (x) regularly scheduled payments of interest in respect of the Senior Subordinated Notes and the Discount Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Senior Subordinated Notes or the Discount Notes, respectively, and the applicable New Sub Debt Indenture, and (y) so long as (1) no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, (2) Holdings and Company shall be in compliance, on a pro forma basis giving effect thereto, with the covenants set forth in subsection 7.6 hereof and (3) the ratio of Consolidated Adjusted EBITDA to Consolidated Cash Interest Expense (after giving effect thereto) shall equal or exceed 3.5:1.00 (and Company shall have delivered to Administrative Agent an Officer's Certificate (together with supporting information therefor), in form and substance reasonably satisfactory to Administrative Agent, certifying to the effect of clauses (1), (2) and (3)), regularly scheduled payments of interest accruing after delivery of such certificate in respect of the Junior Subordinated Seller Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Junior Subordinated Seller Notes, (v) Company may make Restricted Junior Payments to Holdings to the extent required for Holdings to make, and Holdings may make, regularly scheduled payments of interest in respect of the Shareholder Subordinated Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, such Shareholder Subordinated Notes, as applicable, (vi) Company may make scheduled interest payments in respect of Permitted Seller Notes permitted under subsection 7.1(ix) in accordance with the terms of such Permitted Seller Notes;
(vii) so long as no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, Company may make Restricted Junior Payments of amounts to the extent required for Holdings to, and Holdings may, repurchase, redeem, defease or otherwise prepay or retire any Existing Subordinated Notes not tendered pursuant to the Debt Tender Offer on terms (set forth in the Existing Subordinated Note Indenture or otherwise) no less favorable in any material respect to Holdings, Company and Lenders than the terms of the Debt Tender Offer, (viii) Company may make Restricted Junior Payments to Holdings, and Holdings may make Restricted Junior Payments, (a) in an aggregate amount not to exceed $1,500,000 in any Fiscal Year, to the extent necessary to permit Holdings to pay general administrative costs and expenses and (b) to the extent necessary to permit Holdings to discharge the consolidated tax liabilities of Holdings and its Subsidiaries, (ix) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, Company may make Restricted Junior Payments to Holdings, and Holdings may make Restricted Junior Payments, (a) to permit the payment of the Bain Management Fees under the Bain Advisory Services Agreement and (b) to permit the payment of the Harvard Management Fees under the Harvard Advisory Services Agreement, and
(x) Company may make Restricted Junior Payments to Holdings to the extent required for Holdings to make, and Holdings may make, Restricted Junior Payments in an aggregate amount not to exceed $12,500,000 in any Fiscal Year to the extent necessary to make repurchases of capital stock (and options or warrants to purchase such capital stock) of Holdings from employees (a) upon termination (including by reason of death, disability or retirement) of such employees or
(b) pursuant to a contractual obligation of Holdings or any of its Subsidiaries, provided that such amount shall be reduced by the aggregate amount of all
--------
principal and interest payments made on any Shareholder Subordinated Notes permitted under subsection 7.1(xi) in such Fiscal Year; and, provided further,
                                                             -------- -------
that any Restricted Junior Payments by Company to Holdings permitted under this subsection shall be applied by Holdings for the purposes specified in this subsection.

7.6  Financial Covenants.
     -------------------

     A. Minimum Interest Coverage Ratio. Holdings and Company shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense (excluding therefrom, for purposes of this subsection 7.6A
                  ---------
only, the amount of any amortization of deferred financing costs, interest on deferred compensation or payments made to obtain Interest Rate Agreements which would otherwise be included in Consolidated Interest Expense) for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

               ===============================================
                                                 Minimum
                                                 Interest
                                                 Coverage
                        Period                    Ratio
               ===============================================
                Closing Date - 8/15/00             1.5:1
               -----------------------------------------------
                8/16/00 - 5/15/01                  1.6:1
               -----------------------------------------------
                5/16/01 - 2/15/02                  1.7:1
               -----------------------------------------------
                2/16/02 - 11/15/02                 1.8:1
               -----------------------------------------------
                11/16/02 and thereafter            1.9:1
               ===============================================

     B. Maximum Leverage Ratio. Holdings and Company shall not permit the Leverage Ratio of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

               ===============================================
                                                  Maximum
                        Period                Leverage Ratio
               ===============================================
                Closing Date - 11/15/98            7.4:1
               -----------------------------------------------
                11/16/98 - 2/15/99                 7.3:1
               -----------------------------------------------
                 2/16/99 - 8/15/99                 7.0:1
               -----------------------------------------------
                 8/16/99 - 11/15/99                6.9:1
               -----------------------------------------------
                11/16/99 - 2/15/00                 6.8:1
               -----------------------------------------------
                 2/16/00 - 5/15/00                 6.7:1
               -----------------------------------------------
                 5/16/00 - 8/15/00                 6.6:1
               -----------------------------------------------
                 8/16/00 - 11/15/00                6.5:1
               -----------------------------------------------
                11/16/00 - 5/15/01                 6.1:1
               -----------------------------------------------
                 5/16/01 - 8/15/01                 6.0:1
               -----------------------------------------------
                 8/16/01 - 11/15/01                5.9:1
               -----------------------------------------------
                11/16/01 - 2/15/02                 5.6:1
               -----------------------------------------------
                 2/16/02 - 8/15/02                 5.5:1
               -----------------------------------------------
                 8/16/02 - 11/15/02                5.4:1
               -----------------------------------------------
                11/16/02 and thereafter            5.1:1
               ===============================================

C. Minimum Consolidated Adjusted EBITDA. Holdings and Company shall not permit Consolidated Adjusted EBITDA for any four-Fiscal Quarter period ending during any period set forth below to be less than the correlative amount indicated:

               ================================================
                                                 Minimum
                                          Consolidated Adjusted
                        Period                   EBITDA
               ================================================
                Closing Date - 2/15/99        $ 92,500,000
               ------------------------------------------------
                 2/16/99 - 5/15/99            $ 95,000,000
               ------------------------------------------------
                 5/16/99 - 8/15/99            $ 97,000,000
               ------------------------------------------------
                 8/16/99 - 2/15/00            $ 97,500,000
               ------------------------------------------------
                 2/16/00 - 5/15/00            $ 99,500,000
               ------------------------------------------------
                 5/16/00 - 8/15/00            $101,000,000
               ------------------------------------------------
                 8/16/00 - 11/15/00           $104,000,000
               ------------------------------------------------
                11/16/00 - 2/15/01            $105,000,000
               ------------------------------------------------
                 2/16/01 - 5/15/01            $107,500,000
               ------------------------------------------------
                 5/16/01 - 8/15/01            $109,000,000
               ------------------------------------------------
                 8/16/01 - 11/15/01           $111,500,000
               ------------------------------------------------
                11/16/01 - 2/15/02            $113,000,000
               ------------------------------------------------
                 2/16/02 - 5/15/02            $115,000,000
               ------------------------------------------------
                 5/16/02 - 8/15/02            $116,000,000
               ------------------------------------------------
                 8/16/02 - 11/15/02           $118,000,000
               ------------------------------------------------
                11/16/02 and thereafter       $120,000,000
               ================================================

D. Certain Calculations. With respect to any period during which a Permitted Acquisition occurs, for purposes of determining compliance with the financial covenants set forth in this subsection 7.6, Consolidated Adjusted EBITDA and Consolidated Interest Expense shall be calculated with respect to such periods and such New Business on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission as of January 1, 1997, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges whether (x) resulting from decisions made by Company or (y) implemented by the management of the New Business within the six-month period immediately preceding the closing of such Permitted Acquisition (provided that the cost savings described in clause (y) are supportable and quantifiable by the underlying accounting records of such business), which pro forma adjustments shall be certified by the principal financial officer or principal accounting officer of Company) using the historical financial statements of the New Business so acquired or to be acquired and the consolidated financial statements of Holdings and its Subsidiaries which shall be reformulated (i) as if such Permitted Acquisition, and any acquisitions which have been consummated during such period, and any Indebtedness or other liabilities incurred in connection with any such acquisition had been consummated or incurred at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans during such period), and (ii) otherwise in conformity with certain procedures to be agreed upon between Administrative Agent and Company, all such calculations to be in form and substance reasonably satisfactory to Administrative Agent.

7.7  Restriction on Fundamental Changes; Asset Sales and Recapitalizations.
     ---------------------------------------------------------------------

     Holdings shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Holdings or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

          (i) any Subsidiary of Company may be merged with or into Company or any wholly owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly owned Subsidiary Guarantor; provided that, in the case of such a merger involving
                           --------
     Company, Company shall be the continuing or surviving corporation, and in the case of any other such merger, such wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation;

          (ii) any Foreign Subsidiary of Company may be merged with or into any wholly owned Foreign Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any wholly owned Foreign Subsidiary; provided
                                                                     --------
     that (i) in the case of such a merger, such wholly owned Foreign Subsidiary shall be the continuing or surviving corporation and (ii) in each case, the stock of such wholly owned Foreign Subsidiary is pledged pursuant to, and to the extent required under, the Collateral Documents;

          (iii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.8;

          (iv) Company and its Subsidiaries may dispose of obsolete, uneconomical, negligible, worn out or surplus property (including Intellectual Property) in the ordinary course of business;

          (v) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that
                                                                --------
     the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

          (vi) subject to subsection 7.12, Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $20,000,000; provided that (x) the consideration received for such assets
                  --------
     shall be in an amount at least equal to the fair market value thereof; (y) not less than 80% of the consideration received shall be cash; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);

          (vii) Company and its Subsidiaries may sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; provided that the aggregate amount of such accounts receivable sold
     --------
     pursuant to this clause (vii) shall not exceed in any Fiscal Year 10% of the accounts receivable of Company and its Subsidiaries recorded for the preceding Fiscal Year;

          (viii) Company and its Subsidiaries may sell or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged;

          (ix) Company and its Subsidiaries may, in the ordinary course of business, license as licensee or licensor patents, trademarks, copyrights and know-how to or from third Persons, so long as any such license by Company or any of its Subsidiaries in its capacity as licensor is permitted to be assigned pursuant to the Collateral Documents (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by Company or any of its Subsidiaries pursuant to the Collateral Documents in the Intellectual Property covered by such license;

          (x) Company and its Subsidiaries may sell or otherwise transfer inventory to their respective Subsidiaries for resale by such Subsidiaries, and Subsidiaries of Company may sell or otherwise transfer inventory to Company for resale by Company so long as the security interest granted to the Collateral Agent pursuant to the Collateral Documents in the inventory so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

          (xi) Company may contribute cash to one or more wholly owned Domestic Subsidiaries formed after the Closing Date, so long as the aggregate amount of such cash so contributed to each such Domestic Subsidiary does not exceed $1,000,000;

          (xii) Company and its Domestic Subsidiaries may transfer assets (other than inventory) to wholly owned Foreign Subsidiaries so long as (x) the aggregate fair market value of all such assets (other than intellectual property) so transferred (determined in good faith by the Board of Directors or senior management of Company) to all such Foreign Subsidiaries on and after the Closing Date does not exceed $2,000,000 and (y) the aggregate fair market value of all Intellectual Property so transferred (determined in good faith by the Board of Directors or senior management of Company) to all such Foreign Subsidiaries on and after the Closing Date does not exceed $1,000,000;

          (xiii) any Domestic Subsidiary of Company may transfer assets (other than accounts receivable and inventory) to Company or to any other wholly owned Domestic Subsidiary of Company so long as the security interests granted to Collateral Agent of Lenders pursuant to the Collateral Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer); and

          (xiv) Company or any Subsidiary of Company may make acquisitions of assets and businesses (including acquisitions of the capital stock or other equity interests of another Person), provided that:
                                          --------

                 (a) immediately prior to and after giving effect to any such acquisition, Company and its Subsidiaries shall be in compliance with the provisions of subsection 7.13 hereof;

                 (b) if such acquisition is structured as a stock acquisition, then either (A) the Person so acquired becomes a wholly owned Subsidiary of Company or (B) such Person is merged with and into Company or a wholly owned Subsidiary of Company (with Company or such wholly owned Subsidiary being the surviving corporation in such merger), and in any case, all of the provisions of subsection 6.8 have been complied with in respect of such Person;

                 (c) the only consideration paid in connection with such Permitted Acquisition shall consist of cash, Holdings Common Stock or Permitted Seller Notes;

                 (d) (1) Company shall be in compliance, on a pro forma basis giving effect to the proposed acquisition, with the covenants set forth in subsection 7.6 hereof, (2) the ratio (calculated on a pro forma basis giving effect to the proposed acquisition) of (x) the principal amount of any Revolving Loans borrowed to finance such acquisition to (y) the New Business EBITDA of the acquired business shall not exceed 3.5 to 1.0, (3) the ratio (calculated on a pro forma basis giving effect to the proposed acquisition) of (x) the principal amount of all Indebtedness incurred by Holdings and its Subsidiaries to finance such acquisition plus all
                                                                       ----
          Indebtedness of such New Business existing at the time of such acquisition for which Holdings or any of its Subsidiaries shall be liable immediately following such acquisition, to (y) the New Business EBITDA of the acquired business shall not exceed 5.5 to 1.0, and (4) no Event of Default or Potential Event of Default shall have occurred and be continuing at the time of such acquisition or shall be caused thereby; and Company shall have delivered to Administrative Agent an Officer's Certificate (together with supporting information therefor), in form and substance reasonably satisfactory to Administrative Agent, certifying as to the foregoing; and

                 (e) any assets acquired pursuant to such acquisition shall be subject to a First Priority Lien in favor of Collateral Agent on behalf of Lenders pursuant to the Collateral Documents;

          (xv) Holdings and its Subsidiaries may consummate the Recapitalization Transactions:

          (xvi) Holdings may issue Holdings Common Stock to the extent otherwise not prohibited under the provisions hereof.

7.8  Consolidated Capital Expenditures.
     ---------------------------------

     A. Holdings and Company shall not, and shall not permit their respective Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (as adjusted in accordance with the provisos hereto, the "Maximum Consolidated Capital Expenditures Amount") set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital Expenditures Amount for any
      --------
Fiscal Year shall be increased by an amount equal to the lesser of (x) the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (prior to adjustment in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year and (y) 50% of the Maximum Consolidated Capital Expenditures Amount (prior to adjustment in accordance with this proviso) for such previous Fiscal Year (the amount of such increase described in this proviso being the "Carryforward" from such preceding Fiscal Year):


             =====================================================
                                      Maximum Consolidated
                    Fiscal Year       Capital Expenditures
             =====================================================
                       1998                $25,500,000
             -----------------------------------------------------
                       1999                $19,000,000
             -----------------------------------------------------
                       2000                $18,500,000
             -----------------------------------------------------
                       2001                $20,500,000
             -----------------------------------------------------
                2002 and thereafter        $23,000,000
             =====================================================

; and provided further, that the Maximum Consolidated Capital Expenditures
      -------- -------
Amount for each Fiscal Year shall be increased upon the consummation of the acquisition of a New Business as follows:

          (i) for the Fiscal Year during which such acquisition is consummated, the Maximum Consolidated Capital Expenditures Amount shall be increased by an amount equal to the product of (a) a fraction obtained by dividing the number of days remaining in such Fiscal Year (following such acquisition) by 365, multiplied by (b) 2.0% of the actual historical revenues of the New
             -------------
     Business for the most recently ended twelve-month period (the "Acquired
     LTM Revenue") prior to such acquisition; and

          (ii) for each Fiscal Year thereafter, the Maximum Consolidated Capital Expenditures Amount shall be increased by an amount equal to 2.0% of the Acquired LTM Revenue of such New Business.

     Notwithstanding anything to the contrary contained herein, to the extent any EITF 97-13 Expenditures, Year 2000 Expenditures or Other MIS Expenditures are added back to Consolidated Adjusted EBITDA by virtue of Schedule 1.1(i),
                                                            ---------------
such amounts added in calculating Consolidated Adjusted EBITDA shall be added to Consolidated Capital Expenditures for purposes of determining compliance with this subsection 7.8A.

     B. Company and its Subsidiaries may make additional Consolidated Capital Expenditures consisting of MIS Upgrade Expenditures at any time during Fiscal Years 1998 through 2001 in an aggregate amount for all such Fiscal Years not to exceed $12,000,000, and in an aggregate amount for any such Fiscal Year not to exceed 75% of such amount (it being understood that MIS Upgrade Expenditures may exceed the amounts set forth in this subsection 7.8B so long as Consolidated Capital Expenditures, including any such excess, do not exceed the limitations set forth in subsection 7.8A).

     C. Notwithstanding anything in this subsection to the contrary, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Company and its Subsidiaries may make Consolidated Capital Expenditures at any time in an aggregate amount equal to the Excess Proceeds Amount at such time (which Consolidated

Capital Expenditures shall not be included in any determination of Consolidated Capital Expenditures under subsection 7.8A).

7.9  Sales and Lease-Backs.
     ---------------------

     Except for the transactions described on Schedule 7.9 annexed hereto,
                                              ------------
Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Holdings or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Holdings or any of its Subsidiaries) or (ii) which Holdings or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Holdings or any of its Subsidiaries to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease. Notwithstanding anything herein to the contrary, only 85% of the Net Asset Sale Proceeds of the sale-leaseback transaction described on Schedule 7.9 shall be
                                                        ------------
applied as required by subsection 2.4B(iii)(a).

7.10 Sale or Discount of Receivables.
     -------------------------------

     Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable; provided, however, that Company and its Subsidiaries may, in the exercise of
--------  -------
their reasonable business judgment in connection with efforts to collect amounts owed thereunder, discount or sell (to the extent permitted under subsection 7.7(vii)) for less than the face value thereof any accounts receivable.

7.11 Transactions with Shareholders and Affiliates.
     ---------------------------------------------

     Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Holdings or with any Affiliate of Holdings or of any such holder, on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any
              --------
transaction between Holdings and any of its wholly owned Subsidiaries or between any of its wholly owned Subsidiaries, (ii) any payment from Company to Holdings expressly permitted under subsection 7.5, (iii) the payment of Management Fees to Bain under the Bain Advisory Services Agreement, (iv) the payment of Harvard Management Fees under the Harvard Advisory Services Agreement, (v) any employment agreement entered into by Holdings or any of its Subsidiaries in the ordinary course of business, (vi) any issuance of capital stock of Holdings in connection with employment arrangements, stock options and stock ownership plans of Holdings or any of its Subsidiaries entered into in the ordinary course of business, (vii) any of the Recapitalization Transactions, or (viii) reasonable and customary fees paid to members of the Boards of Directors of Holdings and its Subsidiaries.

7.12 Disposal of Subsidiary Stock.
     ----------------------------

     Except for any sale of 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsection 7.7(vi), Holdings shall not:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Holdings (subject to the restrictions on such disposition otherwise imposed hereinunder), or to qualify directors if required by applicable law.

7.13 Conduct of Business.
     -------------------

     From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related or supportive businesses and (ii) such other lines of business as may be consented to by Requisite Lenders. Holdings shall engage in no business and have no assets (including Intellectual Property) other than (i) owning the stock of Company, (ii) the issuance of and activities related to the maintenance and servicing of the Junior Subordinated Seller Notes and Shareholder Subordinated Notes as permitted hereunder, (iii) the entering into, and the performance of its obligations under, the Holdings Guaranty, the Holdings Pledge Agreement, the Holdings Security Agreement, the Related Agreements to which it is a party, the Bain Advisory Services Agreement and the AXEL Credit Documents, (iv) the receipt of Cash dividends or Cash distributions from Company in accordance with the provisions hereof, and (v) activities associated with expenses paid with any dividends paid to Holdings which are permitted under subsection 7.5. Notwithstanding the foregoing, Holdings may engage in activities incidental to
(a) the maintenance of its corporate existence in compliance with applicable law, (b) legal, tax and accounting matters in connection with any of the foregoing activities and (c) entering into, and performing its obligations under, this Agreement and the Loan Documents to which it is a party.

7.14 Amendments or Waivers of Certain Agreements; Amendments of Documents
     --------------------------------------------------------------------
     Relating to Subordinated Indebtedness; "Designated Senior Debt".
     ---------------------------------------------------------------

     A. Amendments or Waivers of Certain Agreements. None of Holdings, Company nor any of their respective Subsidiaries will agree to any amendment to, or waive any of its rights under, the Bain Advisory Services Agreement, the Harvard Advisory Services Agreement or any Related Agreement (other than any Related Agreement evidencing or governing any

Subordinated Indebtedness) after the Closing Date if any such amendment or waiver would, individually or in the aggregate, reasonably be expected to be materially adverse to Lenders without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

     B. Amendments of Documents Relating to Subordinated Indebtedness. Holdings and Company shall not, and shall not permit any of their respective Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to Holdings, Company or Lenders.

     C. Amendments of AXEL Credit Documents. Holdings and Company shall not, and shall not permit any of their respective Subsidiaries to, amend or otherwise change the terms of any of the AXEL Credit Documents, or make any payment consistent with an amendment thereof or a change thereto, that would have the effect of (i) changing (to earlier dates) any dates upon which payments of principal or interest are due on the AXELs, (ii) reducing the percentage specified in the definition of "Requisite Lenders" in the AXEL Credit
Agreement, or (iii) changing the prepayment provisions of the AXEL Credit Agreement in a manner that disproportionately disadvantages the Lenders relative to the lenders under the AXEL Credit Agreement or confers additional rights on the lenders under the AXEL Credit Agreement which would be adverse to Lenders, without the prior written consent of Requisite Lenders under this Agreement.

     D. Designation of "Designated Senior Debt". Holdings and Company shall not designate any Indebtedness as "Designated Senior Debt" (as defined in the New Sub Debt Indentures or the Junior Subordinated Seller Notes) for purposes of the New Sub Debt Indentures or the Junior Subordinated Seller Notes without the prior written consent of Requisite Lenders.

7.15 Fiscal Year
     -----------

     Holdings and Company shall not change their Fiscal Year-end from the Sunday nearest to November 30.

                                  SECTION 8.
                               EVENTS OF DEFAULT

     If any of the following conditions or events ("Events of Default") shall occur:

8.1  Failure to Make Payments When Due.
     ---------------------------------

     Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within three days after the date due; or

8.2  Default in Other Agreements.
     ---------------------------

     (i) Failure of Holdings or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $5,000,000 or more or with an aggregate principal amount of $10,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Holdings or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3  Breach of Certain Covenants.
     ---------------------------

     Failure of Holdings or Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; provided, however, that such failure with respect to the covenants contained in
--------  -------
subsections 7.1, 7.2, 7.3 and 7.4 shall not constitute an Event of Default for ten days after such failure so long as Company is diligently pursuing the cure of such failure; or

8.4  Breach of Warranty.
     ------------------

     Any representation, warranty, certification or other statement made by Holdings or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Holdings or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5  Other Defaults Under Loan Documents.
     -----------------------------------

     Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Holdings, Company or such Loan Party becoming aware of such default or (ii) receipt by Holdings, Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

8.6  Involuntary Bankruptcy; Appointment of Receiver, etc.
     -----------------------------------------------------

     (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries), and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7  Voluntary Bankruptcy; Appointment of Receiver, etc.
     ---------------------------------------------------

     (i) Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8  Judgments and Attachments.
     -------------------------

     Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5,000,000 or (ii) in the aggregate at any time an amount in excess of $10,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9  Dissolution.
     -----------

     Any order, judgment or decree shall be entered against Holdings or any of its Subsidiaries decreeing the dissolution or split up of Holdings or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10  Employee Benefit Plans.
      ----------------------

      There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Holdings or any of its Subsidiaries in excess of $7,500,000 during the term of this Agreement; or

8.11  Change in Control.
      -----------------

      (i) Holdings shall cease to own 100% of the capital stock of Company; or
(ii) Bain and the Other Investors shall cease to have a presently exercisable right to vote at least 51% of all issued and outstanding equity Securities of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Holdings; or (iii) Bain and the Other Investors shall cease to beneficially own at least 51% of the economic value of Holdings; or (iv) a majority of the members of the Board of Directors of Company shall not be Continuing Directors; or (v) Bain shall (a) cease to have a presently exercisable right to vote more of the issued and outstanding equity Securities of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Holdings than any one of the Other Investors, or (b) cease to beneficially own a greater percentage of the economic value of Holdings than the percentage beneficially owned by any one of the Other Investors; or (vi) the ratio of (a) either (x) the percentage of the issued and outstanding equity Securities of Holdings or (y) the percentage of the economic value of Holdings, in each case held by Bain at any time, to (b) either (x) the percentage of the issued and outstanding equity Securities of Holdings or (y) the percentage of the economic value of Holdings, in each case held by Bain on the Closing Date after giving effect to the Recapitalization Transactions, shall at any time be less than .50:1.0; or (vii) a "Change of Control" under either of the New Sub Debt Indentures shall occur; or

8.12 Invalidity of Guaranties; Failure of Security; Repudiation of Obligations.
     -------------------------------------------------------------------------

     At any time after the execution and delivery thereof, (i) any Guaranty for any reason, other than the satisfaction in full of all Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable) or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby having a fair market value, individually or in the aggregate, exceeding $2,000,000, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or
(iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

8.13 Failure to Consummate Recapitalization or Merger.
     ------------------------------------------------

     The Recapitalization Transactions or the Merger shall not be consummated in accordance with this Agreement and the applicable Related Agreements on the Closing Date, or the Recapitalization Transactions or the Merger shall be unwound, reversed or otherwise rescinded in whole or in part for any reason:

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Holdings and Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the
                                                      --------
foregoing shall not affect
in any way the obligations of Lenders under subsection 3.3C(i) or the obligations of Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(iii).

     Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Collateral Agent pursuant to the terms of the Intercreditor Agreement and shall be applied as therein provided.

     Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause
(ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Holdings or Company, and such provisions shall not at any time be construed so as to grant Holdings or Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.


                                   SECTION 9.
                                     AGENTS

9.1  Appointment.
     -----------

     A. Appointment of Agents. GSCP is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Morgan Guaranty is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. BTCo. is hereby appointed Documentation Agent hereunder. Each Lender hereby authorizes and confirms the appointment by Administrative Agent of Morgan Guaranty as Collateral Agent under the Intercreditor Agreement and each Lender hereby authorizes Collateral Agent to act as its agent in accordance with the terms of the Intercreditor Agreement and the other Loan Documents. Each Agent hereby agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each of Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the date on which Syndication Agent notifies Company that it has concluded its primary syndication of the Loans and Commitments, all obligations of GSCP, in its capacity as Syndication Agent hereunder, shall terminate. BTCo., in its capacity as Documentation Agent, shall have no obligations hereunder.

     B. Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

     In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

     Should any instrument in writing from Holdings, Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Holdings or Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental

Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

9.2  Powers and Duties; General Immunity.
     -----------------------------------

     A. Powers; Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

     B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or on behalf of Holdings or Company to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Holdings or Company or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

     C. Exculpatory Provisions. None of Agents nor any of their respective officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent, in the case of any Agent other than the Collateral Agent, shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) or, in the case of the Collateral Agent, in accordance with the Intercreditor Agreement, and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be) or in accordance with the Intercreditor Agreement, as the case may be, such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents, in the case of any Agent other than the Collateral Agent, in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) or, in the case of the Collateral Agent, in accordance with the Intercreditor Agreement.

     D. Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Holdings, Company or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Holdings and Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3  Representations and Warranties; No Responsibility For Appraisal of Credit
     -------------------------------------------------------------------------
     worthiness.
     ----------

     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

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

9.4  Right to Indemnity.
     ------------------

     Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company or Holdings, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of
                      --------
such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to
           --------
indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided, further, that this sentence shall not be
                            --------
deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso to the immediately preceding sentence.

9.5  Successor Administrative Agent and Swing Line Lender.
     ----------------------------------------------------

     A. Successor Administrative Agent. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent with the consent of Company (which consent shall not be unreasonably withheld). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     B. Successor Swing Line Lender. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of Morgan Guaranty or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and (iii) if so requested by the successor Administrative Agent and Swing Line Lender in accordance with subsection 2.1E, Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit
                                                                        -------
IX annexed hereto, in the principal amount of the Swing Line Loan Commitment
--
then in effect and with other appropriate insertions.

9.6  Collateral Documents and Guaranty.
     ---------------------------------

     Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into the Intercreditor Agreement, and each Lender agrees to be bound by the terms of the Intercreditor Agreement; provided that Administrative Agent shall not enter into or consent to any
--------
material amendment, modification, termination or waiver of the Intercreditor Agreement without the prior consent of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6). Each Lender hereby further authorizes Collateral Agent (and under the terms of the Intercreditor Agreement Collateral Agent is authorized), on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of the Lenders under the Guaranties, and each Lender agrees to be bound by the terms of each Collateral Document and each Guaranty; provided that Collateral Agent shall not enter into or consent to
               --------
any material amendment, modification, termination or waiver of the Intercreditor Agreement without the prior consent of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) ; provided
                                                                      --------
further, however, that, without further written consent or authorization from
-------  -------
Lenders, Collateral Agent may execute any documents or instruments necessary to
(a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or as permitted or required under the Intercreditor Agreement or the Collateral Documents or to which Requisite Lenders (or such other Lenders as may be required to give such consent under subsection 10.6) have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person pursuant to a sale or other disposition permitted hereunder or as permitted under the Intercreditor Agreement or to which Requisite Lenders (or such other Lenders as may be required to give such consent under subsection 10.6) have otherwise consented; provided, however, that nothing in this subsection shall require consent to
--------  -------
release from the Subsidiary Guaranty any Person which, immediately after such sale, shall be a Domestic Subsidiary of Holdings which is obligated to and will enter into the Subsidiary Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Collateral Agent for the benefit of Secured Parties in accordance with the terms thereof, and (Y) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Secured Party may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.


                                  SECTION 10.
                                 MISCELLANEOUS

10.1 Assignments and Participations in Loans and Letters of Credit.
     -------------------------------------------------------------

     A. General. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided
                                                                     --------
that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided,
                                                                  --------
further that no such sale, assignment or transfer described in clause (i) above
-------
shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); provided, further
                                                              --------  -------
that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation; and provided, further that, anything
                                           --------  -------
contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

     B.   Assignments.

          (i) Amounts and Terms of Assignments.  Each Commitment, Loan, Letter
              --------------------------------
     of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent, or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Company and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed); provided that, unless otherwise agreed
                                        --------
     to in writing by Company and Administrative Agent, the assigning Lender shall have, immediately after giving effect to such assignment, not less than an aggregate amount of $5,000,000 in Commitments, Loans and Letter of Credit; and provided further, however, that (x) upon the occurrence and
                 -------- -------  -------
     during the continuance of an Event of Default, or (y) in the case of assignments by GSCP or Morgan Guaranty, or (z) in the case of an assignment of a funded Tranche A Term Loan, an assignment in accordance with this clause (b) may be made without the consent of Company or Administrative Agent, upon the giving of notice to Company and Administrative Agent. To the extent of any such assignment in accordance with either clause (a) or
     (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $500 in the case of assignments pursuant to clause (a) above and assignments by GSCP or Morgan Guaranty, and $2000 in the case of all other assignments and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to
             --------
     the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lenders in accordance with Subsection 2.1E, be issued to the assignee and/or to the assigning

     Lender, substantially in the form of Exhibit IV, Exhibit V or Exhibit VI
                                          ----------  ---------    ----------
     annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Tranche A Term Loan, as the case may be, of the assignee and/or the assigning Lender.

          (ii)   Acceptance by Administrative Agent; Recordation in Register.
                 -----------------------------------------------------------
     Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent has and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company.
     Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

     C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest or fees payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections
10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

     D. Assignments to Federal Reserve Banks and Fund Trustees. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank, and with the consent of Company and Administrative Agent any Lender which is an investment fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to such trustee; provided that (i) no Lender shall, as between Company and such
                 --------
Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

     F. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2 Expenses.
     --------

     Whether or not the transactions contemplated hereby are consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments (requested by or for the benefit of Company), waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Syndication Agent and counsel to Administrative Agent (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments (requested by or for the benefit of Company), waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the reasonable costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Syndication Agent, counsel to Administrative Agent and counsel to Collateral Agent and of counsel providing any opinions that Syndication Agent, Administrative Agent, Collateral Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the reasonable costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or Syndication Agent and their respective counsel) of obtaining and reviewing any appraisals provided for under subsection 6.9C, any environmental audits or reports provided for under subsection 4.1K or 6.9B(ix) and any audits or reports provided for under subsection 6.5B with respect to Inventory and accounts receivable of Holdings and its Subsidiaries; (vi) all the reasonable costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any consultants, advisors and agents employed or retained by Administrative Agent or Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (vii) all other reasonable costs and expenses incurred by Syndication Agent or Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments (requested by or for the benefit of Company), waivers or other modifications thereto and the transactions contemplated thereby; and
(viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Syndication Agent, Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3 Indemnity.
     ---------

     In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby are consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agents (including Collateral Agent) and Lenders, and the officers, partners, directors, trustees, employees, agents and affiliates of any of Agents (including Collateral Agent) and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any
                      --------
Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence, bad faith or willful misconduct of that Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction.

     As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disburse disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties)),
(ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

     To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4 Set-Off; Security Interest in Deposit Accounts.
     ----------------------------------------------

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by Company at any time or from time to time subject to the consent of Collateral Agent, without notice to Company or to any other Person (other than Collateral Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts or payroll accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company which are then due and payable to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not that Lender shall have made any demand hereunder which are then due and payable. Company hereby further grants to Collateral Agent and each Lender a security interest in all deposits and accounts maintained with Collateral Agent or such Lender as security for the Obligations.

     Company, the Lenders and Administrative Agent hereby acknowledge and agree that the provisions of this subsection 10.4 are subject to the provisions of the Intercreditor Agreement. To the extent that any Lender is required pursuant to the provisions of the Intercreditor Agreement to turn over to the Collateral Agent any payments otherwise subject to the provisions of this subsection 10.4, such payments shall not be subject to the provisions of this subsection 10.4.

10.5 Ratable Sharing.
     ---------------

     Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender)
which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if
                                                                --------
all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

     Company, the Lenders and Administrative Agent hereby acknowledge and agree that the provisions of this subsection 10.5 are subject to the provisions of the Intercreditor Agreement. To the extent that any Lender is required pursuant to the provisions of the Intercreditor Agreement to turn over to the Collateral Agent any payments otherwise subject to the provisions of this subsection 10.5, such payments shall not be subject to the provisions of this subsection 10.5.

10.6 Amendments and Waivers.
     ----------------------

     A. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders;

provided that no such amendment, modification, termination, waiver or consent
--------
shall, without the consent of each Lender (with Obligations directly affected in the case of the following clause (i)): (i) extend the scheduled final maturity of any Loan or Note, or waive, reduce or postpone any scheduled repayment set forth in subsection 2.4A, or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date, or reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to subsection 2.2E) or any commitment fees or letter of credit fees payable hereunder, or extend the time for payment of any such interest or fees, or reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit, (ii) amend, modify, terminate or waive any provision of this subsection 10.6, (iii) reduce the percentage specified in the definition of "Requisite Lenders" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of "Requisite Lenders" on substantially the same basis as the Tranche A Term Loan Commitments, the Tranche A Term Loans, the Revolving Loan Commitments and the Revolving Loans are included on the Closing Date), (iv) release all or substantially all of the Collateral or Holdings from the Holdings Guaranty all or substantially all of the Subsidiary Guarantors from the Subsidiary Guaranty except as expressly provided in the Loan Documents, or (v) consent to the assignment or transfer by Company of any of its rights and obligations under this Agreement; provided, further that no such amendment, modification,
                --------  -------
termination or waiver shall (1) increase the Commitments of any Lender over the amount thereof then in effect, or extend the duration thereof, without the consent of such Lender (it being understood that no amendment, modification or waiver of any condition precedent, covenant, Potential Event of Default or Event of Default shall constitute an increase or extension in the Commitment of any Lender, and that no increase in the available portion of any Commitment of any Lender shall constitute an increase in such Commitment of such Lender); (2) amend, modify, terminate or waive any provision of subsection 2.1A(iii) or any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans without the consent of Swing Line Lender; (3) amend the definition of "Requisite Class Lenders" without the consent of Requisite Class Lenders of each Class, or alter the required application of any repayments or prepayments as between Classes pursuant to subsection 2.4B(iv) without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof (although Requisite Lenders may waive, in whole or in part, any mandatory prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered); (4) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in subsection 3.1C without the written concurrence of Administrative Agent and of each Issuing Lender which has a Letter of Credit then outstanding or which has not been reimbursed for a drawing under a Letter of Credit issued it; or (5) amend, modify, terminate or waive any provision of
Section 9 as the same applies to any Agent (including the Collateral Agent), or any other provision of this Agreement as the same applies to the rights or obligations of any Agent (including the Collateral Agent), in each case without the consent of such Agent (including the Collateral Agent).

     B. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7  Independence of Covenants.
      -------------------------

      All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8  Notices.
      -------

      Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Syndication Agent or
                        --------
Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Holdings, Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.9  Survival of Representations, Warranties and Agreements.
      ------------------------------------------------------

      A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

      B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company and Holdings set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10 Failure or Indulgence Not Waiver; Remedies Cumulative.
      -----------------------------------------------------

      No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11  Marshalling; Payments Set Aside.
       -------------------------------

       Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12  Severability.
       ------------

       In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13  Obligations Several; Independent Nature of Lenders' Rights.
       ----------------------------------------------------------

       The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14  Headings.
       --------

       Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15  Applicable Law.
       --------------

       THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW

OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16  Successors and Assigns.
       ----------------------

       This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Holdings' or Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Holdings or Company without the prior written consent of all Lenders.

10.17  Consent to Jurisdiction and Service of Process.
       ----------------------------------------------

       ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY OR HOLDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY AND HOLDINGS, FOR THEMSELVES AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPT GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II)   WAIVE ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO HOLDINGS AND COMPANY AT THEIR ADDRESSES PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

          (IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREE THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREE THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND

       ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.18  Waiver of Jury Trial.
       --------------------

       EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19  Confidentiality.
       ---------------

       Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Company and Holdings that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in swap agreements (provided that such swap counterparties and advisors are advised of
            --------
and agree to be bound by the provisions of this subsection 10.19) or disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal process; provided that, unless specifically
                                       --------
prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided,
                                                                    --------
further that in no event shall any Lender be obligated or required to return any
-------
materials furnished by Holdings or any of its Subsidiaries.

10.20  Counterparts; Effectiveness.
       ---------------------------

       This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.


                 [Remainder of page intentionally left blank]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

          COMPANY:
                         SEALY MATTRESS COMPANY



                         By:  /s/ RONALD H. STOLLE
                              ---------------------------------------------
                              Name:
                              Title:

          HOLDINGS:
                         SEALY CORPORATION



                         By:  /s/ RONALD H. STOLLE
                              ---------------------------------------------
                              Name:
                              Title:

                         Notice Address:
                                          Sealy Corporation
                                          Halle Building, 10th Floor
                                          1228 Euclid Avenue
                                          Cleveland, Ohio  44115
                                          Attention: Ronald Stolle
                                          Telephone:    (216) 522-1310
                                          Facsimile:    (216) 736-8172

                                          with a copy to:

                                          Bain Capital, Inc.
                                          Two Copley Place
                                          Boston, MA  02116
                                          Attention:    Michael Krupka
                                                        Paige Daly
                                          Telephone:    (617) 572-2753
                                                        (617) 572-3261
                                          Facsimile:    (617) 572-3274

                                          and:

                                          Kirkland & Ellis
                                          200 East Randolph Drive
                                          Chicago, IL  60601
                                          Attention:    Linda Riley Myers
                                          Telephone:    (312) 861-2322
                                          Facsimile:    (312) 861-2200

          AGENTS AND LENDERS:

                              GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              individually and as Syndication Agent



                              By:
                                  --------------------------------
                                  Authorized Signatory


                              Notice Address:

                              Goldman Sachs Credit Partners L.P.
                              c/o Goldman, Sachs & Co.
                              85 Broad Street
                              New York, New York  10004
                              Attention: Douglas Hitchner
                              Telephone: 212-902-2004
                              Telecopy:  212-357-1500

                         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, individually and as Administrative Agent



                         By:
                              -------------------------------------
                              Name:
                              Title:

                         Notice Address:

                              Morgan Guaranty of New York
                              60 Wall Street
                              New York, New York  10260
                              Attention: Steve Hannan
                                         Vice President
                              Telephone: (212) 648-7679
                              Telecopy:  (212) 648-5005

                         with a copy to:


                              Morgan Guaranty of New York
                              c/o J.P. Morgan Services Inc.
                              500 Stanton Christiana Road
                              Newark, DE  19713
                              Attention: Nicole Pedicone
                                         Credit Administrator
                              Telephone: (302) 634-1912
                              Telecopy:  (302) 634-4300

                         BANKERS TRUST COMPANY,
                         individually and as Documentation Agent



                         By:  /s/ MARY KAY COYLE
                              -----------------------------------------
                              Name:
                              Title:

                         Notice Address:

                              Bankers Trust
                              130 Liberty Street
                              New York, NY  10006
                              Attention: Mary Kay Coyle
                              Telephone: (212) 250-9074
                              Facsimile: (212) 250-7218

                                SCHEDULE 1.1(i)

                               Addbacks to EBITDA
                               ------------------



     Without duplication:

     (i) MIS Upgrade Expenditures, Year 2000 Expenditures, EITF 97-13 Expenditures and Other MIS Expenditures, in each case to the extent deducted in determining Consolidated Net Income;

     (ii) any bad debt and factoring losses incurred specifically with respect to the bankruptcy of Montgomery Ward;

     (iii) items classified as unusual or nonrecurring gains and losses (including restructuring costs, severance and relocation costs, any one-time expenses related to (or resulting from) any merger, recapitalization or Permitted Acquisition);

     (iv) one-time compensation charges, including any arising from any recapitalization of Holdings' special bonus program or existing stock options, performance share or restricted stock plans resulting from any merger or recapitalization transaction or expensed in any period prior to the consummation of the Merger;

     (v) non-recurring cash restructuring charges incurred in connection with the Recapitalization Transactions and related transactions to the extent deducted in determining Consolidated Net Income; provided
                                                                    --------
            that such charges are incurred on or before December 18, 1998 and do not exceed in the aggregate the sum of (a) premiums paid in connection with the Debt Tender Offer plus (b) $1,000,000;

     (vi) non-recurring cash restructuring charges incurred in connection with Permitted Acquisitions to the extent deducted in determining Consolidated Net Income; and

     (vii)  Bain Management Fees (excluding any portion thereof representing
                                  ---------
            reimbursement of expenses or fees for acquisitions, financings or divestitures) paid during such period under the Bain Advisory Services Agreement, and any Harvard Management Fees (excluding any
                                                                 ---------
            portion thereof representing reimbursement of expenses paid during such period);

     (viii) non-recurring cash charges incurred prior to June 18, 1999 in connection with the relocation of any of Company's facilities and transition expenses related


                                   1.1(i)-1
            thereto, but only to the extent that such non-recurring charges do not exceed $6,000,000; and

     (ix) to the extent deducted in determining Consolidated Net Income, premiums and transaction costs on Existing Subordinated Notes not tendered in the Debt Tender Offer.